CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Transferable Rights to purchase a Unit	1,250,000	N/A	N/A	$0(1)
Units consisting of $625,000,000 aggregate principal amount of 8% Senior Unsecured Notes due 2019 and Warrants to Purchase 21,999,296 shares of Common Stock, par value $0.01 per share, upon exercise of rights	1,250,000	$500	$625,000,000	$72,625(2)
8% Senior Unsecured Notes due 2019 issuable as a component of the Units	$625,000,000(3)	N/A	N/A	$0(4)
Warrants to Purchase Common Stock, par value $0.01 per share, issuable as a component of the Units	21,999,296	N/A	N/A	$0(4)
Common Stock, par value $0.01 per share, underlying the Warrants	21,999,296(5)	$28.41(5)	$625,000,000(5)	$72,625(6)
Total				$145,250(7)

(1)	The Rights are being issued without consideration evidencing the right to subscribe for 1,250,000 Units. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable.

(2)	The registration fee is calculated pursuant to Rule 457(g) based on the subscription price of $500 per Unit.

(3)	Represents the aggregate principal amount of the notes being registered.

(4)	Issued as a component of the Units for no additional consideration.

(5)	Pursuant to Rule 416(a) under the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional shares of Common Stock, par value $0.01 per share, issuable upon exercise of the Warrants resulting from stock splits, stock dividends or similar transactions.

(6)	The registration fee is calculated pursuant to Rule 457(g) based on the exercise price of $28.41 per share.

(7)	Total filing fee calculated pursuant to Rule 457(a) under the Securities Act.

PROSPECTUS SUPPLEMENT (To Prospectus dated October 30, 2014)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-199475

Sears Holdings Corporation

Transferable Rights to Purchase 1,250,000 Units of

$625 Million Aggregate Principal Amount of 8% Senior Unsecured Notes Due 2019 and

Warrants to Purchase 21,999,296 Shares of Common Stock

Issuable Upon Exercise of Rights to Subscribe for Such Units

This prospectus supplement is being furnished to you as a holder of common stock, par value $.01 per share (the “Common Stock”), of Sears Holdings Corporation, or “Sears Holdings,” in connection with the distribution, at no charge, of transferable subscription rights (the “Rights”) by Sears Holdings to each holder of its Common Stock as of 5:00 p.m., New York City time, on October 30, 2014, or the “record date” (the “Rights Offering”). We are distributing to each holder of Common Stock as of the record date one (1) Right for every 85.1872 outstanding shares of Common Stock, except that holders of Sears Holdings’ restricted stock that is unvested as of the record date are expected to receive cash awards in lieu of Rights. Each Right will entitle the holder thereof to purchase, at the holder’s election, at the subscription price of five hundred dollars ($500) (the “Subscription Price”), one (1) unit (each, a “Unit”), consisting of (a) a 8% senior unsecured note due December 15, 2019 (each, a “Note”) in the principal amount of $500 and (b) 17.5994 warrants (each, a “Warrant”), with each Warrant entitling the holder thereof to purchase one share of Common Stock. Holders of Rights may only purchase whole Units in the Rights Offering. The Warrants will be exercisable from their issue date until December 15, 2019 at an exercise price of $28.41 per share, subject to adjustment as described herein.

We are not requiring a minimum overall subscription to complete the Rights Offering. You may subscribe for any or all Units that are not purchased by other stockholders pursuant to the basic subscription right for the Subscription Price pursuant to the over-subscription privilege, although we cannot assure you that we will have sufficient Units available to fill your over-subscription. To the extent you properly exercise your over-subscription privilege for an amount of Units that exceeds the number of the unsubscribed Units allocated to you, the Subscription Agent (as defined below) will return to you any excess subscription payments, without interest, as soon as practicable following the expiration of the Rights Offering. For additional details regarding the allocation process, see “Questions and Answers About the Company and the Rights Offering—What is the over-subscription privilege and how will Units be allocated in the Rights Offering?” and “The Rights Offering—Over-Subscription Privilege.” No fractional rights or units will be distributed or issued.

We have engaged Computershare Inc. and Computershare Trust Company N.A, collectively to serve as the subscription agent (“Subscription Agent”) and Georgeson Inc. as information agent (“Information Agent”) for the Rights Offering. The Subscription Agent will hold in escrow the funds we receive from subscribers until the end of the subscription period or cancellation of the Rights Offering.

The Rights may be exercised at any time during the subscription period, which will commence on November 3, 2014 and end at 5:00 p.m., New York City time, on November 18, 2014 (the “Subscription Period”).

The Rights will expire if they are not exercised prior to the expiration of the Subscription Period, unless the Subscription Period is extended. Sears Holdings may extend the Subscription Period in its sole discretion, although we have no current plans to do so. In addition, Sears Holdings reserves the right to withdraw and cancel the Rights Offering if, at any time prior to its expiration, the board of directors of Sears Holdings determines, in its sole discretion, that the Rights Offering is not in the best interest of Sears Holdings or its stockholders, or that market conditions are such that it is not advisable to consummate the Rights Offering. If Sears Holdings cancels the Rights Offering, the Subscription Agent will return all subscription payments received, without interest, as soon as practicable. We may also amend the Rights Offering at any time and for any reason, although we have no current plans to do so.

Upon the closing of the Rights Offering, the components of the Units will immediately separate from one another such that the Notes and Warrants will constitute separate securities and will be transferable separately. The Units will not be transferable, nor will they be listed on any exchange.

The Rights have been approved for listing on the NASDAQ Global Select Market under the symbol “SHLDZ” (CUSIP Number 812350 148) and we are expected to begin trading on that market on October 31, 2014 with such listing to continue until 4:00 p.m., New York City time, November 13, 2014. Unless the Subscription Period is extended, the Rights will be transferable until November 17, 2014, and the Rights Offering will expire at 5:00 p.m., New York City time, on November 18, 2014. You should carefully consider whether to exercise your Rights before the expiration of the Subscription Period.

The Notes will not be listed for trading on any exchange, but the Notes will be transferable (CUSIP Number 812350 AF3) until three days prior to their maturity.

We have applied to list the Warrants on the NASDAQ Global Select Market under the symbol “SHLDW” (CUSIP Number 812350 155). The Warrants will be transferable. Warrantholders may exercise the Warrants through payment of the exercise price in either cash or Notes, or, if we do not maintain the effectiveness of a registration statement covering the issuance of the underlying shares of Common Stock at the time of exercise of any Warrants, through a “net share settlement” exercise. See “Description of the Warrants—Exercise.”

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “SHLD.” The closing price of our shares of Common Stock on October 29, 2014 was $36.99 per share.

We cannot give you any assurance that a market for the Rights, Notes or Warrants will develop or, if a market does develop, of the prices at which these securities will trade or whether such market will be sustainable throughout the period when the securities are transferable.

Assuming that the Rights Offering is closed and all Rights are subscribed, we expect to receive net proceeds, after deducting fees and expenses, of approximately $621.05 million in the aggregate, which Sears Holdings intends to use for general corporate purposes.

ESL Investments, Inc. and its affiliates, including Edward S. Lampert, or, collectively, “ESL,” beneficially own approximately 48.5% of our outstanding Common Stock as of the date hereof. Mr. Lampert, on behalf of himself and investment funds affiliated with ESL for which he has the power to direct new investments (collectively, the “ESL Funds”), has advised Sears Holdings that he and certain of the ESL Funds intend to exercise their Rights in full, though they have not entered into any agreement to do so. In addition, Fairholme Capital Management, L.L.C., which beneficially owns approximately 23.6% of our outstanding Common Stock as of the date hereof, also has advised Sears Holdings that it expects that certain of its clients will participate in the Rights Offering at levels to be determined, subject to review of the terms and conditions of the Rights Offering and regulatory considerations.

THE EXERCISE OF RIGHTS AND INVESTMENT IN THE NOTES AND WARRANTS AND SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE S-36 OF THIS PROSPECTUS SUPPLEMENT, AS WELL AS THE RISK FACTORS AND OTHER INFORMATION CONTAINED IN ANY DOCUMENTS WE INCORPORATE BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT BEFORE YOU MAKE A DECISION AS TO THE EXERCISE OR TRANSFER OF YOUR RIGHTS.

None of our board of directors, officers, Subscription Agent, Information Agent, Transfer Agent, Trustee or Warrant Agent is making any recommendation regarding whether you should exercise, sell or transfer your Rights pursuant to the Rights Offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense. This prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Rights, Units, Notes and Warrants, and the Common Stock issuable upon exercise of the Warrants nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

The date of this prospectus supplement is October 30, 2014.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

The prospectus is part of a registration statement on Form S-3 (File No. 333-199475) filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement describes the specific details regarding this Rights Offering and the securities offered hereby. It supplements the Sears Holdings Corporation prospectus filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2014, which contains more general information, some of which may not apply to this offering. You should read this prospectus supplement, the accompanying prospectus and the registration statement, together with additional information incorporated by reference herein as described under “Where You Can Find More Information” in this prospectus supplement.

Any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference into the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement subsequently contained in this prospectus supplement or the accompanying prospectus, in any free writing prospectus we may provide to you in connection with this offering or in any document we file (but not furnish) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that also is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus.

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS PROSPECTUS SUPPLEMENT TO THE TERMS “WE,” “US,” “THE COMPANY,” “SEARS HOLDINGS,” OR “SEARS” MEAN SEARS HOLDINGS CORPORATION. UNLESS OTHERWISE INDICATED, REFERENCES IN THIS PROSPECTUS SUPPLEMENT TO FISCAL 2013, FISCAL 2012 AND FISCAL 2011 ARE TO THE COMPANY’S FISCAL YEARS ENDING OR ENDED FEBRUARY 1, 2014, FEBRUARY 2, 2013 AND JANUARY 28, 2012. FISCAL 2012 INCLUDED 53 WEEKS, COMMENSURATE WITH THE RETAIL CALENDAR. FISCAL 2013 AND FISCAL 2011 EACH CONTAINED 52 WEEKS.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated herein by reference, may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “forecast,” “is likely to” and similar expressions or future or conditional verbs such as “will,” “may” and “could” are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement our integrated retail strategy to transform our business; our ability to successfully manage our inventory levels; initiatives to improve our liquidity through inventory management and other actions; competitive conditions in the retail and related services industries; worldwide economic conditions and business uncertainty, including the availability of consumer and commercial credit, changes in consumer confidence and spending, the impact of rising fuel prices, and changes in vendor relationships; vendors’ lack of willingness to provide acceptable payment terms or otherwise restricting financing to purchase inventory or services; possible limits on our access to our domestic credit facility, which is subject to a borrowing base limitation and a springing fixed charge coverage ratio covenant, capital markets and other financing sources, including additional second lien financings, with respect to which we do not have commitments from lenders; our ability to successfully achieve our plans to generate liquidity through potential transactions or otherwise; potential liabilities in connection with the separation of Lands’ End, Inc. and disposition of a portion of our ownership interest in Sears Canada Inc.; our extensive reliance on computer systems, including legacy systems, to implement our integrated retail strategy, process transactions, summarize results, maintain customer, member, associate and Company data, and otherwise manage our business, which may be subject to disruptions or security breaches; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; our dependence on sources outside the United States for significant amounts of our merchandise; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business and the transfer of significant internal historical knowledge to such parties; impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other associates; our ability to protect or preserve the image of our brands; the outcome of pending and/or future legal proceedings, including product liability and qui tam claims and proceedings with respect to which the parties have reached a preliminary settlement; and the timing and amount of required pension plan funding.

While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-3 with the SEC with respect to the securities distributed by Sears Holdings as contemplated by this prospectus supplement. This prospectus supplement is a part of, and does not contain all of the information set forth in, the Registration Statement and the exhibits and schedules to the Registration Statement. For further information, please refer to the Registration Statement, including its exhibits and schedules. Statements made in this prospectus supplement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may read and copy all materials that we file with the SEC, including the Registration Statement and its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, as well as on the Internet website maintained by the SEC at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Information contained on any website referenced in this prospectus supplement does not and will not constitute a part of this prospectus supplement or the Registration Statement on Form S-3.

You may also request a copy of any of our filings with the SEC or the Indenture (as defined herein) or Warrant Agreement (as defined herein) described herein at no cost, by writing or telephoning us at the following address:

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

(847) 286-2500

You should rely only on the information contained in this prospectus supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement, regardless of when furnished to the SEC. We incorporate by reference the following documents we have already filed with the SEC (file number 000-51217 and file number 001-36693) and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, filed with the SEC on March 18, 2014;

•	our Definitive Proxy Statement for Sears Holdings’ 2014 Annual Meeting of Stockholders, filed with the SEC on March 19, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2014, filed with the SEC on May 22, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2014, filed with the SEC on August 21, 2014;

•	our Current Reports on Form 8-K filed with the SEC on February 27, 2014 (except for Item 2.02 and Exhibit 99.1), March 17, 2014, April 3, 2014, April 8, 2014 (except as revised on October 20, 2014), May 2, 2014, May 7, 2014, September 15, 2014, October 2, 2014, October 7, 2014, October 10, 2014, October 15, 2014, October 16, 2014, October 20, 2014 (two filings) and October 22, 2014; and

•	any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus supplement until the completion of the Rights Offering.

SUMMARY

This summary highlights certain information about us and the offering of the Rights, Units, Notes, Warrants and Common Stock issuable upon exercise of the Warrants. It may not contain all of the information you should consider before making your investment decision and is qualified in its entirety by reference to the more detailed information and consolidated historical financial statements appearing elsewhere or incorporated by reference in this prospectus supplement. Before making an investment decision, you should read this prospectus supplement and the accompanying prospectus carefully, including the risks set forth under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, and in the information set forth under the caption “Where You Can Find More Information.”

Sears Holdings Corporation

Sears Holdings is the parent company of Kmart Holding Corporation (“Kmart”) and Sears, Roebuck and Co. (“Roebuck”). Sears Holdings was formed as a Delaware corporation in 2004 in connection with the merger of Kmart and Roebuck on March 24, 2005. Sears Holdings has no independent assets or operations, other than its interests in its subsidiaries. The Common Stock is publicly traded under the symbol “SHLD” on the NASDAQ.

Principal Stockholders

As of the date hereof, ESL beneficially owns approximately 48.5% of the Common Stock.

ESL has advised Sears Holdings that Mr. Lampert and certain of the ESL Funds intend to exercise their subscription rights in full, though they have not entered into any agreement to do so. Although they have not stated any intention to do so, ESL may increase its percentage beneficial ownership of Sears Holdings through the exercise by Mr. Lampert and the participating ESL Funds of their over-subscription privilege, or through private and/or open market purchases of additional Rights, Warrants or Common Stock or otherwise.

Certain investment vehicles affiliated with ESL that collectively hold approximately 4.2% of the Common Stock which is beneficially owned by ESL are liquidating entities that do not make new investments, such as the exercise of the Rights. As such, other affiliates of ESL may purchase the Rights from these entities, such Rights may be sold to third parties in the open market, such Rights may be distributed to underlying investors of such entity, or such Rights may be permitted to expire. Other than with respect to the investment vehicles described above, Mr. Lampert and certain of the ESL Funds intend to exercise their Rights in full, though they have not entered into any agreement to do so.

In addition, Fairholme Capital Management, L.L.C., which beneficially owns approximately 23.6% of our outstanding Common Stock of Sears Holdings as of the date hereof, also has advised Sears Holdings that it expects that certain of its clients will participate in the Rights Offering at levels to be determined, subject to review of the terms and conditions of the Rights Offering and regulatory considerations.

You should not view the intentions of ESL or Mr. Lampert or Fairholme Capital Management, L.L.C. as a recommendation or other indication, by them or any member of the Sears Holdings board of directors, regarding whether the exercise of the Rights or the exercise of the over-subscription privilege is or is not in your best interests.

Risk Factors

As described more fully in the section below entitled “Risks Relating to the Company,” Sears Holdings’ future performance is subject to a number of risk factors that could affect its future performance as well as the value of the securities being issued in connection with the Rights Offering. These factors include, but are not limited to:

•	our ability to offer merchandise and services that our customers want, including our proprietary brand products;

•	our ability to successfully implement initiatives to improve inventory management and other capabilities;

•	competitive conditions in the retail and related services industries;

•	worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships;

•	our ability to successfully implement our plans to enhance our financial flexibility and liquidity to fund our transformation;

•	our ability to access our domestic credit facility, the capital markets and/or other sources of financing;

•	our ability to properly implement and realize the expected benefits from our organizational structure and operating model;

•	our ability to attract, motivate and retain key executives and other associates;

•	the outcome of pending and/or future legal proceedings, including product liability claims and bankruptcy claims, including proceedings with respect to which the parties have reached a preliminary settlement; and

•	the timing and amount of required pension plan funding.

Corporate Information

We were incorporated in Delaware in 2004 and our corporate offices are located at 3333 Beverly Road, Hoffman Estates, Illinois 60179. Our telephone number is (847) 286-2500. Our website address is www.searsholdings.com. None of the information contained on, or that may be accessed through, our websites or any other website identified herein is part of, or incorporated into, this prospectus supplement. All website addresses in this prospectus supplement are intended to be inactive textual references only.

The Rights Offering

This summary highlights some of the information contained in this prospectus supplement. The summary may not contain all of the information that is important to you. You should carefully read the information contained and incorporated by reference in this prospectus supplement in order to understand this offering. Terms defined elsewhere in this prospectus supplement have the same meanings in this summary.

The Rights Offering	We are distributing transferable Rights at no charge to the holders as of the record date of our outstanding Common Stock. We are distributing one (1) Right for every 85.1872 outstanding shares of Common Stock, except that holders of Sears Holdings’ restricted stock that is unvested as of the record date are expected to receive cash awards in lieu of Rights. Each Right will entitle the holder thereof to purchase, at the holder’s election, at the Subscription Price, one (1) Unit, consisting of (a) a Note in the original principal amount of $500 and (b) 17.5994 Warrants, with each Warrant entitling the holder thereof to purchase one share of our Common Stock. (See “—No Fractional Warrants” below for more information.) Each Right entitles the holder to a basic subscription right and an over-subscription privilege, as described below.

Record Date	5:00 p.m., New York City time, on October 30, 2014.

Basic Subscription Right

We are distributing one (1) Right for every 85.1872 shares of our Common Stock. Each Right will entitle the holder thereof to purchase, at the holder’s election, at the Subscription Price, one (1) Unit, consisting of (a) a Note in the original principal amount of $500, and (b) 17.5994 Warrants, with each Warrant entitling the holder thereof to purchase one share of our Common Stock. (See “—No Fractional Warrants” below for more information.) No fractional rights will be distributed.

You may exercise all or a portion of your Rights for whole Units or you may choose not to exercise any of your Rights at all.

Over-Subscription Privilege

If you timely and fully exercise your basic subscription right (including in respect of Rights transferred from others), subject to the terms below, you may also choose to subscribe for any or all of the unsubscribed Units. The number of Units that will be available pursuant to the over-subscription privilege in the Rights Offering will be the number of Units which are not subscribed for pursuant to the basic subscription rights of all stockholders.

If the requests for over-subscription exceed the available Units, each holder who exercises the over-subscription privilege will be allocated a percentage of the remaining Units equal to the percentage that results from dividing (i) the number of basic subscription rights which that holder exercised by (ii) the number of basic subscription rights which all holders who wish to participate in the over-subscription privilege exercised. Such percentage could result in the allocation of more or fewer over-subscription Units than the holder requested to purchase through the exercise of the over-subscription privilege.

If this allocation results in any rights holder receiving a greater number of Units than the rights holder subscribed for pursuant to the exercise of the over-subscription privilege, then such rights holder will be allocated only that number of Units for which the rights holder over-subscribed. Any Units that remain available as a result of the allocation described above being greater than a holder’s over-subscription request will be allocated among all remaining holders who exercised the over-subscription privilege and whose initial allocations were less than the number of Units they requested. This second allocation will be made pursuant to the same formula described above and repeated, if necessary, until all available Units have been allocated or all over-subscription requests have been satisfied in full.

Subscription Price	$500 per Unit. (See “Risk Factors—Risks Relating to the Rights Offering—The Subscription Price determined for the Units may not be an indication of the fair value of the Notes, Warrants or shares of Common Stock issuable upon exercise of the Warrants.”)

Minimum Subscription Amount	Each Right will entitle you to subscribe for one Unit. You may only purchase whole Units.

No Fractional Warrants	We will not issue fractional Warrants. If you would be entitled to receive a fractional number of Warrants upon exercise of the Rights, the total number of Warrants to be issued to you will be rounded down to the nearest whole number.

Certain Material United States Federal Income Tax Considerations

Although the treatment of the receipt of the Rights for U.S. federal income tax purposes is subject to uncertainty:

•    We intend to take the position that the receipt of a Right pursuant to this Rights Offering will not be treated as a taxable distribution for U.S. federal income tax purposes;

•    A holder exercising a Right would be treated as purchasing a Unit for cash in an amount equal to the Subscription Price, and would have a tax basis in a Note and Warrant equal to the amount of such Subscription Price allocated to each and a holding period beginning the day after the exercise;

•    A U.S. Holder would recognize short-term capital gain or loss upon the sale of a Right equal to the amount realized on such sale and the holder’s adjusted tax basis in the Right. A holder should generally have a zero adjusted tax basis in a Right so long as the fair market value of the Rights is less than 15% of the value of such holder’s shares of our Common Stock at the time of the distribution, unless the holder makes a basis allocation election; and

•    No U.S. federal income tax consequences should result from the expiration of a Right without being exercised.

For a detailed discussion of the material U.S. federal income tax considerations relating to the receipt, exercise, sale and expiration of the Rights, see “Certain Material United States Federal Income Tax Considerations.” Stockholders should consult their own tax advisors regarding the U.S. federal, state and local and non-U.S. income, estate and other tax considerations relating to the receipt, exercise, sale and expiration of the Rights in light of their particular circumstances.

Procedure for Exercising Rights

Properly complete the rights certificate. If your Rights are held in “street name” through a broker, dealer, custodian bank or other nominee, as the record holder, then your broker, dealer, custodian bank or other nominee must exercise the basic subscription right and over-subscription privilege, if any, and deliver payment of the aggregate Subscription Price on your behalf. If you wish to exercise the basic subscription right and over-subscription privilege, if any, in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. If your Rights are held in “street name,” you will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that may be before the expiration of the Subscription Period.

Deliver the completed rights certificate, along with the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees), to the Subscription Agent before 5:00 p.m., New York City time, on November 18, 2014, unless the Subscription Period is extended. Please see “The Rights Offering—Payment Methods” below for a discussion of the forms of payment that will be accepted. We recommend that you use insured, registered mail, postage prepaid, return receipt requested. Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO SEARS HOLDINGS CORPORATION.

You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., New York City time, on November 18, 2014 unless such date is extended by us. (See “The Rights Offering—Payment Methods” and “—Subscription Agent” below for more information.)

We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

Revocation and Withdrawal	You may revoke, withdraw or otherwise cancel your previously exercised Rights by ensuring that written notice is received by the Subscription Agent at any time prior to 5:00 p.m., New York City time, on November 17, 2014, the trading day prior to the scheduled expiration date.

Beneficial holders wishing to withdraw their exercise of Rights should contact their broker, dealer, custodian bank or other nominee by 5:00 p.m., New York City time, on November 14, 2014, the second trading day prior to the scheduled expiration date. The nominee holder will then contact the Depository Trust Company to withdraw your exercise of Rights. Your broker, dealer, custodian bank or other nominee must notify the Depository Trust Company of your election to withdraw your exercise of Rights by 5:00 p.m., New York City time, on November 17, 2014, the trading day prior to the scheduled expiration date, and your broker, dealer, custodian bank or other nominee may establish an earlier deadline for you to provide them notice of your intent to withdraw. See “The Rights Offering—Revocation, Withdrawal, or Cancellation of Subscription Rights.”

Transferability of Rights

The Rights will be transferable from the commencement of the Rights Offering until 4:00 p.m., New York City time, on November 17, 2014, the trading day immediately preceding the expiration date of the Rights Offering. You may seek to sell your Rights through normal investment channels.

The Rights have been approved for listing on the NASDAQ Global Select Market under the symbol “SHLDZ” (CUSIP Number 812350 148). Sears Holdings currently expects that the Rights will begin to trade on the NASDAQ on October 31, 2014, and will continue to trade until 4:00 p.m., New York City time, on November 13, 2014, unless Sears Holdings terminates the Rights Offering or extends the Subscription Period.

In addition, you may transfer your Rights through the Subscription Agent as described in this prospectus supplement. See “The Rights Offering—Transferability of Rights.” The Subscription Agent will facilitate sales of the Rights until 5:00 p.m., New York City time, on November 12, 2014, the trading day prior to the expiration of the listing of the Rights on the NASDAQ.

The Rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the Rights will develop or, if a market does develop, of the prices at which the Rights will trade or whether such market will be sustainable throughout the period when the Rights are transferable. Therefore, we cannot assure you that you will be able to sell any of your Rights or as to the value you may receive in a sale. See “The Rights Offering—Transferability of Rights.”

Transferability of Notes	The Notes are transferable, but will not be listed or otherwise trade on any stock exchange. You will only be able to sell your Notes in a private transaction.

Transferability of Warrants	The Warrants will be transferable and we have applied to list the Warrants for trading under the symbol “SHLDW” on the NASDAQ Global Select Market. The Warrants are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the Warrants will develop or, if a market does develop, of the prices at which the Warrants will trade.

Amendment, Extension or Cancellation	We may amend the terms of the Rights Offering, extend the Subscription Period of the Rights Offering, or cancel or withdraw the Rights Offering at any time prior to the expiration date and for any reason. Any extension, amendment or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next trading day after the previously scheduled expiration date.

Use of Proceeds	Assuming that the Rights Offering is closed and the Rights are fully exercised in the Rights Offering, we expect to receive net proceeds, after deducting fees and expenses, of approximately $621.05 million in the aggregate. We intend to use the net proceeds for general corporate purposes.

No Recommendation	None of our board of directors, officers, Subscription Agent, Information Agent, Transfer Agent, Trustee or Warrant Agent is making any recommendation regarding your exercise, sale or transfer of Rights in the Rights Offering or the sale or transfer of the underlying Notes or Warrants or shares of Common Stock issuable upon exercise of the Warrants. Further, we have not authorized anyone to make any recommendation.

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning at page S-36 before you make a decision as to the exercise of your Rights. See also “Where You Can Find More Information” on page S-3.

Subscription Agent	Computershare Inc. and Computershare Trust Company, N.A., collectively

Information Agent	Georgeson Inc.

The Units

This summary highlights some of the information contained in this prospectus supplement. The summary may not contain all of the information that is important to you. You should carefully read the information contained and incorporated by reference in this prospectus supplement in order to understand this offering. The following description summarizes certain terms of the Units, which consist of Notes and Warrants. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes, the Indenture, the Warrants and the Warrant Agreement. We will provide copies of these documents to you upon request.

The Units

We are distributing in the Rights Offering transferable Rights at no charge to the holders as of the record date of our outstanding shares of Common Stock. We are distributing one (1) Right for every 85.1872 outstanding shares of Common Stock, except that holders of Sears Holdings’ restricted stock that is unvested as of the record date are expected to receive cash awards in lieu of Rights. Each Right will entitle the holder thereof to purchase, at the holder’s election, at the Subscription Price, one (1) Unit, consisting of (a) a Note in the original principal amount of $500, and (b) 17.5994 Warrants, with each Warrant entitling the holder thereof to purchase one share of our Common Stock. You may only purchase whole Units in the Rights Offering and no fractional Units will be issued. As a result, if you hold fewer than 86 shares of our Common Stock on the record date, then you will not be able to participate in the Rights Offering. The Warrants will be exercisable from their issue date until December 15, 2019 at an exercise price of $28.41 per share.

In total, we are offering 1,250,000 Units in the Rights Offering. If the Rights are fully exercised in the Rights Offering, the purchase of Units will result in the issuance of $625 million aggregate principal amount of Notes and Warrants to purchase 21,999,296 shares of our Common Stock. We will not issue fractional Warrants. If you would be entitled to receive a fractional number of Warrants upon exercise of the Rights, the total number of Warrants to be issued to you will be rounded down to the nearest whole number.

Transferability of Units	The Units are not transferable, nor will they be listed on any exchange. Upon the closing of the Rights Offering, the Units will immediately separate and the Notes and Warrants will be issued separately and will be transferable separately.

Use of Proceeds	Assuming that the Rights Offering is closed and the Rights are fully exercised in the Rights Offering, we expect to receive net proceeds, after deducting fees and expenses, of approximately $621.05 million in the aggregate. We intend to use the net proceeds for general corporate purposes.

No Recommendation	None of our board of directors, officers, Subscription Agent, Information Agent, Transfer Agent, Trustee or Warrant Agent is making any recommendation regarding your exercise, sale, or transfer of Rights in the Rights Offering or the sale or transfer of the underlying Notes or Warrants or shares of Common Stock issuable upon exercise of the Warrants. Further, we have not authorized anyone to make any recommendation.

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning at page S-36 before you make a decision as to the exercise of your Rights. See also “Where You Can Find More Information” on page S-3.

Subscription Agent	Computershare Inc. and Computershare Trust Company, N.A., collectively

Information Agent	Georgeson Inc.

The Notes

This summary highlights the information contained elsewhere in this prospectus supplement. You should read carefully the following summary together with the more detailed description of the terms of the Notes contained elsewhere in this prospectus supplement. See “Description of the Notes.”

Issuer	Sears Holdings Corporation

Notes	$625 million aggregate principal amount of 8% Senior Unsecured Notes due 2019

CUSIP	812350 AF3

Issue Date	Expected to take place as soon as practicable following expiration.

Maturity Date	December 15, 2019

Interest Rate	The Notes will bear interest at the annual rate of 8% per annum.

Denominations	Upon the exercise of Rights, the Notes will be issued in minimum denominations of $500 and multiples of $500 in excess thereof. The Notes may be sold in minimum denominations of $500 and any integral multiple of $500 in excess thereof under the terms of the Indenture.

Ranking of the Notes

The Notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. However, none of our existing subsidiaries or any of our future subsidiaries will guarantee the Notes, and the Notes will be structurally subordinated to any indebtedness of Sears Holdings’ existing subsidiaries and any of our future subsidiaries. The Notes also will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including our guarantee of outstanding borrowings under the senior secured credit facilities of certain of our subsidiaries and our existing senior secured notes. See “Description of Certain Other Indebtedness” for a description of certain of our and our subsidiaries’ indebtedness.

Optional Redemption	At any time, and from time to time, prior to the maturity date of the Notes, we may redeem the Notes in whole or in part, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but not including, the date of redemption. For more detailed information on the calculation of the redemption price, see “Description of the Notes—Optional Redemption.”

Additional Amounts	All payments in respect of the Notes will be made without withholding or deduction for any taxes or other governmental charges unless withholding or deduction is required by law. To the extent such additional amounts are required to be paid, subject to certain exceptions, we will pay such additional amounts so that the net amount you receive is no less than that you would have received in the absence of such withholding or deduction.

Original Issue Discount	The issue price of a Unit will be allocated between the Note and the Warrants that comprise the Unit based on their relative fair market values. We anticipate that the issue price of the Notes is likely to be less than the face amount of such Notes, and therefore that the Notes will be issued with OID for U.S. federal income tax purposes. U.S. holders will generally be required to include amounts representing such OID in their gross income as it accrues in advance of the receipt of cash payments attributable to such income using the constant yield method, regardless of such holders’ method of accounting for U.S. federal income tax purposes. See “Certain Material United States Federal Income Tax Considerations.” Notwithstanding the aforementioned tax treatment, the amount of the Notes outstanding, for non-tax purposes, shall be equal to the aggregate principal face amount of such Notes outstanding at any such time, without giving effect to the tax treatment or accounting standards used in respect thereof (including any discount thereto).

Certain Covenants	We will issue the Notes under an indenture that, among other things, will limit Sears Holdings’ ability to consolidate, merge or sell all or substantially all of its properties or assets. See “Description of the Notes—Consolidation, Merger or Sale of Assets.”

Further Issuances	The indenture will not limit the amount of other indebtedness that we may incur. We may, from time to time, without the consent of the holders of the Notes, create and issue under the indenture additional debt securities in an unlimited aggregate principal amount, including additional notes of the same series as, and with terms substantially identical to, those of the Notes offered hereby (except the issue date, the public offering price and, if applicable, the initial interest accrual date and the initial interest payment date). Any additional debt securities issued may rank equally in right of payment with the Notes offered in this offering, and any additional debt securities of the same series as the Notes being offered in this offering would be consolidated, and form a single series, with the Notes being offered in this offering.
Form and Denomination	The Notes will be (i) represented by one or more permanent global certificates deposited with the trustee as custodian for the Depository Trust Company (“DTC”) or (ii) for record holders of Common Stock, either (A) represented by one or more certificates in the name under which each such record holders holds our Common Stock or (B) in uncertificated book-entry form, record of which will be maintained by the Notes registrar.

Transferability	The Notes will be transferable from their issuance. However, the Notes will not be listed for trading on any stock exchange.

Absence of a Public Market	The Notes are new securities and there is no established trading market for the Notes. Accordingly, there can be no assurances as to the development or liquidity of any market for the Notes. See “Risk Factors—Risks Relating to the Rights Offering—You may not be able to resell any of the Notes or Warrants that you purchase pursuant to the exercise of Rights immediately upon expiration of the Subscription Period.”

Trustee	Computershare Trust Company, N.A.

Registrar	Computershare Trust Company, N.A.

Governing Law	The Notes and the indenture under which they will be issued will be governed by the laws of the State of New York.

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning at page S-36 before you make a decision as to the exercise of your Rights. See also “Where You Can Find More Information” on page S-3.

The Warrants

This summary highlights the information contained elsewhere in this prospectus supplement. You should read carefully the following summary together with the more detailed description of the terms of the Warrants contained elsewhere in this prospectus supplement. See “Description of the Warrants.”

Issuer	Sears Holdings Corporation

Warrants	21,999,296 Warrants to Purchase 21,999,296 Shares of Common Stock

CUSIP	812350 155

Number of Shares for which Initially Exercisable	One share of Common Stock per Warrant.

No Fractional Warrants	We will not issue fractional Warrants. If you would be entitled to receive a fractional number of Warrants upon exercise of the Rights, we will round down the total number of Warrants to be issued to you to the nearest whole number.

Exercise Price

$28.41 per share, subject to certain adjustments in connection with a stock split, stock dividend, subdivision, combination, repurchase, or reclassification of shares of our Common Stock or certain distributions.

The Warrants will be exercisable with either (i) cash or (ii) Notes, subject to compliance with applicable procedures with respect to the delivery of the Warrants and Notes; provided that if we do not maintain the effectiveness of a registration statement covering the issuance of the underlying shares of Common Stock at the time of exercise of any Warrants, the holders will be able to exercise their Warrants only on a net share settlement basis in return for no consideration other than the Warrants themselves pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9). See “Description of the Warrants—Exercise” for more information.

Exercise Period	Subject to applicable laws and regulations, the Warrants may be exercised at any time starting on the date of issuance until 5:00 p.m., New York City time, on or before December 15, 2019. (See “Description of the Warrants—Exercise” for more information.)

Anti-dilution Adjustments	The Warrants will be adjusted as necessary to protect holders from the dilutive effects of (a) subdivisions, reclassifications, combinations and similar transactions, (b) certain repurchases of Common Stock at a price above the market price for our Common Stock and (c) dividends and other distributions of assets or other securities (excluding any regular periodic cash dividend) and the effects of Business Combinations (as defined below).

Non-redeemable	The Warrants are non-redeemable.

Rights Prior to Exercise	The holders of the Warrants will not have voting rights or other rights as a stockholder unless and until (and then only to the extent) the Warrants have been exercised.

Use of Proceeds	Assuming that (a) the Rights Offering is fully subscribed and (b) all Warrants issued in the Rights Offering are fully exercised for cash, we would receive additional proceeds of approximately $625 million in the aggregate. We intend to use any proceeds for general corporate purposes.

Transferability	The Warrants will be transferable when issued. We have applied to list the Warrants for trading under the symbol “SHLDW” on the NASDAQ Global Select Market.

Certain Material United States Federal Income Tax Considerations

The tax basis of each Warrant will equal the amount of Subscription Price allocated to the Warrants, increased by the amount of any tax basis in the shares of our Common Stock allocated to the Rights. The holding period of a Warrant will generally begin at the time the Unit is purchased. No gain or loss will be recognized by a holder of a Warrant upon the exercise of the Warrant. Upon the sale of a Warrant, the U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized from such sale and the holder’s adjusted tax basis in the Warrant. A U.S. Holder who allows a Warrant to expire without being exercised will be treated as having disposed of the Warrant in a taxable exchange on the date of expiration and accordingly will recognize loss equal to the holder’s tax basis in the Warrant.

For a detailed discussion of the material U.S. federal income tax considerations relating to the exercise, sale and expiration of a Warrant, see “Certain Material United States Federal Income Tax Considerations.” Stockholders should consult their own tax advisors regarding the U.S. federal, state and local and non-U.S. income, estate and other tax considerations relating to exercise, sale and expiration of a Warrant in light of their particular circumstances, as well as the possibility and impact of a deemed dividend that may occur in certain circumstances.

Maintenance of Registration Statement	We have agreed to use our commercially reasonable efforts to keep a registration statement effective covering the issuance of the Common Stock issuable upon the exercise of the Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Warrants, holders will be able to exercise their Warrants only on a net share settlement basis in return for no consideration other than the Warrants themselves pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9).

Absence of a Public Market	The Warrants are new securities and there is no established trading market for the Warrants. Accordingly, there can be no assurances as to the development or liquidity of any market for the Warrants.

Warrant Agent	Computershare Inc. and Computershare Trust Company, N.A., collectively

Governing Law	The Warrants and the warrant agreement under which they will be issued will be governed by the laws of the State of New York.

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning at page S-36 before you make a decision as to the exercise of your Rights. See also “Where You Can Find More Information” on page S-3.

The Common Stock

This summary highlights some of the information contained in this prospectus supplement. The summary may not contain all of the information that is important to you. You should carefully read the information contained and incorporated by reference in this prospectus supplement in order to understand this offering. Terms defined elsewhere in this prospectus supplement have the same meanings in this summary.

Issuance of Common Stock	If you are a holder of record of our Common Stock and you exercise your Warrants to purchase Common Stock, we will issue a direct registration account statement representing those shares to you as soon as practicable after the exercise of the Warrants. If your shares are held through a broker, dealer, custodian bank or other nominee and you purchase shares of Common Stock through exercising Warrants, your account at your nominee will be credited with your new shares as soon as practicable following the exercise of your Warrants.

Listing of Shares of Common Stock	Shares of our Common Stock trade on the NASDAQ Global Select Market under the symbol “SHLD.”

Shares of Common Stock Outstanding	As of the date of this prospectus supplement, 106,482,832 shares of our Common Stock are outstanding.

Shares Outstanding After Completion of the Rights Offering	We will not issue any shares of Common Stock directly in the Rights Offering; however, we will issue up to 21,999,296 Warrants, each of which may be exercised for a share of Common Stock. Based on the number of shares of Common Stock outstanding as of the date of this prospectus supplement, if all Warrants being offered were both subscribed for and exercised, we would have 128,482,128 shares of Common Stock outstanding following the completion of the exercise period for the Warrants.

No Recommendation	None of our board of directors, officers, Subscription Agent, Information Agent, Transfer Agent, Trustee or Warrant Agent is making any recommendation regarding your exercise, sale or transfer of Rights in the Rights Offering or the sale, transfer or exercise of the underlying Notes or Warrants or shares of Common Stock issuable upon exercise of the Warrants. Further, we have not authorized anyone to make any recommendation.

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning at page S-36 before you make a decision as to the exercise of your Rights. See also “Where You Can Find More Information” on page S-3.

Sears Holdings Corporation

Summary Unaudited Pro Forma Consolidated Financial Information

On October 16, 2014, Sears Holdings sold 17,741,508 common shares of Sears Canada Inc. (“Sears Canada”) to ESL pursuant to the previously announced rights offering to effect the distribution of up to 40,000,000 common shares of Sears Canada. ESL exercised its pro rata portion of the subscription rights pursuant to the exercise of basic subscription rights. Accordingly, Sears Holdings sold a total of 17,741,508 common shares of Sears Canada to ESL.

The following summary of the Unaudited Pro Forma Consolidated Financial Information presents certain items presented in the Unaudited Pro Forma Consolidated Financial Information included in the Current Report on Form 8-K of Sears Holdings filed on October 20, 2014 (the “Pro Forma 8-K”), incorporated by reference into this prospectus supplement. The following information should be read in conjunction with the Pro Forma 8-K, which contains unaudited pro forma consolidated financial statements and accompanying notes, and should also be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Sears Holdings’ Form 10-K for the fiscal year ended February 1, 2014 and the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Sears Holdings’ Form 10-Q for the quarterly period ended August 2, 2014, each incorporated by reference into this prospectus supplement.

The following unaudited pro forma consolidated statements of operations of Sears Holdings for the fiscal year ended February 1, 2014 and for the 26 weeks ended August 2, 2014 are presented as if the Sears Canada rights offering had occurred as of February 3, 2013. The following unaudited pro forma condensed consolidated balance sheet as of August 2, 2014 assumes that the Sears Canada rights offering occurred on August 2, 2014.

The statements are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what Sears Holdings’ financial position and results of operations actually would have been had the Sears Canada rights offering occurred on the dates indicated, or to project Holdings’ financial performance for any future period.

The Historical column in the Unaudited Pro Forma Consolidated Statement of Operations and in the Unaudited Pro Forma Consolidated Balance Sheet reflect the Holdings’ historical financial statements for the periods presented and does not reflect any adjustments related to the Sears Canada rights offering and related events. See “Capitalization.”

The information in the Lands’ End Separation column in the Unaudited Pro Forma Consolidated Statements of Operations were derived from the Lands’ End business of Holdings’ historical financial statements for the periods presented. The separation of Lands’ End Inc. occurred on April 4, 2014 and therefore is already reflected in the Historical column of the Unaudited Pro Forma Consolidated Balance Sheet.

The information in the Sears Canada Disposition column in the Unaudited Pro Forma Consolidated Statement of Operations and the Unaudited Pro Forma Consolidated Balance Sheet were derived from the Sears Canada segment of Holdings’ historical financial statements for the periods presented. On October 15, 2014, Sears Holdings announced the rights offering to effect the distribution of up to 40,000,000 common shares of Sears Canada.

The Other column in the Unaudited Pro Forma Consolidated Statements reflects pro forma adjustments which are further described in the accompanying notes on the Form 8-K filed by the Company on October 20, 2014, which is incorporated by reference into this prospectus supplement.

The Unaudited Pro Forma Consolidated Statements of Operations do not reflect the gain anticipated to be recognized as a result of changing from consolidation to equity method of accounting for investment in Sears Canada upon completion of the Sears Canada rights offering.

Summary Selected Unaudited Pro Forma Consolidated Statement of Operations

Fiscal Year Ended February 1, 2014

millions, except per share data	Historical	Lands’ End Separation	Sears Canada Disposition	Other	Pro Forma Holdings Operations
Merchandise sales and services	$36,188	$(1,563)	$(3,796)	$—	$30,829

Net loss attributable to shareholders	$(1,365)	$(79)	$(241)	$166	$(1,519)

Basic loss per share	$(12.87)				$(14.32)
Diluted loss per share	$(12.87)				$(14.32)

26 Weeks Ended August 2, 2014

millions, except per share data	Historical	Lands’ End Separation	Sears Canada Disposition	Other	Pro Forma Holdings Operations
Merchandise sales and services	$15,892	$(222)	$(1,477)	$—	$14,193

Net loss attributable to shareholders	$(975)	$(4)	$51	$(33)	$(961)

Basic loss per share	$(9.17)				$(9.04)
Diluted loss per share	$(9.17)				$(9.04)

Summary Selected Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of August 2, 2014

millions	Historical	Sears Canada Disposition	Other	Pro Forma Holdings Operations
Total assets	$16,438	$(1,930)	$486	$14,994
Long-term debt and capitalized lease obligations, including current portion	$2,900	$(42)	$—	$2,858

QUESTIONS AND ANSWERS ABOUT THE COMPANY AND THE RIGHTS OFFERING

Set forth below are examples of what we anticipate will be commonly asked questions about the Rights Offering and the transactions contemplated thereby. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement contains more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the securities offered thereunder, and our business.

Exercising the rights and investing in our Notes and Warrants involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page S-36 of this prospectus supplement, and all other information in this prospectus supplement in its entirety before you decide whether to exercise your rights.

What is the Rights Offering?

We are distributing in the Rights Offering transferable Rights at no charge to the holders as of the record date of our outstanding shares of Common Stock. We are distributing one (1) Right for every 85.1872 outstanding shares of Common Stock as of the record date, except that holders of Sears Holdings’ restricted stock that is unvested as of the record date are expected to receive cash awards in lieu of Rights. Each Right entitles the holder to a basic subscription right and an over-subscription privilege, as described below. Each basic subscription right will entitle the holder thereof to purchase, at the holder’s election, at the Subscription Price, one (1) Unit, consisting of (a) a Note in the original principal amount of $500 and (b) 17.5994 Warrants, with each Warrant entitling the holder thereof to purchase one share of our Common Stock. See “—Is there a minimum subscription amount to participate in the Rights Offering?” for additional information.

What is the basic subscription right?

Holders of the basic subscription rights will have the opportunity to purchase from Sears Holdings, in the aggregate, 1,250,000 Units, each Unit consisting of (a) a Note in the original principal amount of $500 and (b) 17.5994 Warrants, with each Warrant entitling the holder thereof to purchase one share of our Common Stock. The subscription price will be $500 per Unit. Sears Holdings has granted to stockholders of record on the record date one subscription right for every 85.1872 shares of Common Stock owned at that time. Each Right may only be exercised for one Unit. We will not issue fractional Warrants. If you would be entitled to receive a fractional number of Warrants upon exercise of the Rights, we will round down the total number of Warrants to be issued to you to the nearest whole number. For example: If you were to acquire 27 Units, you would receive 475 Warrants (27 × 17.5994, rounded down to the nearest whole number).

We determined the number of shares required to receive one subscription right by dividing the number of shares of Common Stock expected to be outstanding on the record date by the number of Units which are to be sold by Sears Holdings pursuant to the Rights Offering. Accordingly, each subscription right allows the holder thereof to subscribe for one Unit at the cash price of $500 per Unit. We will not issue fractional Rights, and will instead round down to the nearest whole Right. As an example, if you owned 200 shares of Common Stock on the record date, you would receive two Rights pursuant to your basic subscription right (200 ÷ 85.1872, rounded down to the nearest whole number) that would entitle you to purchase two Units at a subscription price of $500 per Unit.

You may exercise all or a portion of your basic subscription right or you may choose not to exercise any Rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase Units pursuant to the over-subscription privilege.

If you are a registered holder of Common Stock, the number of Units you may purchase pursuant to your basic subscription right will be indicated on the rights certificate that you receive.

If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of DTC, you will not receive a rights certificate. Instead, DTC will electronically issue one Right to your nominee record holder for every 85.1872 shares of Common Stock that you own as of the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

Is there a minimum subscription amount to participate in the Rights Offering?

Yes. You may only purchase whole Units in the Rights Offering at the subscription price of $500 per Unit. Accordingly, $500 is the minimum subscription amount. We are distributing one Right for every 85.1872 shares of our Common Stock (that is, for each share of Common Stock that you own, there is a corresponding equivalent of 0.0117 of a Right except that no fractional Rights are being distributed). For example: If you own 1800 shares of Common Stock, you would receive 21 rights entitling you to subscribe for 21 Units (1800 ÷ 85.1872, rounded down to the nearest whole number). If you hold fewer than 86 shares of our Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering.

What is the over-subscription privilege and how will Units be allocated in the Rights Offering?

If you purchase all Units available to you pursuant to your basic subscription rights, you may also choose to purchase a portion of any Units that other holders of Rights do not purchase through the exercise of their basic subscription rights. Only holders who fully exercise all of their basic subscription rights, after giving effect to any purchases or sales of Rights prior to the time of such exercise, may participate in the over-subscription privilege. If you wish to exercise your over-subscription privilege, you must indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege, and provide payment as described below.

Units will be allocated in the Rights Offering as follows:

•	First, Units will be allocated to holders of rights who exercise their basic subscription rights at a ratio of one Unit per exercised subscription right.

•	Second, any Units that were eligible to be purchased in the Rights Offering but for which holders do not subscribe pursuant to the basic subscription right will be allocated among the holders of rights who exercise the over-subscription privilege, in accordance with the following formula:

•	Each holder who exercises the over-subscription privilege will be allocated a percentage of the remaining Units equal to the percentage that results from dividing (i) the number of basic subscription rights which that holder exercised by (ii) the number of basic subscription rights which all holders who wish to participate in the over-subscription privilege exercised. Such percentage could result in the allocation of more or fewer over-subscription Units than the holder requested to purchase through the exercise of the over-subscription privilege.

•	For example, if Stockholder A holds 200 Rights and Stockholder B holds 300 Rights and they are the only two stockholders who exercise the over-subscription privilege, Stockholder A will be allocated 40% and Stockholder B will be allocated 60% of all remaining Units. (Example A)

•	Third, if the allocation of remaining Units pursuant to the formula described above in the second step would result in any holder receiving a greater number of Units than that holder subscribed for pursuant to the over-subscription privilege, then such holder will be allocated only that number of Units for which the holder over-subscribed.

•	For example, if Stockholder A is allocated 100 Units pursuant to the formula described above but subscribed for only 40 additional Units pursuant to the over-subscription privilege, Stockholder A’s allocation would be reduced to 40 Units. (Example B)

•	Fourth, any Units that remain available as a result of the allocation described above being greater than a holder’s over-subscription request (the 60 additional Units in Example B above) will be allocated among all remaining holders who exercised the over-subscription privilege and whose initial allocations were less than the number of Units they requested. This second allocation will be made pursuant to the same formula described above and repeated, if necessary, until all available Units have been allocated or all over-subscription requests have been satisfied in full.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the Rights Offering expires, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that could be available to you at the time you exercise your basic subscription rights (i.e., the aggregate payment for both your basic subscription right and for all additional Units you desire to purchase pursuant to your over-subscription request). See “The Rights Offering—Over-Subscription Privilege.” Any excess subscription payments received by the Subscription Agent, including payments for additional Units you requested to purchase pursuant to the over-subscription privilege but which were not allocated to you, will be returned, without interest, promptly following the expiration of the Rights Offering.

Fractional Units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole Unit. Computershare Inc. and Computershare Trust Company, N.A., collectively, our Subscription Agent for the Rights Offering, will determine, in its sole discretion, the over-subscription allocation based on the formula described above.

Why is Sears Holdings conducting the Rights Offering?

Over the past several months, Sears Holdings has explored various options for evolving the Company’s capital structure and enhancing its financial flexibility. The Sears Holdings’ board of directors determined that raising capital through a Rights Offering is in the best interests of Sears Holdings and its stockholders.

How was the subscription price determined?

In determining the aggregate exercise price, the board of directors of Sears Holdings considered, among other things, (i) that the structure of the Rights Offering treats all stockholders of Sears Holdings equally through a distribution of transferable subscription rights on a pro rata basis to all stockholders; (ii) Sears Holdings’ liquidity needs and the aggregate amount of proceeds to be paid to Sears Holdings pursuant to the Rights Offering if the Rights Offering were fully subscribed; (iii) the desirability of the Rights Offering relative to other potential methods of raising capital; and (iv) the presentations by Sears Holdings’ management and the information provided to the board of directors regarding the business plan and proposed debt capitalization for Sears Holdings, including the Notes to be issued hereunder. See “Determination of Subscription Price.”

The Sears Holdings board of directors determined that the aggregate exercise price for the Units being distributed in the Rights Offering is $625 million and established the exercise price for the Warrants based upon the last reported sale price of the Common Stock on October 17, 2014, the last trading day prior to the determination by the board of directors. There can be no assurance that the aggregate value of the Note and Warrants issued pursuant to a Unit will trade at prices near or above the subscription price after the date of this prospectus supplement. You should not consider the subscription price to be an indication of the price at which the Note and Warrants will trade following the Rights Offering.

Am I required to exercise all of the Rights I receive in the Rights Offering?

No. You may exercise any number of your Rights or you may choose not to exercise any Rights. If you do not exercise any Rights, you will not receive any Notes or Warrants. In addition, if you do not fully exercise all your basic subscription rights, after giving effect to any purchases or sales of Rights by you prior to such exercise, you will not be entitled to participate in the over-subscription privilege, and you may be subject to adverse tax consequences. See “—Certain Material United States Federal Income Tax Considerations”

How soon must I act to exercise my Rights?

If you received a rights certificate and elect to exercise any or all of your Rights, the Subscription Agent must receive your completed and signed rights certificate and payments before the Rights Offering expires on November 18, 2014, at 5:00 p.m., New York City time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Rights. Although Sears Holdings may, in its discretion, extend the expiration date of the Rights Offering, it currently does not intend to do so. In addition, Sears Holdings may cancel or withdraw the Rights Offering in its discretion. If the Rights Offering is cancelled, all subscription payments received will be returned, without interest, as soon as practicable.

Although we will make reasonable attempts to provide this prospectus supplement to Sears Holdings stockholders, the Rights Offering and all Rights will expire on the expiration date, whether or not we have been able to locate each person entitled to Rights.

May I transfer my Rights?

Yes. The Rights are transferable during the course of the Subscription Period. As a result, you may transfer or sell your Rights if you do not want to exercise them to purchase Units. The Rights have been approved for listing under the symbol SHLDZ on the NASDAQ Global Select Market. Sears Holdings currently expects that the Rights will begin to trade on the NASDAQ on October 31, 2014, and will continue to trade until 4:00 p.m., New York City time, on November 13, 2014, unless Sears Holdings terminates the Rights Offering or extends the Subscription Period. See “The Rights Offering—Transferability of Rights.” However, the Rights are a new issue of securities with no prior trading market, and we cannot provide you with any assurances as to the liquidity of any trading market for the Rights or the market value of the Rights.

If you hold your shares through a broker, custodian bank or other nominee, you may sell your Rights by contacting your broker, custodian bank or other nominee prior to 4:00 p.m., New York City time, on November 13, the third trading day preceding the expiration date of this Rights Offering. To sell your Rights, in addition to any other procedures your broker, custodian bank or other nominee may require, you must deliver your order to sell to your broker, custodian bank or other nominee such that it will be actually received prior to 4:00 p.m., New York City time, on November 13, 2014, the third trading day prior to the expiration date of this Rights Offering. If you are a record holder of a subscription rights certificate, you may take your subscription rights certificate to a broker who can sell your Rights for you. To do so, you must deliver your properly executed subscription rights certificate, with appropriate instructions, and any additional documentation required by the broker. Commissions and applicable taxes or broker fees may apply if you sell your Rights.

In addition, you may transfer your Rights through the Subscription Agent as described in this prospectus supplement. See “The Rights Offering—Transferability of Rights.” The Subscription Agent will facilitate sales of the Rights until 5:00 p.m., New York City time, on November 12, 2014, the trading day prior to the expiration of the listing of the Rights on the NASDAQ. Commissions and applicable taxes or broker fees may apply if you sell your subscription rights through the Subscription Agent.

What is the effect of transferring Rights?

You may transfer or sell your Rights if you do not want to exercise them to purchase Units consisting of a Note and Warrants. However, if you transfer all or a portion of your Rights, you will be unable to purchase Units with such rights. In addition, if you transfer all or a portion of your Rights, you will not be entitled to exercise the over-subscription privilege with respect to the portion of your rights so transferred.

What is the effect of purchasing Rights?

The Rights are transferable during the course of the Subscription Period. However, the Rights are a new issue of securities with no prior trading market, and we cannot provide you with any assurances as to the liquidity of the trading market for the Rights or the market value of the Rights after your purchase. Additionally, if Sears Holdings cancels the Rights Offering, the Rights will be void, of no value and will cease to be exercisable for Units. If you purchase Rights during the Subscription Period and Sears Holdings cancels the Rights Offering, you will lose the entire purchase price paid to acquire such Rights in the market. However, any subscription payments received by the Subscription Agent will be returned to you, without interest, as soon as practicable. See “Risk Factors—Risks Relating to the Rights Offering—Because we may terminate or cancel the Rights Offering at any time, your participation in the Rights Offering is not assured.”

Have any stockholders indicated that they will exercise their rights?

Yes. ESL, which beneficially owns approximately 48.5% of our outstanding Common Stock as of the date hereof, has advised Sears Holdings that Mr. Lampert and certain of the ESL Funds currently intend to exercise their rights under the basic subscription right in full, though they have not entered into any agreement to do so.

In addition, Fairholme Capital Management, L.L.C., which beneficially owns approximately 23.6% of our outstanding Common Stock as of the date hereof, also has advised Sears Holdings that it expects that certain of its clients will participate in the Rights Offering at levels to be determined, subject to review of the terms and conditions of the Rights Offering and regulatory considerations.

Are there any conditions to closing the Rights Offering?

No. Sears Holdings’ obligation to close the Rights Offering and to distribute the Units subscribed for in the Rights Offering is not conditioned upon the satisfaction or waiver of any conditions. However, Sears Holdings reserves the right to withdraw and cancel the Rights Offering if, at any time, the board of directors of Sears Holdings determines, in its sole discretion, that the offering is not in the best interest of Sears Holdings or its stockholders, or that market conditions are such that it is not advisable to consummate the Rights Offering.

Can Sears Holdings amend the terms of, cancel or extend the Rights Offering?

Although we do not intend to do so, we may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period. In addition, Sears Holdings has the right to withdraw and cancel the Rights Offering if, at any time prior to its expiration, the board of directors of Sears Holdings determines, in its sole discretion, that the Rights Offering is not in the best interest of Sears Holdings or its stockholders, or that market conditions are such that it is not advisable to consummate the Rights Offering. If the Rights Offering is cancelled, any money received from subscribing stockholders will be returned, without interest, as soon as practicable. If Sears Holdings cancels the Rights Offering, the Rights will be void, of no value and will cease to be exercisable for Units. If you purchase rights during the Subscription Period and Sears Holdings cancels the Rights Offering, you will lose the entire purchase price paid to acquire such Rights in the market. However, any subscription payments received by the Subscription Agent will be returned to you, without interest, as soon as practicable. Sears Holdings may also extend the Subscription Period, although we do not currently intend to do so.

You should discuss with your tax advisor the tax consequences of receiving Rights if Sears Holdings subsequently cancels the Rights Offering.

How will I be notified if the Rights Offering is extended, amended or terminated?

Any extension, amendment or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next trading day after the previously scheduled expiration date. For more information regarding notification of extensions, amendments or the termination of the Rights Offering, see “The Rights Offering—Amendment, Extension or Cancellation.”

Will Sears Holdings’ officers and directors be able to exercise their Rights?

Sears Holdings’ officers and directors that hold shares of Common Stock, excluding shares of Sears Holdings’ restricted stock that are unvested as of the record date, may participate in the Rights Offering at the same subscription price per share as all other holders of Rights, but none of our officers or directors is obligated to participate.

Holders of Sears Holdings’ restricted stock that is unvested as of the record date are expected to receive a cash award, to be paid on the applicable vesting date, in lieu of any right such holder may have to receive Rights with respect to such unvested restricted stock. Such cash awards will represent the right to receive, on the applicable vesting date, a cash payment from Sears Holdings equal to the value of the Rights that would have been distributed to such holder had such holder’s unvested restricted stock been unrestricted shares of Common Stock, calculated on the basis of the volume-weighted average trading price per subscription right for the 10 trading-day period beginning on the first day on which the Rights trade on the NASDAQ Global Select Market. The Rights are expected to begin to trade on the NASDAQ Global Select Market on October 31, 2014.

Edward S. Lampert is the Chairman of the Board and Chief Executive Officer of Sears Holdings and Chairman and Chief Executive Officer of ESL. Mr. Lampert has advised Sears Holdings that he and certain of the ESL Funds intend to exercise their Rights in full, though they have not entered into any agreement to do so. You should not view the intentions of ESL or Mr. Lampert as a recommendation or other indication, by them or any member of the Sears Holdings board of directors, regarding whether the exercise of the Rights or the over-subscription privilege is or is not in your best interests. See “The Rights Offering—Principal Stockholder.”

Has the Sears Holdings board of directors made a recommendation to Sears Holdings stockholders regarding the Rights Offering?

None of our board of directors, officers, Subscription Agent, Information Agent, Transfer Agent, Trustee or Warrant Agent is making any recommendation regarding your exercise, sale or transfer of Rights in the Rights Offering or the sale or transfer of the underlying Notes or Warrants or shares of Common Stock issuable upon exercise of the Warrants. Further, we have not authorized anyone to make any recommendation.

You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in this prospectus supplement. See “Risk Factors” for a discussion of some of the risks involved in investing in the securities being offered under the Rights Offering.

ESL beneficially owns approximately 48.5% of our outstanding shares of Common Stock as of the date hereof. Edward S. Lampert is the Chairman of the Board and Chief Executive Officer of Sears Holdings and Chairman and Chief Executive Officer of ESL. You should not view the intentions of ESL or Mr. Lampert as a recommendation or other indication, by them or any member of the Sears Holdings board of directors, regarding whether the exercise of the Rights is or is not in your best interests.

How do I exercise my Rights if I am a registered holder of Common Stock?

If you are a registered holder of Common Stock and you wish to participate in the Rights Offering, you must take the following steps:

•	deliver payment (as set forth below) to the Subscription Agent before 5:00 p.m., New York City time, on November 18, 2014; and

•	deliver a properly completed and duly executed rights certificate to the Subscription Agent before 5:00 p.m., New York City time, on November 18, 2014.

In certain cases, you may be required to provide additional documentation or signature guarantees. Please follow the delivery instructions on the rights certificate.

DO NOT DELIVER SUBSCRIPTION DOCUMENTS, THE RIGHTS CERTIFICATE OR PAYMENT TO SEARS HOLDINGS CORPORATION.

The risk of delivery to the Subscription Agent of your subscription documents, rights certificate and payment is borne by you, and not by Sears Holdings or the Subscription Agent. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent so that the Subscription Agent receives them prior to 5:00 p.m., New York City time, on November 18, 2014.

You must timely pay the full subscription price in U.S. dollars for the full number of Units you wish to acquire in the Rights Offering, including any Units you wish to acquire pursuant to the over-subscription privilege. You must deliver to the Subscription Agent payment in full by personal check drawn upon a United States bank payable to the Subscription Agent at the address set forth below, before the expiration of the Rights Offering period. If you hold Rights through an account with a broker, dealer, custodian bank or other nominee, you must follow the payment procedures specified by your broker, bank, or other nominee.

How do I participate in the Rights Offering if my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. The record holder must exercise the Rights on your behalf in accordance with your instructions. If you wish to purchase Units through the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date of the Rights Offering.

How do I exercise Rights that were purchased during the Subscription Period?

If you purchased Rights during the Subscription Period through a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, your broker, dealer, custodian bank or other nominee must exercise the Rights on your behalf. If you wish to exercise your Rights and purchase Units through the Rights Offering, you should contact your nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date of the Rights Offering.

If you purchased Rights during the Subscription Period directly from a registered holder of Common Stock, you should contact the Subscription Agent as soon as possible regarding the exercise of your Rights. Please follow the instructions of the Subscription Agent in order to properly exercise your Rights. See “The Rights Offering—Procedures for Exercising Rights.”

When will I receive my subscription rights certificate?

Promptly after the date of this prospectus supplement, the Subscription Agent will send a subscription rights certificate to each registered holder of Common Stock as of 5:00 p.m., New York City time, on the record date, based on the stockholder registry maintained by the transfer agent for Common Stock. If you hold your shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee, you will not receive an actual subscription rights certificate. Instead, DTC will electronically issue one Right to your nominee record holder for every 85.1872 shares of Common Stock that you beneficially own as of the record date.

What form of payment must I use to pay the subscription price?

You must timely pay the full subscription price in U.S. dollars for the full number of Units you wish to acquire in the Rights Offering, including any Units you wish to acquire pursuant to the over-subscription privilege.

You must deliver to the Subscription Agent payment in full by personal check drawn upon a United States bank payable to the Subscription Agent at the address set forth below, before the expiration of the Rights Offering period. If you hold Rights through an account with a broker, dealer, custodian bank or other nominee, you must follow the payment procedures specified by your broker, bank, or other nominee.

If you deliver a subscription payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the rights certificate or subscription documents, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units.

If you deliver a subscription payment that exceeds the amount necessary to purchase the Units for which you have indicated an intention to purchase, then the remaining amount will be returned to you by the Subscription Agent, without interest, as soon as practicable following the expiration of the Rights Offering.

What are the material U.S. federal income tax consequences if I receive and exercise a Right?

You should discuss with your tax advisor the tax consequences of receiving and exercising a Right. We intend to take the position that the receipt of a Right pursuant to this Rights Offering will not be treated as a taxable distribution for U.S. federal income tax purposes. If you exercise a Right, you would be treated as purchasing a Unit for cash in an amount equal to the Subscription Price, and would have a tax basis in a Note and Warrant equal to the amount of such Subscription Price allocated to each and a holding period beginning the day after the exercise.

For a detailed discussion, see “Certain Material United States Federal Income Tax Considerations.”

What are the material U.S. federal income tax consequences if I sell a Right?

You should discuss the tax consequences of selling a Right with your tax advisor, however, if you sell a Right, you should generally expect to recognize short-term capital gain or loss upon the sale of a Right equal to the amount realized on such sale and your adjusted tax basis in the Right. You should generally have a zero adjusted tax basis in a Right so long as the fair market value of the Rights is less than 15% of the value of your shares of our Common Stock at the time of the distribution, unless you make a basis allocation election.

For a detailed discussion, see “Certain Material United States Federal Income Tax Considerations.”

What are the material U.S. federal income tax consequences if I receive and do not sell or exercise the right before it expires?

No U.S. federal income tax consequences should result from the expiration of a Right without being exercised.

For a detailed discussion, see “Certain Material United States Federal Income Tax Considerations.”

What is the record date for the Rights Offering?

Record ownership will be determined as of 5:00 p.m., New York City time, on October 30, 2014, which we refer to as the record date.

After I exercise my Rights and deliver my payment, may I withdraw or cancel my exercise of Rights?

Yes. You may revoke, withdraw or otherwise cancel your previously exercised Rights at any time prior to 5:00 p.m., New York City time, on November 17, 2014, the trading day prior to the scheduled expiration date. In order to exercise your withdrawal right, the Subscription Agent must receive written notice by the deadline stated in the prior sentence stating:

•	the name of the holder;

•	the number of previously exercised Rights being withdrawn;

•	the CUSIP number of the Rights (812350 148); and

•	a statement that the holder is withdrawing its election to exercise Rights.

If you do not indicate the number of Rights being withdrawn then you will be deemed to have withdrawn all of your Rights previously exercised. Beneficial holders wishing to withdraw their exercise of Rights should contact their broker, dealer, custodian bank or other nominee by 5:00 p.m., New York City time, on November 14, 2014, the second trading day prior to the scheduled expiration date. Your broker, dealer, custodian bank or other nominee may establish an earlier deadline for you to provide them notice of your intent to withdraw. The nominee holder will then contact the Depository Trust Company to withdraw your exercise of Rights. Your broker, dealer, custodian bank or other nominee must notify the Depository Trust Company of your election to withdraw your exercise of Rights by 5:00 p.m., New York City time, on November 17, 2014, the trading day prior to the scheduled expiration date. All subscription payments will be returned as promptly as practicable without interest. See “The Rights Offering—Revocation, Withdrawal, or Cancellation of Subscription Rights.”

When and how will I receive the Notes upon exercise of my Rights?

After the expiration of the Subscription Period, the Notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC or, if you are a record holder of shares of our Common Stock and are not exercising your Rights through a DTC participant (as defined under “Description of the Warrants—Book-Entry; Delivery and Form”), the Notes will be issued in uncertificated book-entry form in the name under which you hold shares of our Common Stock or in physical form that is not deposited with DTC. The Company will determine the date for the delivery of the Notes being issued in the Rights Offering following the expiration of the Subscription Period and will announce the anticipated delivery date of the Notes at a later date.

When and how will I receive the Warrants upon exercise of my Rights?

After the expiration of the Subscription Period, the Warrants will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, or, if you are a record holder of shares of our Common Stock and are not exercising your rights through a DTC participant, in book entry form in the name in which you hold shares of our Common Stock, a record of which will be maintained by Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Warrant Agent”).

Beneficial owners of our Common Stock whose shares are held in “street name” will have their Warrants credited to the account of their broker, dealer, custodian bank or other nominee. The Company will determine the date for the delivery of the Warrants being issued in the Rights Offering following the expiration of the Subscription Period and will announce the anticipated delivery date of the Warrants at a later date.

Are we requiring a minimum aggregate subscription to close the Rights Offering?

No. There is no minimum aggregate subscription requirement to close the Rights Offering. If, however, we issue any Units in the Rights Offering, we will issue Units in respect of all Rights that are properly exercised prior to the expiration of the Subscription Period.

What are the material terms of the Notes?

We are issuing up to $625 million aggregate original principal amount of the Notes in the Rights Offering, assuming that it closes. The Notes will bear interest at a rate of 8% per annum. We will pay interest on the Notes semi-annually on June 15 and December 15 of each year, commencing on the issue date of the Notes.

The Notes will mature on December 15, 2019.

The Notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. However, none of our existing subsidiaries or any of our future subsidiaries will guarantee the Notes, and the Notes will be structurally subordinated to any indebtedness of Sears Holdings’ existing and future subsidiaries. The Notes also will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including outstanding borrowings under our senior secured credit facilities and existing senior secured notes.

At any time, and from time to time, prior to the maturity date of the Notes, we may redeem the Notes in whole or in part, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but not including, the date of redemption. For more detailed information on the calculation of the redemption price, see “Description of the Notes—Optional Redemption.”

We will issue the Notes under an indenture that, among other things, will limit Sears Holdings’ ability to consolidate, merge or sell all or substantially all of its properties or assets. These limitations will be subject to a number of important qualifications and exceptions. See “Description of the Notes—Consolidation, Merger or Sale of Assets.”

The indenture will not limit the amount of other indebtedness that we may incur. We may, from time to time, without the consent of the holders of the Notes, create and issue under the indenture additional debt securities in an unlimited aggregate principal amount, including additional notes of the same series as, and with terms substantially identical to, those of the Notes offered hereby (except the issue date, the public offering price and, if applicable, the initial interest accrual date and the initial interest payment date). Any additional debt securities issued may rank equally in right of payment with the Notes offered in this offering, and any additional debt securities of the same series as the Notes being offered in this offering would be consolidated, and form a single series, with the Notes being offered in this offering.

Will the Notes be issued with original issue discount for U.S. federal income tax purposes?

For U.S. federal income tax purposes, the issue price of a Unit will be allocated between the Note and the Warrant based on their relative fair market values. It is likely that the Notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes and the amount of such OID may be significant. U.S. investors in the Notes will generally be required to include amounts representing such OID in their gross income as it accrues in advance of the receipt of cash payments attributable to such income using the constant yield method. See “Certain Material United States Federal Income Tax Considerations.”

What are the material terms of the Warrants?

Each Warrant is initially exercisable for one share of our Common Stock at an exercise price per share of $28.41. The number of shares of our Common Stock underlying the Warrants and the exercise price are subject to certain adjustments in connection with, among other events, a stock split, a stock dividend, a subdivision, combination, repurchase or reclassification of shares of our Common Stock. The exercise price is subject to adjustment in connection with certain dividends or other distributions with respect to our Common Stock. (See “Description of the Warrants—Adjustments” for more information.) Subject to applicable laws and regulations, the Warrants may be exercised at any time starting on their date of issuance until 5:00 p.m., New York City time, on December 15, 2019. The Warrants will be exercisable for either cash or Notes, unless we do not maintain an effective registration statement for the Common Stock issuable upon exercise of the Warrants. We have agreed to use our commercially reasonable efforts to keep a registration statement effective covering the issuance of the Common Stock issuable upon the exercise of the Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Warrants, holders will be able to exercise their Warrants only on a net share settlement basis in return for no consideration other than the Warrants themselves pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9). The holders of the Warrants will not have voting rights or other rights as a stockholder unless and until (and then only to the extent) the Warrants have been exercised and settled. See “Description of the Warrants” for more information.

May I sell my Notes or Warrants?

Yes. The Notes will not be listed for trading on any stock exchange; however, you may be able to sell your Notes in a private transaction. We have applied to list the Warrants for trading on the NASDAQ Global Select Market under the symbol SHLDW. We cannot assure you that there will be a market to sell the Notes or the Warrants, or of the price at which you will be able to sell your Notes or your Warrants, particularly due to the limited liquidity of the securities. (See “—Will the Notes or Warrants be listed on a securities exchange?” for more information.)

In what denominations may I sell my Notes?

If you purchase Units in the Rights Offering, you will receive Notes only in a minimum denomination of $500 and multiples of $500. You may sell the Notes, however, in a minimum denomination of $500 and integral multiples of $500 in excess thereof under the terms of the Indenture.

What happens to my Warrants if I sell my Notes before I exercise my Warrants?

You may exercise your Warrants even if you have sold your Notes prior to the exercise of your Warrants.

What will Sears Holdings receive from the Rights Offering?

If all of the Rights are exercised in full, we estimate that the proceeds to Sears Holdings from the Rights Offering, before deducting estimated offering expenses, will be approximately $625 million.

Are there risks in exercising my Rights?

Yes. The exercise of your Rights involves risks. Exercising your Rights involves the purchase of Units consisting of Notes and Warrants. You should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in escrow in a segregated bank account until the completion of the Subscription Period or cancellation of the Rights Offering. If the Rights Offering is not completed, all subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable. If you own shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee, it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the nominee record holder of your shares. If you purchase rights during the Subscription Period and Sears Holdings cancels the Rights Offering, you will lose the entire purchase price paid to acquire such Rights in the market. However, any subscription payments received by the Subscription Agent will be returned to you, without interest, as soon as practicable. See “Risk Factors—Risks Relating to the Rights Offering—Sears Holdings may amend the terms of the Rights Offering or modify the Subscription Period at any time prior to the expiration of the Subscription Period and in such case neither Sears Holdings nor the Subscription Agent will have any obligation to you except to return your exercise payments.”

Will the Rights be listed on a securities exchange?

The Rights are transferable during the course of the Subscription Period, and have been approved for listing on the NASDAQ Global Select Market under the symbol “SHLDZ.” We currently expect that the Rights will begin to trade on October 31, 2014 and will continue to trade until 4:00 p.m., New York City time, on November 13, 2014, the third trading day prior to the scheduled expiration date of this Rights Offering (or if the offer is extended, on the third trading day immediately prior to the extended expiration date). However, the Rights are a new issue of securities with no prior trading market, and we cannot provide you with any assurances as to the liquidity of any trading market for the Rights or the market value of the Rights.

Will the Units be listed on a securities exchange?

No. Upon the closing of the Rights Offering, the components of the Units will immediately separate from one another such that the Notes and Warrants will constitute separate securities and will be transferable separately. The Units will not be transferable, nor will they be listed on any exchange.

Will the Notes or Warrants be listed on a securities exchange?

The Notes will not be listed on any securities exchange. We have applied to list the Warrants for trading on the NASDAQ Global Select Market under the symbol “SHLDW.” The Notes and Warrants are new issues of securities with no prior trading market, and we cannot provide you with any assurances as to the liquidity of any trading market for the Notes or Warrants or the market value of the Notes or Warrants.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “SHLD.”

What if I want to sell my Common Stock?

You should consult with your financial advisors, such as your stockbroker, bank or tax advisor. Sears Holdings does not make any recommendations on the purchase, retention or sale of the Common Stock. In addition, the trading price of Common Stock immediately following the Rights Offering may be higher or lower than immediately prior to the Rights Offering.

If you sell or transfer any shares of Common Stock in a transaction that settles before the record date, you will not receive any Rights described in this prospectus supplement in respect of the shares sold. If you own Common Stock at 5:00 p.m., New York City time, on the record date and sell or transfer those shares after the record date, you will still receive the Rights that you would be entitled to receive in respect of the Common Stock you owned at 5:00 p.m., New York City time, on the record date.

What fees or charges apply if I purchase Units in the Rights Offering?

Sears Holdings is not charging any fee or sales commission to issue Rights to you or to deliver Units to you if you exercise your Rights. If you exercise your Rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your intermediary may charge you.

How do I exercise my Rights if I live outside of the United States and Canada or have an army post office or fleet post office address?

The Subscription Agent will hold rights certificates for holders of Common Stock having an address outside the United States and Canada, or who have an Army Post Office (APO) address or Fleet Post Office (FPO) address. In order to exercise Rights, such stockholders must notify the Subscription Agent and timely follow the additional procedures prescribed by the Subscription Agent.

To whom should I deliver my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, you should deliver your subscription documents and subscription payment to that nominee in the manner they prescribe. If you are the record holder, you should deliver your subscription documents, rights certificate and subscription payment by first class mail or courier service to:

By first class mail:	By overnight courier:

Computershare Inc. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Computershare Inc. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO SEARS HOLDINGS.

The risk of delivery to the Subscription Agent of subscription documents, rights certificates and subscription payments is borne by the holders of Rights, and not by Sears Holdings or the Subscription Agent. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent.

How will the Rights Offering affect participants of the savings plans sponsored within the Sears Holdings controlled group of corporations?

The Sears Holdings Savings Plan and the Sears Holdings Puerto Rico Savings Plan or, collectively, the “Savings Plans,” offer an employer stock fund through which participants (current and former Sears Holdings employees) may invest in Common Stock. The applicable trust of each Savings Plan will, on behalf of each participant, receive one subscription right for each 85.1872 shares of Common Stock held in the Sears Holdings stock fund under the applicable Savings Plan as of the record date. Sears Holdings is applying for a prohibited transaction exemption to the U.S. Department of Labor requesting that it grant a prohibited transaction exemption on a retroactive basis, effective as of the date of the distribution of the Rights, with respect to the acquisition, holding and sale or exercise of the Rights under the Savings Plans. The applicable fiduciary for each Savings Plan has engaged an independent fiduciary to determine whether and/or when to exercise or sell the Rights on behalf of the trusts of the Savings Plans, subject to the terms of the prohibited transaction exemption.

Whom should I contact if I have other questions?

If you have more questions about the Rights Offering or need additional copies of the Rights Offering documents, please contact Georgeson Inc., our Information Agent, by calling 866-695-6078 (toll free) or emailing SearsNotesandWarrantsOffer@georgeson.com.

RISK FACTORS

Any exercise of the Rights or investment in the Notes and Warrants and shares of Common Stock issuable upon exercise of the Warrants involves a high degree of risk. You should consult with your own financial and legal advisors as to the risks involved in exercising or transferring your Rights and to determine whether the Notes, Warrants, and Common Shares are a suitable investment for you. Before making a decision to exercise the Rights and invest in the Notes and Warrants and shares of Common Stock issuable upon exercise of the Warrants, you should carefully consider, among other matters, the risk factors below and information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, and our Quarterly Reports on Form 10-Q for the quarters ended August 2, 2014 and May 3, 2014, each of which is incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our filings with the SEC under the Exchange Act that we incorporate by reference herein. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

RISKS RELATING TO THE COMPANY

Our operations and financial results are subject to various risks and uncertainties, including those described below, which could adversely affect our business, results of operations and financial condition.

If we fail to offer merchandise and services that our members and customers want, our sales may be limited, which would reduce our revenues and profits.

In order for our business to be successful, we must identify, obtain supplies of, and offer to our members and customers, attractive, innovative and high-quality merchandise on a continuous basis. Our products and services must satisfy the desires of our members and customers, whose preferences may change in the future. If we misjudge either the demand for products and services we sell or our members’ and customers’ purchasing habits and tastes, we may be faced with excess inventories of some products and missed opportunities for products and services we chose not to offer. In addition, our sales may decline or we may be required to sell the merchandise we have obtained at lower prices. This would have a negative effect on our business and results of operations.

If our integrated retail strategy to transform into a member-centric retailer is not successful, our business and results of operations could be adversely affected.

We are seeking to transform into a member-centric retailer through our integrated retail strategy, which is based on a number of initiatives, including our Shop Your Way program, that depend, among other things, on our ability to respond quickly to ongoing technology developments and implement new ways to understand and rely on the data to interact with our members and customers in order to achieve expected benefits. In addition, one or more of these initiatives may not be accepted by our members and customers, which may result in the Company’s sales being less than it anticipates; and no assurance can be given that our strategy and offerings will be successful and will not have a material adverse effect on our reputation, financial condition and operating results.

If we do not successfully manage our inventory levels, our operating results will be adversely affected.

We must maintain sufficient inventory levels to operate our business successfully. However, we also must guard against accumulating excess inventory as we seek to minimize out-of-stock levels across all product categories and to maintain in-stock levels. We obtain a significant portion of our inventory from vendors located outside the United States. Some of these vendors often require lengthy advance notice of our requirements in order to be able to supply products in the quantities we request. This usually requires us to order merchandise, and enter into purchase order contracts for the purchase and manufacture of such merchandise, well in advance of the time these products will be offered for sale. As a result, we may experience difficulty in responding to a changing retail environment, which makes us vulnerable to changes in price. If we do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, our inventory levels will not be appropriate and our results of operations may be negatively impacted.

If we are unable to compete effectively in the highly competitive retail industry, our business and results of operations could be materially adversely affected.

The retail industry is highly competitive with few barriers to entry. We compete with a wide variety of retailers, including other department stores, discounters, home improvement stores, appliances and consumer electronics retailers, auto service providers, specialty retailers, wholesale clubs and many other competitors operating on a national, regional or local level. Some of our competitors are actively engaged in new store expansion. Online and catalog businesses, which handle similar lines of merchandise, and some of which are not required to collect sales taxes on purchases made by their customers, also compete with us. In this competitive marketplace, success is based on factors such as price, product assortment and quality, service and convenience.

Our success depends on our ability to differentiate ourselves from our competitors with respect to shopping convenience, a quality assortment of available merchandise and superior customer service. We must also successfully respond to our members’ and customers’ changing tastes. The performance of our competitors, as well as changes in their pricing policies, marketing activities, new store openings and other business strategies, could have a material adverse effect on our business, financial condition and results of operations.

Our business has been and will continue to be affected by worldwide economic conditions; a failure of the economy to sustain its recovery, a renewed decline in consumer-spending levels and other conditions, including inflation and changing prices of energy, could lead to reduced revenues and gross margins, and negatively impact our liquidity.

Many economic and other factors are outside of our control, including consumer and commercial credit availability, consumer confidence and spending levels, including the impact of payroll tax and medical cost increases on U.S. consumers, inflation, employment levels, housing sales and remodels, consumer debt levels, fuel costs and other challenges currently affecting the global economy, the full impact of which on our business, results of operations and financial condition cannot be predicted with certainty. These economic conditions adversely affect the disposable income levels of, and the credit available to, our members and customers, which could lead to reduced demand for our merchandise. Changing fuel and energy costs may have a significant impact on our operations. We require significant quantities of fuel for the vehicles used by technicians in our home services business and we are exposed to the risk associated with variations in the market price for petroleum products. We could experience a disruption in energy supplies, including our supply of gasoline, as a result of factors that are beyond our control, which could have an adverse effect on our business. Certain of our vendors also could experience increases in the cost of various raw materials, such as cotton, oil-related materials, steel and rubber, which could result in increases in the prices that we pay for merchandise, particularly apparel, appliances and tires. The domestic and international political situation also affects consumer confidence. The threat, outbreak or escalation of terrorism, military conflicts or other hostilities could lead to a decrease in consumer spending. Any of these events and factors could cause us to increase inventory markdowns and promotional expenses, thereby reducing our gross margins and operating results.

The lack of willingness of our vendors to provide acceptable payment terms could negatively impact our liquidity and/or reduce the availability of products or services we seek to procure.

We depend on our vendors to provide us with financing on our purchases of inventory and services. Our vendors could seek to limit the availability of vendor credit to us or other terms under which they sell to us, or both, which could negatively impact our liquidity. In addition, the inability of vendors to access liquidity, or the insolvency of vendors, could lead to their failure to deliver inventory or other services. Certain of our vendors finance their operations and/or reduce the risk associated with collecting accounts receivable from us by selling or “factoring” the receivables or by purchasing credit insurance or other forms of protection from loss associated with our credit risks. The ability of our vendors to do so is subject to the perceived credit quality of the Company. Such vendors could be limited in their ability to factor receivables or obtain credit protection in the future because of our perceived financial position and creditworthiness, which could reduce the availability of products or services we seek to procure.

Certain factors, including changes in market conditions and our credit ratings, may limit our access to capital markets and other financing sources and materially increase our borrowing costs.

In addition to credit terms from vendors, our liquidity needs are funded by our operating cash flows and, to the extent necessary, borrowings under our credit agreements and commercial paper program, asset sales and access to capital markets. The availability of financing depends on numerous factors, including economic and market conditions, our operating performance, our credit ratings, and lenders’ assessments of our prospects and the prospects of the retail industry in general. Changes in these factors may affect our cost of financing, liquidity and our ability to access financing sources, including our commercial paper program and possible second lien indebtedness that is permitted under our domestic credit facility, with respect to each of which we have no lender commitments. Rating agencies revise their ratings for the companies that they follow from time to time and our ratings may be revised or withdrawn in their entirety at any time.

While the Company’s domestic revolving credit facility currently provides for up to $3.275 billion of lender commitments, our ability to borrow funds under this facility is limited by a borrowing base determined relative to the value, from time to time, of eligible inventory, accounts receivable and certain other assets. In addition, our ability to incur possible second lien indebtedness that is otherwise permitted under the domestic revolving credit facility is limited by a borrowing base requirement under the indenture that governs our senior secured notes due 2018. If, through asset sales or other means, the value of these eligible assets is not sufficient to support borrowings of up to the full amount of the commitments under this facility, we will not have full access to the facility, but rather could have access to a lesser amount determined by the borrowing base. Such a decline in the value of eligible assets also could result in our inability to borrow up to the full amount of second lien indebtedness permitted by the domestic revolving credit facility, but rather we could be limited to borrowing a lesser amount determined by the borrowing base as calculated pursuant to the terms of the indenture. The domestic revolving credit facility imposes various other requirements, which take effect if availability falls below designated thresholds, including a cash dominion requirement. The domestic revolving credit facility also effectively limits full access to the facility if our fixed charge ratio at the last day of any quarter is less than 1.0 to 1.0. As of February 1, 2014, our fixed charge ratio was less than 1.0 to 1.0. In addition, if projected availability under the domestic revolving credit facility were to fall below 10%, the Company would not comply with a springing fixed charge covenant under the facility, and the lenders under the facility could demand immediate payment in full of all amounts outstanding and terminate their obligations under the facility. Moreover, if the borrowing base (as calculated pursuant to the indenture) falls below the principal amount of the notes plus the principal amount of any other indebtedness for borrowed money that is secured by liens on the collateral for the notes on the last day of any two consecutive quarters, it could trigger an obligation to repurchase notes in an amount equal to such deficiency.

The lenders under our credit facilities may not be able to meet their commitments if they experience shortages of capital and liquidity and there can be no assurance that our ability to otherwise access the credit markets will not be adversely affected by changes in the financial markets and the global economy.

We cannot predict whether our plans to enhance our financial flexibility and liquidity to fund our transformation will be successful.

We are continuing to pursue a transformation strategy and to explore potential initiatives to enhance our financial flexibility and liquidity. The achievement of our objectives and outcome of these initiatives are subject to risks and uncertainties with respect to market conditions and other factors that may cause our actual results, performance or achievements to be materially different from our plans, and there can be no assurance that transactions to monetize assets or other actions to generate liquidity will become available on terms that are acceptable to us, on intended timetables or at all. In addition, there can be no assurance that the evaluation and/or completion of any of these potential transactions will not have a negative impact on our other businesses.

We cannot predict the outcome of the actions to generate liquidity to fund our transformation, whether such actions would generate the expected liquidity to fund the transformation as currently planned or whether the costs of such actions or costs of this or future financings would more than offset any improvements to our earnings and liquidity resulting from our transformation initiatives. If results of operations deteriorate, and we are not able to generate enough funds from the above actions (or some combination of other actions), the availability under our domestic credit facility might be fully utilized, in particular during our peak borrowing period, and we would need to secure additional sources of funds.

Potential liabilities in connection with the separation of Lands’ End, Inc. may arise under fraudulent conveyance and transfer laws and legal capital requirements.

With respect to the separation of our Lands’ End, Inc. subsidiary through a pro rata distribution to our stockholders (the “LE Spin-off”), if either Holdings or Lands’ End subsequently fails to pay its creditors or enters insolvency proceedings, the transaction may be challenged under U.S. federal, U.S. state and foreign fraudulent conveyance and transfer laws, as well as legal capital requirements governing distributions and similar transactions. If a court were to determine under these laws that, (a) at the time of the LE Spin-off, the entity in question: (1) was insolvent; (2) was rendered insolvent by reason of the LE Spin-off; (3) had remaining assets constituting unreasonably small capital; (4) intended to incur, or believed it would incur, debts beyond its ability to pay these debts as they matured; or (b) the transaction in question failed to satisfy applicable legal capital requirements, the court could determine that the LE Spin-off was voidable, in whole or in part. Subject to various defenses, the court could then require Holdings or Lands’ End, or other recipients of value in connection with the LE Spin-off (potentially including Lands’ End stockholders as recipients of shares of Lands’ End common stock in connection with the spin-off), as the case may be, to turn over value to other entities involved in the LE Spin-off and contemplated transactions for the benefit of unpaid creditors. The measure of insolvency and applicable legal capital requirements will vary depending upon the jurisdiction whose law is being applied.

We rely extensively on computer systems to implement our integrated retail strategy, process transactions, summarize results and otherwise manage our business. Disruptions in these systems could harm our ability to run our business.

Given the significance of our online and mobile capabilities, our collection and use of data to create personalized experiences, and the number of individual transactions we have each year, including in our stores, it is critical that we maintain uninterrupted operation of our computer and communications hardware and software systems, some of which are based on end-of-life or legacy technology, operate with minimal or no vendor support and are otherwise difficult to maintain. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches, catastrophic events such as fires, tornadoes and hurricanes, and usage errors by our employees. Operating legacy systems subject us to inherent costs and risks associated with maintaining, upgrading and replacing these systems and retaining sufficiently skilled personnel to maintain and operate the systems, demands on management time, and other risks and costs. Cyber-security risks such as malicious software and attempts to gain unauthorized access to data are rapidly evolving. Techniques or software used to gain unauthorized access, and/or disable, degrade or harm our systems may be difficult to detect or scope for prolonged periods of time, and we may be unable to anticipate these techniques or put in place protective or preventive measures. These attempts to gain unauthorized access could lead to disruptions in our systems, unauthorized release of confidential or otherwise protected information or corruption of data. If individuals are successful in infiltrating, breaking into, disrupting, damaging or otherwise stealing from the computer systems of the Company or its third-party providers, or if our systems are otherwise damaged or cease to function properly, we may have to make a significant investment to fix or replace them, we may suffer interruptions in our operations in the interim, we may face costly litigation, the ability for our members to earn or redeem points in our Shop Your Way program may be impacted or halted, and our reputation with our members and customers may be harmed. Any material interruption in our computer operations may have a material adverse effect on our business or results of operations, including on our Shop Your Way program and participation in or engagement with that program. In addition, we are pursuing initiatives to transform our information technology processes and systems. These initiatives are highly complex and include replacing legacy systems, upgrading existing systems, and acquiring new systems and hardware with updated functionality. The risk of disruption is increased in periods when such complex and significant systems changes are undertaken.

If we do not maintain the security of our member and customer, associate or company information, we could damage our reputation, incur substantial additional costs and become subject to litigation.

Any significant security compromise, breach of member and customer, associate or company data (either held or maintained by the Company or our third-party providers) or disruption or delay on the ability for our members to earn or redeem points in our Shop Your Way program, could significantly damage our reputation and brands and result in additional costs, lower participation in or engagement with our Shop Your Way program, lost sales, exposure to fraudulent sales, government investigations, government enforcement actions, fines and/or lawsuits. The regulatory environment related to information security and privacy is increasingly rigorous, with new and constantly changing requirements applicable to our business, and compliance with those requirements could result in additional costs or accelerate these costs. There is no guarantee that the procedures that we have implemented to protect against unauthorized access to secured data are adequate to safeguard against all data security breaches. A data security breach could result in a loss of customer or member confidence and negatively impact our business, including our Shop Your Way program, and our results of operations.

Due to the seasonality of our business, our annual operating results would be adversely affected if our business performs poorly in the fourth quarter.

Our business is seasonal, with a high proportion of revenues, operating income and operating cash flows being generated during the fourth quarter of our year, which includes the holiday season. As a result, our fourth quarter operating results significantly impact our annual operating results. Our fourth quarter operating results may fluctuate significantly, based on many factors, including holiday spending patterns and weather conditions.

Our sales may fluctuate for a variety of reasons, which could adversely affect our results of operations.

Our business is sensitive to customers’ spending patterns, which in turn are subject to prevailing economic conditions. Our sales and results of operations have fluctuated in the past, and we expect them to continue to fluctuate in the future. A variety of other factors affect our sales and financial performance, including:

•	actions by our competitors, including opening of new stores in our existing markets or changes to the way these competitors go to market online,

•	seasonal fluctuations due to weather conditions,

•	changes in our merchandise strategy and mix,

•	changes in population and other demographics, and

•	timing of our promotional events.

Accordingly, our results for any one quarter are not necessarily indicative of the results to be expected for any other quarter, and comparable store sales for any particular future period may increase or decrease.

We rely on foreign sources for significant amounts of our merchandise, and our business may therefore be negatively affected by the risks associated with international trade.

We depend on a large number of products produced in foreign markets. We face risks, including reputational risks, associated with the delivery of merchandise originating outside the United States, including:

•	potential economic and political instability in countries where our suppliers are located,

•	increases in shipping costs,

•	manufacturing and transportation delays and interruptions,

•	supplier compliance with applicable laws, including labor and environmental laws, and with our global compliance program for suppliers and factories,

•	adverse fluctuations in currency exchange rates, and

•	changes in U.S. and foreign laws affecting the importation and taxation of goods, including duties, tariffs and quotas, or changes in the enforcement of those laws.

We rely on third parties to provide us with services in connection with the administration of certain aspects of our business.

We have entered into agreements with third-party service providers (both domestic and overseas) to provide processing and administrative functions over a broad range of areas, and we may continue to do so in the future. These areas include finance and accounting, information technology, including IT development, call center, human resources and procurement functions. Services provided by third parties as a part of outsourcing initiatives could be interrupted as a result of many factors, such as acts of God or contract disputes, and any failure by third parties to provide us with these services on a timely basis or within our service level expectations and performance standards could result in a disruption of our business. In addition, to the extent we are unable to maintain our outsourcing arrangements; we would incur substantial costs, including costs associated with hiring new employees, in order to return these services in-house. These outsourcing arrangements also carry the risk that the Company will fail to adequately retain the significant internal historical knowledge of our business and systems that is transferred to the service providers as the employment of the Company’s personnel who possess such knowledge ends.

We could incur charges due to impairment of goodwill, intangible and long-lived assets.

At February 1, 2014, we had goodwill and intangible asset balances of $3.2 billion, which are subject to periodic testing for impairment. Our long-lived assets, primarily stores, also are subject to periodic testing for impairment. A significant amount of judgment is involved in the periodic testing. Failure to achieve sufficient levels of cash flow within each of our reporting units, or sales of our branded products or cash flow generated from operations at individual store locations could result in impairment charges for goodwill and intangible assets or fixed asset impairment for long-lived assets, which could have a material adverse effect on our reported results of operations. Impairment charges, if any, resulting from the periodic testing are non-cash. A significant and sustained decline in our stock price could result in goodwill impairment charges. During times of financial market volatility, significant judgment is used to determine the underlying cause of the decline and whether stock price declines are short-term in nature or indicative of an event or change in circumstances.

The loss of key personnel may disrupt our business and adversely affect our financial results.

We depend on the contributions of key personnel, including Edward S. Lampert, our Chairman and Chief Executive Officer, and other key employees, for our future success. Although certain executives have employment agreements with us, changes in our senior management and any future departures of key employees may disrupt our business and materially adversely affect our results of operations.

Affiliates of our Chairman and Chief Executive Officer, whose interests may be different than your interests, exert substantial influence over our Company.

Affiliates of Edward S. Lampert, our Chairman and Chief Executive Officer, beneficially own approximately 48.5% of the outstanding shares of our Common Stock. These affiliates are controlled, directly or indirectly, by Mr. Lampert. Accordingly, these affiliates, and thus Mr. Lampert, have substantial influence over many, if not all, actions to be taken or approved by our stockholders, including the election of directors and any transactions involving a change of control.

The interests of these affiliates, which have investments in other companies, including our former subsidiaries, Sears Hometown and Outlet Stores, Inc., Lands’ End and Sears Canada, may from time to time diverge from the interests of our other stockholders, particularly with regard to new investment opportunities. This substantial influence may have the effect of discouraging offers to acquire our Company because the consummation of any such acquisition would likely require the consent of these affiliates.

We may be unable to protect or preserve the image of our brands and our intellectual property rights, which could have a negative impact on our business.

We regard our copyrights, service marks, trademarks, trade dress, trade secrets, patents and similar intellectual property as critical to our success, particularly those that relate to our private branded merchandise. As such, we rely on trademark and copyright law, patent law, trade secret protection and confidentiality agreements with our associates, consultants, vendors, and others to protect our proprietary rights. Nevertheless, the steps we take to protect our proprietary rights may be inadequate. If we are unable to protect or preserve the value of our trademarks, copyrights, trade secrets, patents or other proprietary rights for any reason, or if we fail to maintain the image of our brands due to merchandise and service quality issues, actual or perceived, adverse publicity, governmental investigations or litigation, or other reasons, our brands and reputation could be damaged and we could lose members and customers.

We may be subject to product liability claims if people or properties are harmed by the products we sell or the services we offer.

Some of the products we sell may expose us to product liability claims relating to personal injury, death, or property damage caused by such products, and may require us to take actions such as product recalls. We also provide various services, which could also give rise to such claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

We may be subject to periodic litigation and other regulatory proceedings. These proceedings may be affected by changes in laws and government regulations or changes in the enforcement thereof.

From time to time, we may be involved in lawsuits and regulatory actions relating to our business, certain of which may be in jurisdictions with reputations for aggressive application of laws and procedures against corporate defendants. Some of these actions have the potential for significant statutory penalties, and compensatory, treble or punitive damages. Our pharmacy, home services and grocery businesses, in particular, are subject to numerous federal, state and local regulations, and a significant change in, or noncompliance with, these regulations could have a material adverse effect on our compliance costs and results of operations. We are impacted by trends in litigation, including class-action allegations brought under various consumer protection and employment laws, including wage and hour laws, and investigations and actions that are based on allegations of untimely compliance or noncompliance with applicable regulations or statutes. Due to the inherent uncertainties of litigation and regulatory proceedings, we cannot accurately predict the ultimate outcome of any such proceedings. An unfavorable outcome could have a material adverse impact on our business, financial condition and results of operations. In addition, regardless of the outcome of any litigation or regulatory proceedings, these proceedings could result in substantial costs and may require that we devote substantial resources to defend our Company. Further, changes in governmental regulations both in the United States and in the other countries where we operate could have adverse effects on our business and subject us to additional regulatory actions.

Our pension and postretirement benefit plan obligations are currently underfunded, and we may have to make significant cash payments to some or all of these plans, which would reduce the cash available for our businesses.

We have unfunded obligations under our domestic and foreign pension and postretirement benefit plans. The funded status of our pension plans is dependent upon many factors, including returns on invested assets, the level of certain market interest rates and the discount rate used to determine pension obligations. Unfavorable returns on the plan assets or unfavorable changes in applicable laws or regulations could materially change the timing and amount of required plan funding, which would reduce the cash available for our businesses. In addition, a decrease in the discount rate used to determine pension obligations could result in an increase in the valuation of pension obligations, which could affect the reported funding status of our pension plans and future contributions, as well as the periodic pension cost in subsequent years. Moreover, unfavorable regulatory action could materially change the timing and amount of required plan funding and negatively impact our business operations and impair our business strategy.

RISKS RELATING TO THE RIGHTS OFFERING

The Subscription Price determined for the Units may not be an indication of the value of the Notes, Warrants or shares of Common Stock issuable upon exercise of the Warrants.

The price per Unit in the Rights Offering may not be indicative of the value of the Notes, Warrants or shares of Common Stock underlying each Unit. We cannot assure you that the trading price of the Rights, Notes, Warrants or our Common Stock will not decline during or after the Rights Offering. We do not currently intend to change the Subscription Price or the terms of the Units in response to changes in the trading price of the Rights, Notes, Warrants or our Common Stock prior to the closing of the Rights Offering.

We cannot assure you that you will be able to sell the Notes or Warrants underlying each Unit at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all. We also cannot assure you that you will be able to sell the shares of Common Stock issuable upon exercise of the Warrants at a price equal to or higher than the exercise price for such shares, which may exceed the then-current market price of our Common Stock. Prior to the issuance of the Notes and Warrants, there has been no market for these securities and you may not be able to sell the Notes or Warrants at a price you believe may be indicated by the price per Unit, if at all. We cannot provide you any assurances as to the liquidity of or the trading market for the Notes or Warrants issued in connection with the Rights Offering.

You may not be able to resell any of the Notes or Warrants that you purchase pursuant to the exercise of Rights immediately upon expiration of the Subscription Period.

The Notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, or, for record holders of shares of our Common Stock not exercising their Rights through a DTC participant, the Notes will be issued in uncertificated book-entry form in the name in which you hold shares of our Common Stock or in physical form that is not deposited with DTC, record of which will be maintained by the trustee. Warrants will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, or, if you are a record holder of shares of our Common Stock and are not exercising your rights through a DTC participant, in book entry form in the name in which you hold shares of our Common Stock, record of which will be maintained by the Warrant Agent. Beneficial owners of our Common Stock whose shares are held in “street name” will have their Notes or Warrants, as applicable, credited to the account of their broker, dealer, custodian bank or other nominee. The Company will determine the date for the delivery of the Notes and the Warrants being issued in the Rights Offering following the expiration of the Subscription Period and will announce the anticipated delivery date of the Notes and the Warrants at a later date. Until the Notes and Warrants are delivered following the expiration of the Subscription Period, you will not be able to sell the Notes or Warrants that you purchase in the Rights Offering. You will not be able to sell any of the shares of Common Stock underlying the Warrants until such Warrants are exercised (and then, solely to extent of exercise).

We do not intend to list the Notes on any exchange, and a market may not develop for the Rights, Notes or the Warrants.

We do not intend to list the Notes on any exchange. There is no assurance that an active trading market will develop for the Rights, Notes or the Warrants. If no active trading market develops, you may not be able to resell the Warrants at the exercise price for the Warrants, if at all.

Because we may terminate or cancel the Rights Offering at any time, your participation in the Rights Offering is not assured.

We may terminate or cancel the Rights Offering at any time before the expiration of the Subscription Period at 5:00 p.m., New York City time, on November 18, 2014 (or any extension thereof), for any reason. If the Rights Offering is terminated or cancelled for any reason, then we will not issue you any of the Notes or Warrants you may have subscribed for and we will not have any obligation with respect to the Rights except to return any Subscription Price payments, as soon as practicable, without interest.

Sears Holdings may amend the terms of the Rights Offering or modify the Subscription Period at any time prior to the expiration of the Subscription Period and in such case neither Sears Holdings nor the Subscription Agent will have any obligation to you except to return your exercise payments.

We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period; however, we do not currently intend to do so. We may amend the terms of the Rights Offering for any reason. However, if we make any fundamental change to the terms set forth in this prospectus supplement, we will file a post-effective amendment to the registration statement in which this prospectus supplement is included announcing the cancellation of the Rights Offering and instituting a new offering on such revised terms and giving our stockholders the opportunity to subscribe to such new offering. In such event, all payments of the aggregate Subscription Price received by the Subscription Agent will be returned as soon as practicable, without interest, and at least contemporaneously with our filing of such post-effective amendment. The terms of the Rights Offering cannot be modified or amended after the expiration of the Subscription Period, as may be extended from time to time.

If you do not act promptly and follow the subscription instructions, then your exercise of Rights may be rejected.

Securityholders who desire to purchase Units in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent before 5:00 p.m., New York City time, on November 18, 2014 (or any extension thereof), the expiration of the Subscription Period. If your shares are held in “street name” through a broker, dealer, custodian bank or other nominee, as the record holder, then you must act promptly to ensure that your broker, dealer, bank or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent before the expiration of the Subscription

Period. We will not be responsible if your broker, dealer, bank, financial institution or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent before the expiration of the Subscription Period and the Rights Offering will not utilize notice of guaranteed delivery procedures. If you fail to complete and sign the rights certificate or the forms specified by your broker, dealer, custodian bank or other nominee, deliver an incorrect payment amount, pay by an unauthorized payment form, or otherwise fail to follow the subscription procedures that apply to your exercise of Rights in the Rights Offering, then the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a Rights exercise follows the proper procedures. You bear the risk of delivery of all documents and payments, and neither us nor the Subscription Agent has any responsibility for such documents and payments.

We are not making a recommendation as to whether you should participate in the Rights Offering.

None of our board of directors, officers, Information Agent, Subscription Agent, Transfer Agent, Trustee or Warrant Agent is making any recommendation regarding your exercise, sale or transfer of Rights in the Rights Offering or the sale or transfer of the underlying Notes or Warrants or shares of Common Stock issuable upon exercise of the Warrants. Further, we have not authorized anyone to make any recommendation.

You will not receive interest on subscription funds, including any funds ultimately returned to you.

You will not earn any interest on your payment of the Subscription Price while it is being held by the Subscription Agent pending the closing of the Rights Offering. In addition, if we cancel the Rights Offering neither we nor the Subscription Agent will have any obligation with respect to the Rights except to return to you, without interest, any payment of the Subscription Price.

The tax treatment of the receipt of the Rights is subject to uncertainty, and alternative characterizations could apply.

The tax treatment of the receipt of the Rights is unclear. While we intend to take the position the receipt of a Right by a holder pursuant to this Rights Offering will not be treated as a taxable distribution with respect to such holder’s Common Stock in the Company for U.S. federal income tax purposes, it is possible that such receipt could be treated instead as a taxable distribution. If such treatment were to apply, a holder would need to fund any tax resulting from the receipt of the Right with cash from other sources. Holders are urged to consult their tax advisors regarding the proper federal income tax treatment of the Rights.

Securityholders participating in the Rights Offering will be subject to risks as holders of the Notes and Warrants and, upon exercise of their Warrants, such securityholders will be subject to risks as holders of our Common Stock.

If you purchase the Units offered in the Rights Offering, you will be subject to the risks relating to the Notes and Warrants that are described below. Additionally, if you exercise the Warrants issued as part of such Units, you will be subject to risks relating to our Common Stock.

If you do not exercise all of your Rights in the Rights Offering, you may suffer dilution of your percentage ownership of our Common Stock.

To the extent that you do not exercise your Rights to subscribe for the Units, your proportionate ownership in Sears Holdings will be reduced to the extent that other holders of our Common Stock exercise their Rights and subsequently exercise the Warrants that they have purchased.

RISKS RELATING TO THE NOTES

The Notes will mature after a substantial portion of our other indebtedness.

The Notes will mature on December 15, 2019. A substantial portion of our existing indebtedness (including under our senior secured credit facilities and our existing notes) will mature prior to such date. See “Capitalization.” Consequently, prior to the maturity of the Notes, we will need to repay, refinance, replace or otherwise extend the maturity of such existing indebtedness when it becomes due. Our ability to so repay, refinance, replace or extend will be dependent on, among other things, business conditions, our financial performance and the general condition of the financial markets. If a financial disruption were to occur at the time that we are required to repay any of our existing indebtedness, we could be forced to undertake alternate financings, negotiate for an extension of the maturity of our existing indebtedness or sell assets and delay capital expenditures in order to generate proceeds that could be used to repay such existing indebtedness. We cannot assure you that we will be able to consummate any such transaction on terms that are commercially reasonable, on terms acceptable to us or at all. Our failure to repay, refinance, replace or otherwise extend the maturity of our existing indebtedness when it becomes due could result in an event of default under our senior secured credit facilities, the indenture governing our existing notes and the indenture governing the Notes, which could lead to an acceleration or repayment of substantially all of our outstanding debt.

The indenture does not restrict our ability to issue additional notes or incur other indebtedness.

We and our subsidiaries will be able to incur substantial additional indebtedness in the future. The incurrence of additional indebtedness by us or our subsidiaries may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a possible loss in the trading value of the Notes and a risk that the credit rating on the Notes may be lowered or withdrawn. As of August 2, 2014, after giving effect to this offering and our intended use of the net proceeds of this offering and the $400 million secured short-term loan described in “Description of Certain Other Indebtedness” (based on the assumptions set forth under “Capitalization”), we and our subsidiaries would have had an aggregate of $5.3 billion of indebtedness outstanding, including indebtedness under the Notes offered hereby, our existing notes, our senior secured credit facilities and our capital leases, and approximately $240 million was available for additional borrowings under our revolving credit facility, subject to customary borrowing conditions including borrowing base availability.

Under the terms of the indenture, we may, from time to time, without the consent of the holders of the Notes, create and issue additional notes of the same series as the Notes offered hereby or debt securities of a different series under the indenture in an unlimited aggregate principal amount. Any additional notes would, and any other debt securities issued may, rank equally in right of payment with the Notes offered in this offering. Any additional notes issued under the indenture would have substantially the same terms as the Notes being offered in this offering (except the issue date, the public offering price and, if applicable, the initial interest payment date) and would be consolidated, and form a single series, with the Notes being offered in this offering.

The Notes will be unsecured and therefore will be effectively subordinated to our secured indebtedness.

The Notes will be our unsecured general obligations, ranking equally with our other unsecured and unsubordinated indebtedness, but will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness. The indenture governing the Notes will permit us and our subsidiaries to incur secured indebtedness in addition to our secured indebtedness outstanding as of the date hereof without having to equally or ratably secure the Notes. See “Description of Certain Other Indebtedness” for a description of certain of our and our subsidiaries’ indebtedness.

If any of our assets are distributed or paid in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness may assert rights against any assets securing such indebtedness in order to receive full payment of their debt before those assets may be used to pay the holders of the Notes. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that ranks equally in right of payment with the Notes, and potentially with all our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. This may have the effect of reducing the amount of proceeds paid to you. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes.

The indenture will only provide limited protection against actions we may take that could adversely impact your investment in the Notes.

The indenture will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes. The covenants contained in the indenture and the Notes would not necessarily afford holders of the Notes protection in the event of a highly leveraged or other transaction involving us that may adversely affect such holders, including by increasing the amount of our indebtedness outstanding at such time or otherwise affecting our capital structure or credit ratings on the Notes.

Our credit ratings may not reflect all risks of your investment in the Notes.

Our credit ratings are limited in scope and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the Notes and increase our corporate borrowing costs.

An active trading market may not develop for the Notes, and you may not be able to resell the Notes.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for the listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. We cannot assure you that an active or stable trading market will develop for the Notes. In addition, even if a trading market develops, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.

The Notes will be structurally subordinated to the debt and other liabilities of Sears Holdings’ subsidiaries and any future subsidiaries we may form or acquire.

The Notes are obligations exclusively of Sears Holdings Corporation. None of Sears Holdings’ existing subsidiaries, nor any subsidiaries that may be formed or acquired by us in the future, will guarantee our obligations under, or have any obligation to pay amounts due on, the Notes. As a result, the Notes will be “structurally subordinated” to all existing and future debt, trade creditors, and other liabilities of Sears Holdings’ existing subsidiaries and any subsidiaries that we may form or acquire in the future, including without limitation all liabilities under our secured credit facility and second lien notes. Our rights, and hence your rights as a holder of Notes, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. Even if we were recognized as a creditor, our claims would still be effectively subordinated to any security interests in or other liens on the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Certain of our subsidiaries, including Kmart Corporation and Sears Roebuck and Co. have guaranteed significant amounts of our secured borrowings. (See “Description of Certain Other Indebtedness.”) The indenture does not limit our subsidiaries’ ability to incur debt.

RISKS RELATING TO THE WARRANTS

The Warrants are a risky investment and may expire worthless.

If our Common Stock price falls and remains below the exercise price of the Warrants, the Warrants may not have any value and may expire without being exercised. There can be no assurance that the market price of our Common Stock will exceed the exercise price or the price required for you to achieve a positive return on your investment at any point during the warrant exercise period.

There is no existing market for the Warrants, and we cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the Warrants. The liquidity of any market for the Warrants will depend on a number of factors, including but not limited to:

•	the number of Warrants we issue in this offering;

•	the number of holders of the Warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Warrants; and

•	the market price of our Common Stock.

In addition, many of the risks that are described elsewhere in this section could materially and adversely affect the price of the Warrants.

The market price of the Warrants will be affected by the market price of our Common Stock, which may be volatile.

The market price of our Common Stock will significantly affect the market price of the Warrants. The market price of our Common Stock could be subject to significant fluctuations due to factors described above under “Risks Relating to the Company,” and we cannot predict how shares of our Common Stock will trade in the future. A decline in the market price of our Common Stock could lead to a decline in the market price of the Warrants. The price of our Common Stock also could be affected by possible sales of Common Stock by investors who view the Warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our Common Stock. The hedging or arbitrage of our Common Stock could, in turn, affect the market price of the Warrants.

Holders of the Warrants will have no rights as common stockholders until and unless they acquire our Common Stock.

Until you become a holder of record of the shares of our Common Stock issued upon settlement of your Warrants, you will have no rights with respect to our Common Stock, including rights to dividend payments, if any, rights to vote or rights to respond to tender offers. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the date on which you become holder of record of such shares as described under “Description of the Warrants—No Rights as Stockholders.”

The exercise price and the number of underlying shares may not be adjusted for all dilutive events.

The exercise price and the number of underlying shares are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our Common Stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described below under “Description of Warrants—Adjustments.” The exercise price and the number of underlying shares will not be adjusted, however, for other events, such as a third-party tender or exchange offer, that may adversely affect the market price of the Warrants or our Common Stock. Other events that adversely affect the value of the Warrants may occur that do not result in an adjustment to the exercise price or the number of underlying shares.

Additionally, the exercise price of, and the number of shares underlying, the Warrants will not be adjusted for any regular periodic cash dividends. While the Company has no current plans to begin paying regular cash dividends, the Company could do so in the future. Holders of our Common Stock are only entitled to receive such dividends as our board of directors may declare.

The Warrant Agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the Warrant Agent are limited.

The warrant agreement between Sears Holdings and the Warrant Agent (the “Warrant Agreement”) is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the Warrant Agent is not a trustee. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the Warrant Agreement, the Warrant Agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrantholders, acting individually or collectively, to take actions to enforce their rights under the Warrants or the Warrant Agreement.

RISKS RELATING TO OUR COMMON STOCK

As long as ESL exerts significant voting influence over us, your ability to influence matters requiring stockholder approval will be limited.

ESL owns approximately 48.5% of our Common Stock. So long as ESL directly or indirectly exerts significant voting influence over of our outstanding Common Stock, it will have the ability to significantly influence the election of the Board of Directors and the outcome of certain stockholder votes.

Accordingly, ESL will have the ability to exercise significant influence over certain actions to be taken or approved by our directors and stockholders, including with respect to certain mergers or business combinations or dispositions of all or substantially all of our assets.

ESL’s significant voting influence may discourage transactions involving a change of control of us, including transactions in which you, as a holder of our Common Stock, might otherwise receive a premium for your shares over the then-current market price. Subject to certain limits, ESL is also not prohibited from selling its significant interest in us to a third party and may do so without your approval and, subject to applicable laws, without providing for a purchase of your Common Stock. Accordingly, your Common Stock may be worth less than they would be if ESL did not maintain significant voting influence over us.

ESL’s interests may be different than your interests and Sears Holdings and ESL may have investments in other companies that may compete with us and may have interests from time to time that diverge from the interests of our other stockholders, particularly with regard to new investment opportunities.

The price of our Common Shares may decline if ESL or Sears Holdings alter their strategy with respect to their ownership of our shares.

ESL will, in their sole discretion, determine the timing and terms of any transactions with respect to their Common Stock, taking into account business and market conditions and other factors that they deem relevant. ESL is not subject to any contractual obligation to maintain its ownership position in us. Consequently, we cannot assure you that ESL will maintain its current ownership of our Common Stock. Any announcement by

ESL that they have reached a determination regarding what to do with their ownership of our Common Stock, or the perception by the investment community that ESL has reached such a determination, could have an adverse impact on the price of our Common Stock.

The significant number of shares of our Common Stock issuable upon exercise of the Warrants could adversely affect the trading prices of our Common Stock.

The Warrants being offered hereby could be exercised and result in the issuance of a significant number of shares of our Common Stock. Exercise of the Warrants and the sale in the market of our Common Stock issued upon such exercise or the perception that the Warrants will be exercised could depress the market price of our Common Stock. In addition, the price of our Common Stock could be adversely affected by possible sales, including short sales, of our Common Stock by investors in our Warrants and other securities, who engage in hedging and arbitrage activities.

Hedging arrangements relating to the Warrants may affect the value of our Common Stock.

In order to hedge their positions, holders of our Warrants may enter into derivative transactions with respect to our Common Stock, may unwind or adjust derivative transactions and may purchase or sell our Common Stock in secondary market transactions. The effect, if any, of any of these activities on the market price of our Common Stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our Common Stock.

The market price of our Common Stock is subject to market value fluctuations.

From time to time, the stock market experiences significant price and volume volatility that may affect the market price of our Common Stock for reasons unrelated to our performance. In addition, the financial markets are generally characterized by extensive interconnections among financial institutions and, accordingly, defaults by financial institutions could adversely affect us and the market price of our Common Stock. The value of our Common Stock is also subject to market value fluctuations based upon factors which influence our operations, such as legislative or regulatory developments, competition, technological change, and global capital market activity.

Sears Holdings has the ability to issue preferred shares without stockholder approval.

Our Charter authorizes our Board, without further stockholder action and upon the affirmative vote of 66 2/3% of the directors then in office, to provide for the issuance of up to 20,000,000 shares of preferred stock in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of each series. If we issue preferred shares, these additional securities may have dividend or liquidation preferences senior to our Common Stock. Issuance of such preferred stock could adversely affect the price of our Common Stock, which in turn could affect the price of the Warrants.

THE RIGHTS OFFERING

The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our Common Stock on the record date. If you hold your shares in a brokerage account or through a dealer or other nominee, please also refer to “—Notice To Brokers and Nominees” below.

Before deciding whether to exercise your Rights, you should carefully read this prospectus supplement, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus supplement.

General

We are distributing in the Rights Offering transferable Rights at no charge to the holders as of the record date of our outstanding shares of Common Stock. We are distributing one (1) Right for every 85.1872 outstanding shares of Common Stock, except that holders of Sears Holdings’ restricted stock that is unvested as of the record date are expected to receive cash awards in lieu of Rights. Each Right will entitle the holder thereof to purchase, at the holder’s election, at the Subscription Price, one (1) Unit, consisting of (a) a Note in the original principal amount of $500 and (b)17.5994 Warrants, with each Warrant entitling the holder thereof to purchase one share of our Common Stock. No fractional Rights will be distributed and you may only purchase whole Units in the Rights Offering. Accordingly, if you hold fewer than 86 shares of our Common Stock on the record date, then you will not be able to participate in the Rights Offering. The Warrants will be exercisable from their issue date until December 15, 2019 at an exercise price of $28.41 per share. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege. The Rights entitle the holders of Rights to purchase an aggregate of 1,250,000 Units for an aggregate purchase price of $625 million.

Reasons for the Rights Offering

We have been evaluating options to improve our liquidity in light of our recent results, our outlook for the future and our plan to improve our payables position. We have been exploring the availability of other financing options, including equity financing, a combination of debt and equity financing and asset sales.

In evaluating potential financing transactions, the Directors also took into account various factors, including:

•	our needs for additional capital, liquidity and financial flexibility;

•	analysis from our financial advisor;

•	alternatives available for raising capital on terms acceptable to us; and

•	current economic and financial market conditions.

In conjunction with its review of these factors, the Directors also reviewed our history and prospects, including our financial results, our expected future earnings, the outlook in our markets, and our current financial condition.

Participation of Our Directors, Officers and Other Significant Stockholders

Our directors and executive officers who own shares of Common Stock, as well as significant stockholders, are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all stockholders. Nevertheless, each such director and executive officer reserves the right, in his sole discretion, not to participate in the Rights Offering. Any such director, executive officer, or significant stockholders who subscribes for Units in the Rights Offering will pay the same Subscription Price per Unit paid by all other persons who exercise their Rights in the Rights Offering. See “—Principal Stockholders” below.

Basic Subscription Privilege

Each Right will entitle you to purchase one (1) Unit at the Subscription Price of $500 per Unit. We are distributing one Right for every 85.1872 shares of our Common Stock (that is, for each share of Common Stock that you own, there is a corresponding equivalent of 0.0117 of a Right). For example: If you own 1800 shares of Common Stock, you would be entitled to subscribe for 21 Units (1800 ÷ 85.1872, rounded down to the nearest whole number). You may exercise all or a portion of your Rights for whole Units or you may choose not to exercise any of your Rights at all.

Minimum Subscription Amount

You may only purchase whole Units at the Subscription Price in the Rights Offering. Accordingly, if you hold fewer than 86 shares of our Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering. If you deliver a payment of aggregate Subscription Price that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise your Rights, you will not be entitled to exercise your Rights and your entire payment of your aggregate Subscription Price received by the Subscription Agent will be returned to you as soon as practicable, without interest, following the expiration of the Subscription Period.

Over-Subscription Privilege

If you purchase all Units available to you pursuant to your basic subscription rights, you may also choose to purchase a portion of any Units that other holders of Rights do not purchase through the exercise of their basic subscription rights. Only holders who fully exercise all of their basic subscription rights, after giving effect to any purchases or sales of Rights prior to the time of such exercise, may participate in the over-subscription privilege. If you wish to exercise your over-subscription privilege, you must indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege, and provide payment as described below.

Units will be allocated in the Rights Offering as follows:

•	First, Units will be allocated to holders of rights who exercise their basic subscription rights at a ratio of one Unit per exercised subscription right.

•	Second, any Units that were eligible to be purchased in the Rights Offering will be allocated among the holders of rights who exercise the over-subscription privilege, in accordance with the following formula:

•	Each holder who exercises the over-subscription privilege will be allocated a percentage of the remaining Units equal to the percentage that results from dividing (i) the number of basic subscription rights which that holder exercised by (ii) the number of basic subscription rights which all holders who wish to participate in the over-subscription privilege exercised. Such percentage could result in the allocation of more or fewer over-subscription Units than the holder requested to purchase through the exercise of the over-subscription privilege.

•	For example, if Stockholder A holds 200 Rights and Stockholder B holds 300 Rights and they are the only two stockholders who exercise the over-subscription privilege, Stockholder A will be allocated 40% and Stockholder B will be allocated 60% of all remaining Units. (Example A)

•	Third, if the allocation of remaining Units pursuant to the formula described above in the second step would result in any holder receiving a greater number of Units than that holder subscribed for pursuant to the over-subscription privilege, then such holder will be allocated only that number of Units for which the holder over-subscribed.

•	For example, if Stockholder A is allocated 100 Units pursuant to the formula described above but subscribed for only 40 additional Units pursuant to the over-subscription privilege, Stockholder A’s allocation would be reduced to 40 Units. (Example B)

•	Fourth, any Units that remain available as a result of the allocation described above being greater than a holder’s over-subscription request (the 60 additional Units in Example B above) will be allocated among all remaining holders who exercised the over-subscription privilege and whose initial allocations were less than the number of Units they requested. This second allocation will be made pursuant to the same formula described above and repeated, if necessary, until all available Units have been allocated or all over-subscription requests have been satisfied in full.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the Rights Offering expires, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that could be available to you at the time you exercise your basic subscription rights (i.e., the aggregate payment for both your basic subscription right and for all additional Units you desire to purchase pursuant to your over-subscription request). Any excess subscription payments received by the Subscription Agent, including payments for additional Units you requested to purchase pursuant to the over-subscription privilege but which were not allocated to you, will be returned, without interest, promptly following the expiration of the Rights Offering.

Fractional Units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share. Computershare Inc. and Computershare Trust Company, N.A., collectively, our Subscription Agent for the Rights Offering, will determine, in its sole discretion, the over-subscription allocation based on the formula described above.

Principal Stockholders

As of the date hereof, ESL beneficially owns approximately 48.5% of the Common Stock.

ESL has advised Sears Holdings that Mr. Lampert and certain of the ESL Funds intend to exercise their Rights in full, though they have not entered into any agreement to do so. Although they have not stated any intention to do so, ESL may increase its percentage beneficial ownership of Sears Holdings through the exercise by Mr. Lampert and the participating ESL Funds of their basic subscription rights and over-subscription privilege or through private and/or open market purchases of additional Rights, Warrants or Common Stock or otherwise.

Certain investment vehicles affiliated with ESL that collectively hold approximately 4.2% of the Common Stock which is beneficially owned by ESL are liquidating entities that do not make new investments, such as the exercise of the Rights. As such, other affiliates of ESL may purchase the Rights from these entities, such Rights may be sold to third parties in the open market, such Rights may be distributed to underlying investors of such entity, or such Rights may be permitted to expire. Other than with respect to the investment vehicles described above Mr. Lampert and certain of the ESL Funds intend to exercise their Rights in full, though they have not entered into any agreement to do so.

In addition, Fairholme Capital Management, L.L.C., which beneficially owns approximately 23.6% of the outstanding Common Stock as of the date hereof, also has advised Sears Holdings that it expects that certain of its clients will participate in the Rights Offering at levels to be determined, subject to review of the terms and conditions of the Rights Offering and regulatory considerations.

You should not view the intentions of ESL or Mr. Lampert or Fairholme Capital Management, L.L.C. as a recommendation or other indication, by them or any member of the Sears Holdings board of directors, regarding whether the exercise of the Rights or the exercise of the over-subscription privilege is or is not in your best interests.

Expiration Time and Date

The Rights will expire and will have no value unless exercised prior to 5:00 p.m., New York City time, on November 18, 2014, unless the Subscription Period is extended. We reserve the right to extend the Subscription Period. We will notify you of any extension of the Subscription Period by issuing a press release. You must properly complete the rights certificate and deliver it, along with the full Subscription Price (without any deductions for bank charges or similar fees), to the Subscription Agent prior to 5:00 p.m., New York City time, on November 18, 2014, unless the Subscription Period is extended. “Street name” holders should follow the subscription instructions, payment methods, and deadlines set by their broker, dealer, custodian bank or other nominee. If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time, on the expiration of the Subscription Period. We will not be obligated to honor any purported exercise of Rights which the Subscription Agent receives after the expiration of the Subscription Period, regardless of when you sent the documents regarding that exercise. Notes and Warrants purchased in the Rights Offering will be issued through DTC or, for non-DTC participants through the Warrant Agent, and any payment of the aggregate Subscription Price for Units not allocated or validly purchased will be returned, without interest, as soon as practicable following the expiration of the Subscription Period. The Company will determine the date for the delivery of the Notes and the Warrants being issued in the Rights Offering following the expiration of the Subscription Period and will announce the anticipated delivery of the Notes and the Warrants at a later date.

This Rights Offering will not utilize notice of guaranteed delivery procedures. In order to properly execute your Rights, all payments and subscription certificates must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on November 18, 2014.

Amendment, Extension or Cancellation

We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period; however we do not currently intend to do so. We may cancel or withdraw the Rights Offering at any time prior to the expiration of the Subscription Period and for any reason. If we cancel or withdraw the Rights Offering, in whole or in part, all Rights will expire without value, and all payments of the aggregate Subscription Price received by the Subscription Agent will be returned, without interest, as soon as practicable.

Any amendment, extension or cancellation of the Rights Offering will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next trading day after the previously scheduled expiration date. See “Risk Factors—Risks Relating to the Rights Offering—Can Sears Holdings amend the terms of, cancel or extend the Rights Offering.”

Segregated Account; Return of Funds

The Subscription Agent will hold funds received in payment for Units in a segregated account pending completion of the Subscription Period. The Subscription Agent will hold this money until the completion of the Subscription Period or the cancellation of the Rights Offering and may remit this money to the Company pending issuance of the Notes and Warrants. If the Rights Offering is cancelled for any reason, we will return this money to subscribers, without interest, as soon as practicable.

Transferability of Rights

The Rights are transferable during the course of the Subscription Period. As a result, you may transfer or sell your Rights if you do not want to exercise them to purchase Units. The Rights have been approved for listing under the symbol SHLDZ on the NASDAQ Global Select Market. Sears Holdings currently expects that the

Rights will begin to trade on the NASDAQ on October 31, 2014, and will continue to trade until 4:00 p.m., New York City time, on November 13, 2014, the third trading day prior to the scheduled expiration date of the Rights Offering, unless Sears Holdings terminates the Rights Offering or extends the Subscription Period. The Rights are a new issue of securities with no prior trading market, and there can be no assurances provided as to the liquidity of the trading market for the Rights or their market value.

If you are a beneficial owner of shares of Common Stock on the record date or will receive your Rights through a broker, dealer, custodian bank or other nominee, Sears Holdings will ask your broker, dealer, custodian bank or other nominee to notify you of the Rights Offering. If you wish to sell your Rights, in addition to any other procedures your broker, custodian bank or other nominee may require, you must deliver your order to sell to your broker, custodian bank or other nominee such that it will be actually received prior to 4:00 p.m., New York City time, on November 13, 2014, the third trading day prior to the November 18, 2014 expiration date of this Rights Offering.

If you are a registered holder of Common Stock as of the record date and receive a rights certificate, you may take your rights certificate to a broker and request to sell the rights represented by the certificate. The broker will instruct you as to what is required to sell your Rights. In addition, you may transfer your Rights through the Subscription Agent as described in this prospectus supplement. The Subscription Agent will facilitate sales of the Rights until 5:00 p.m., New York City time, on November 12, 2014, the trading day prior to the expiration of the listing of the Rights on the NASDAQ. Commissions and applicable taxes or broker fees may apply if you sell your subscription rights through the Subscription Agent.

If the Subscription Agent sells Rights for you, it will aggregate and sell concurrently all rights being sold on a particular day and will send you a check for the net proceeds from the sale of any of your Rights, less any applicable taxes or broker fees, as soon as practicable following the sale. If your Rights can be sold, the sale will be deemed to have been made at the weighted average net sale price of all Rights sold by the Subscription Agent on the relevant date of sale. We cannot assure you, however, that a market will develop for the purchase and sale of the Rights or that the Subscription Agent will be able to sell your Rights.

IF YOU ARE A RIGHTS HOLDER AND YOU CHOOSE TO SELL YOUR RIGHTS THROUGH THE SUBSCRIPTION AGENT, YOU MUST DELIVER YOUR ORDER TO SELL YOUR RIGHTS TO THE SUBSCRIPTION AGENT BY 5:00 P.M., NEW YORK CITY TIME, NOVEMBER 12, 2014. IF LESS THAN ALL SALES ORDERS RECEIVED BY THE SUBSCRIPTION AGENT ON A PARTICULAR DATE ARE FILLED, IT WILL PRORATE THE NET PROCEEDS FROM THE SALE OF RIGHTS THAT WERE ABLE TO BE EXECUTED AMONG YOU AND THE OTHER RIGHTS HOLDERS THAT ELECTED TO SELL THEIR RIGHTS ON THAT DATE BASED UPON THE NUMBER OF RIGHTS THAT EACH HOLDER HAS INSTRUCTED THE SUBSCRIPTION AGENT TO SELL ON SUCH DATE. THE SUBSCRIPTION AGENT IS REQUIRED TO SELL YOUR RIGHTS ONLY IF IT IS ABLE TO FIND BUYERS.

If you sell your Rights through your broker, custodian bank or other nominee, you must deliver your order to sell to your broker, custodian bank or other nominee such that it will be actually received well in advance of 4:00 p.m., New York City time, on November 13, 2014, the third trading day prior to the November 18, 2014 expiration date of this Rights Offering. You may receive a different amount of proceeds than if you sell the same amount of Rights through the Subscription Agent. If you sell your Rights through your broker, custodian bank or other nominee instead of the Subscription Agent, your sales proceeds will be the actual sales price of your Rights less any applicable brokers commission, taxes or other fees, rather than the weighted average net sale price of all Rights sold by the Subscription Agent on the relevant date described above.

Revocation, Withdrawal or Cancellation of Subscription Rights

You may revoke, withdraw or otherwise cancel your previously exercised Rights at any time prior to 5:00 p.m., New York City time, on November 17, 2014, the trading day prior to the scheduled expiration date. In order to exercise your withdrawal right, the Subscription Agent must receive written notice by the deadline stated in the prior sentence stating:

•	the name of the holder;

•	the number of previously exercised Rights being withdrawn;

•	the CUSIP number of the Rights (812350 148); and

•	a statement that the holder is withdrawing its election to exercise Rights.

If you do not indicate the number of Rights being withdrawn then you will be deemed to have withdrawn all of your Rights previously exercised. Beneficial holders wishing to withdraw their exercise of Rights should contact their broker, dealer, custodian bank or other nominee by 5:00 p.m., New York City time, on November 14, 2014, the second trading day prior to the scheduled expiration date. Your broker, dealer, custodian bank or other nominee may establish an earlier deadline for you to provide them notice of your intent to withdraw. The nominee holder will then contact the Depository Trust Company to withdraw your exercise of Rights. Your broker, dealer, custodian bank or other nominee must notify the Depository Trust Company of your election to withdraw your exercise of Rights by 5:00 p.m., New York City time, on November 17, 2014, the trading day prior to the scheduled expiration date. All subscription payments will be returned as promptly as practicable without interest.

Procedures for Exercising Rights

To exercise your Rights, you must take the following steps:

•	If you are a record holder of our Common Stock and wish to participate in the Rights Offering, you must deliver a properly completed and signed rights certificate, together with payment of the aggregate Subscription Price (without any deductions for bank charges or similar fees), to the Subscription Agent before 5:00 p.m., New York City time, on November 18, 2014, the expiration of the Subscription Period, unless such date is extended by us.

Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO SEARS HOLDINGS CORPORATION. You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your aggregate Subscription Price (without any deductions for bank charges or similar fees) in respect of the Rights you intend to exercise. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., New York City time, on November 18, 2014, unless such date is extended by us.

If you deliver a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest.

If you deliver a payment that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest, following the expiration of the Subscription Period.

You will not receive interest on any payments refunded to you under the Rights Offering.

•

If your shares are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the rights you own. Your broker, dealer, custodian bank or other nominee will notify you of the Rights Offering. The record holder must exercise the Rights and deliver payment of the aggregate Subscription Price (without any deductions for bank charges or similar fees) on your behalf. If you wish to exercise Rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that may be before the expiration of the Subscription Period.

If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time, on the expiration of the Subscription Period.

Instructions for Completing your Rights Certificate

You should read the instruction letter carefully and strictly follow it. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO SEARS HOLDINGS CORPORATION.

We will not consider your subscription to exercise your Rights received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate and payment of the aggregate Subscription Price (without any deductions for bank charges or similar fees). The risk of delivery of all documents and payments is borne by you or your broker, dealer, custodian bank or other nominee, not by the Subscription Agent or us.

The method of delivery of rights certificates and payment of the aggregate Subscription Price to the Subscription Agent will be at the risk of securityholders. If sent by mail, we recommend that you deliver rights certificates and payments by registered mail, postage prepaid, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the Subscription Period.

Payment Methods

Payments submitted to the Subscription Agent with a subscription rights certificate must be made in full in U.S. currency by personal check drawn against a U.S. bank payable to “Computershare Inc. (acting as Subscription Agent for Sears Holdings Corporation).” If you hold Rights through an account with a broker, dealer, custodian bank or other nominee, you must follow the payment procedures specified by your broker, bank, or other nominee.

To be effective, any payment related to the exercise of a Right must be received by the Subscription Agent and clear prior to the expiration of the Subscription Period. You are responsible for all bank or similar fees and charges related to payment by personal check. You are also responsible for obtaining payment in proper form of the aggregate Subscription Price in respect of the Rights you intend to exercise, notwithstanding any limitations on the amount of payment that may be imposed by the institution facilitating your chosen form of payment.

Payment of the Subscription Price related to the exercise of a Right received after the expiration of the Subscription Period will not be honored, and the Subscription Agent will return your payment to you, without interest, as soon as practicable, without interest.

The Subscription Agent will be deemed to receive payment of the Subscription Price related to the exercise of a Right upon receipt by the Subscription Agent of personal check drawn against a U.S. bank payable to “Computershare Inc. (acting as Subscription Agent for Sears Holdings Corporation).”

You are responsible for all bank or similar fees and charges related to payment by personal check.

Missing or Incomplete Subscription Information

If you do not indicate the number of Rights being exercised or do not forward full payment of the total Subscription Price for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised your Rights solely with respect to the maximum number of Rights that may be exercised with the payment of your aggregate Subscription Price you delivered to the Subscription Agent, subject to the availability of Units under the over-subscription privilege. If we do not apply your full Subscription Price payment to your purchase of the Units, we or the Subscription Agent will return the excess amount to you by mail, without interest, as soon as practicable after the expiration of the Subscription Period. If you deliver a payment that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest, following the expiration of the Subscription Period. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

Notice to Brokers and Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares for the account of others on the record date of the Rights Offering, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. You should obtain instructions from the beneficial owner with respect to their Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the Subscription Agent with the proper payment of the Subscription Price or otherwise take such action as is effective to exercise the Rights and make payment therefor in accordance with the applicable procedures of DTC and your institution. If you hold shares of our Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Common Stock on the record date for the Rights Offering, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

No Fractional Rights or Units

We will not issue fractional Rights or Units. We will issue one Right per 85.1872 shares of Common Stock held as of the record date, rounded down to the nearest whole Right. For example, if you held 200 shares of Common Stock, you would receive two Rights (200 ÷ 85.1872, rounded down to the nearest whole number). Each Right is exercisable for one Unit.

U.S. Federal Income Tax Treatment of Rights Distribution

The U.S. federal income tax treatment of the receipt, exercise and expiration of the Rights is subject to uncertainty. See “Certain Material United States Federal Income Tax Considerations.”

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF RIGHTS IN THIS OFFERING AND THE EXERCISE OF THE RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

No Recommendation to Rights Holders

None of our board of directors, officers, Subscription Agent, Information Agent, Transfer Agent, Trustee or Warrant Agent is making any recommendation regarding your exercise, sale or transfer of Rights in the Rights Offering or the sale or transfer of the underlying Notes or Warrants or shares of Common Stock issuable upon exercise of the Warrants. Further, we have not authorized anyone to make any recommendation. Holders who exercise Rights will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus supplement, as it may be supplemented from time to time. See “Risk Factors” in this prospectus supplement and in any document incorporated by reference into this prospectus supplement.

Fees and Expenses

We will pay all fees charged by the Subscription Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights, including all bank or similar fees and charges related to payment by personal check and all fees charged by a broker, dealer, custodian bank or other nominee. Neither the Subscription Agent nor we will pay such commissions, fees, taxes, expenses or other charges.

Our Decisions are Binding

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by us. Our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time that we may determine. We may also, in our sole discretion, reject the attempt to exercise any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within the time that we determine. Neither we nor the Subscription Agent will be under any duty to give notice of any defect or irregularity in connection with the submission of rights certificates.

Subscription Agent

Computershare Inc. and Computershare Trust Company, N.A., collectively, is acting as the Subscription Agent for the Rights Offering under an agreement with us. All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of Rights, must be delivered to Computershare Inc. as follows:

By first class mail:	By overnight courier:

Computershare Inc. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Computershare Inc. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Information Agent

Georgeson Inc. is acting as the Information Agent for the Rights Offering under an agreement with us. If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please call Georgeson Inc. by calling 866-695-6078 (toll free) or emailing SearsNotesandWarrantsOffer@georgeson.com.

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from securityholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any Notes and Warrants you may elect to purchase by exercise of your subscription privilege in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights you will not be able to participate in the Rights Offering. However, we are not aware of any states or jurisdictions that would preclude participation in the Rights Offering.

USE OF PROCEEDS

Assuming that the Rights Offering is closed and subscribed in full, we expect to receive net proceeds, after deducting fees and expenses, of approximately $621.05 million in the aggregate. We intend to use the net proceeds for general corporate purposes.

DIVIDEND POLICY

We do not currently expect to declare or pay dividends on our Common Stock for the foreseeable future. Instead, we intend to retain earnings to finance the growth and development of our business and for working capital and general corporate purposes. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of August 2, 2014, on a pro forma basis, based upon the Unaudited Pro Forma Consolidated Financial Information included in the Current Report on Form 8-K of Sears Holdings filed on October 20, 2014 (the “Pro Forma 8-K”), and as adjusted basis to reflect (i) the issuance of $625 million of the Notes offered hereby, assuming that the Rights Offering is closed and all Rights are subscribed, and the application of the proceeds therefrom; and (ii) the $400 million secured short-term loan described in “Description of Certain Other Indebtedness” below, in each case without reflecting payment of related fees and expenses. Proceeds of the offering are reflected in cash for illustrative purposes only. We intend to use the net proceeds for general corporate purposes, which purposes have not yet been determined. See “Use of Proceeds.”

You should read the following table together with the Pro Forma 8-K. You should also read the following table together with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, our Quarterly Report on Form 10-Q for the Quarter Ended August 2, 2014, each of which is incorporated by reference in this prospectus supplement.

	August 2, 2014
millions	Pro Forma	As Adjusted
Cash and cash equivalents*	$765	$1,790

Short-term borrowings:
Unsecured commercial paper	$7	$7
Secured borrowings	$1,397	$1,397
Secured short-term loan	$—	$400
Long-term debt, including current portion:
Notes and debentures outstanding	$2,566	$2,566
Capitalized lease obligations	$292	$292
Notes offered hereby	—	$625

Total borrowings	$4,262	$5,287

Total stockholders’ equity	$631	$631

Total capitalization	$4,893	$5,918

*	Proceeds of the offering are reflected in cash and cash equivalents for illustrative purposes only. We intend to use the net proceeds for general corporate purposes, which purposes have not yet been determined.

PRICE RANGE OF COMMON STOCK

Our Common Stock is traded on the NASDAQ Global Select Market under the ticker symbol “SHLD.” The following table sets forth the high and low sales prices for our Common Stock for the periods indicated.

	Nasdaq Global Select Market
	High	Low
Fiscal Year 2014
Third Quarter (through October 29, 2014)	$40.78	$24.10
Second Quarter	$45.00	$34.88
First Quarter	$51.06	$31.26

Fiscal Year 2013
Fourth Quarter	$67.50	$34.21
Third Quarter	$66.00	$38.88
Second Quarter	$60.74	$41.84
First Quarter	$54.22	$43.72

Fiscal Year 2012
Fourth Quarter	$68.77	$38.40
Third Quarter	$67.20	$47.01
Second Quarter	$65.70	$46.28
First Quarter	$85.90	$41.14

DETERMINATION OF SUBSCRIPTION PRICE

On October 19, 2014, the Sears Holdings board of directors determined that the aggregate exercise price for the Units being distributed in the Rights Offering is $625 million and established the exercise price for the Warrants based upon the last reported sale price of the Common Stock on the trading day prior to the determination by the board of directors. The subscription price is equal to the aggregate exercise price divided by the total number of Units to be distributed. In determining the aggregate exercise price, the Sears Holdings board of directors considered a number of factors, including those described below. The price per Unit in the Rights Offering may not be indicative of the market value of the Note or Warrants underlying each Unit. We cannot assure you that the trading price of our Common Stock will not decline during or after the Rights Offering. We do not currently intend to change the Subscription Price or the terms of the Units in response to changes in the trading price of our Common Stock prior to the closing of the Rights Offering.

We cannot assure you that you will be able to sell the Note or Warrants underlying each Unit at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all. We also cannot assure you that you will be able to sell the shares of Common Stock issuable upon exercise of the Warrants at a price equal to or higher than the exercise price for such shares, which may exceed the then-current market price of our Common Stock. Prior to the issuance of the Notes and Warrants, there has been no market for these securities and you may not be able to sell the Notes or Warrants at a price you believe may be indicated by the price per Unit, if at all. We cannot provide you any assurances as to the liquidity of or the trading market for the Notes or Warrants issued in connection with the Rights Offering.

In the course of reaching its determination on the aggregate exercise price, Sears Holdings’ board of directors considered a number of factors, including without limitation:

•	that the structure of the Rights Offering treats all stockholders of Sears Holdings equally through a distribution of transferable subscription rights on a pro rata basis to all stockholders;

•	Sears Holdings’ liquidity needs and the aggregate amount of proceeds to be paid to Sears Holdings pursuant to the Rights Offering if the Rights Offering were fully subscribed;

•	the desirability of the Rights Offering relative to other potential methods of raising capital; and

•	the presentations by Sears Holdings’ management and the information provided to the board of directors regarding the business plan and proposed debt capitalization for Sears Holdings, including the Notes to be issued hereunder.

The foregoing discussion of the information and factors considered by Sears Holdings’ board of directors is not intended to be exhaustive, but includes the material factors considered by Sears Holdings’ board of directors in setting the aggregate exercise price. In view of the wide variety of factors considered by Sears Holdings’ board of directors in evaluating the Rights Offering and the aggregate exercise price, Sears Holdings’ board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of Sears Holdings’ board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Sears Holdings’ board of directors’ determinations and recommendations described above were based upon the totality of the information considered.

DESCRIPTION OF THE UNITS

The following description summarizes certain terms of the Units, which consist of Notes and Warrants. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes, the Indenture, the Warrants and the Warrant Agreement. We will provide copies of these documents to you upon request.

We are distributing in the Rights Offering transferable Rights at no charge to the holders as of the record date of our outstanding shares of Common Stock. We are distributing one (1) Right for every of 85.1872 outstanding shares of Common Stock, except that holders of Sears Holdings’ restricted stock that is unvested as of the record date are expected to receive cash awards in lieu of Rights. Each Right will entitle the holder thereof to purchase, at the holder’s election, at the Subscription Price, one (1) Unit, consisting of (a) a Note in the original principal amount of $500, and (b) 17.5994 Warrants, with each Warrant entitling the holder thereof to purchase one share of our Common Stock. You may only purchase whole Units in the Rights Offering and no fractional Units will be issued. As a result, if you hold fewer than 86 shares of our Common Stock on the record date, then you will not be able to satisfy the minimum subscription amount and will not be able to participate in the Rights Offering. The Warrants will be exercisable from their issue date until December 15, 2019 at an exercise price of $28.41 per share.

In total, we are offering 1,250,000 Units in the Rights Offering. If the Rights are fully exercised in the Rights Offering, the purchase of Units will result in the issuance of $625 million aggregate original principal amount of Notes and Warrants to purchase 21,999,296 shares of our Common Stock. We will not issue fractional Warrants. If you would be entitled to receive a fractional number of Warrants upon exercise of the Rights, the total number of Warrants to be issued to you will be rounded down to the nearest whole number.

The Units are not transferable and will not be listed on any exchange. Upon the closing of the Rights Offering, the components of the Units will immediately separate from one another such that the Notes and Warrants will constitute separate securities and will be transferable separately.

DESCRIPTION OF THE NOTES

We are offering an aggregate of $625 million of our 8% Senior Notes due 2019 (CUSIP Number 812350 AF3), which we refer to as the “Notes.” The following description is a summary of the material provisions of the Notes and the Indenture. It does not restate the Indenture in its entirety. We urge you to read carefully the Indenture because it, and not this description, defines your rights as a holder of the Notes. The Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”). Copies of the Indenture are available as set forth under “—Where You Can Find More Information.” Certain defined terms used in this description but not defined below may have the meanings assigned to them in the Indenture. The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture. In this section, when we refer to the “Company,” “Sears,” “we,” “our,” or “us,” we are referring to Sears Holdings Corporation and none of its subsidiaries.

General

The Notes will be issued by the Company as a new series of debt securities under an indenture to be executed by Sears (the “Issuer”) and Computershare Trust Company, N.A., as trustee, on or about the issue date of the Notes, which we refer to as the “base indenture.” The terms of the Notes will include those stated in the base indenture, as well as those stated in the supplemental indenture related to the Notes (the base indenture, as supplemented by such supplemental indenture is referred to as the “Indenture”).

The Notes will not be guaranteed, and will not be required to be guaranteed, by any of our subsidiaries.

We may, from time to time, without the consent of the holders of the Notes, create and issue additional debt securities under the Indenture (“debt securities”) of the same or a different series in an unlimited aggregate principal amount, which may rank equally in right of payment with the Notes offered in this offering. Any additional debt securities of the same series as the Notes being offered in this offering (“additional notes”) would be issued under the Indenture with substantially the same terms as the Notes being offered in this offering (except the issue date, the public offering price and, if applicable, the initial interest accrual date and the initial interest payment date) and would be consolidated, and form a single series, with the Notes being offered in this offering; provided that if such additional notes are not fungible with the Notes offered in this offering for U.S. federal income tax purposes, or to the extent required by applicable securities laws or regulations or procedures of DTC, such additional notes will have a separate CUSIP number. Unless the context otherwise requires, references herein to “Notes” are deemed to include any additional notes actually issued.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for the listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system.

The Notes will be issued in fully registered form only, in minimum denominations of $500 and integral multiples of $500 in excess thereof.

The Notes will mature on December 15, 2019. The Notes will not be subject to mandatory redemption or to any sinking fund.

Ranking

The Notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. See “Capitalization” and “Description of Certain Other Indebtedness.” However, the Notes will be structurally subordinated to any indebtedness of Sears Holdings’ existing subsidiaries and any of our future subsidiaries, including the borrowings under and guarantees by certain of our subsidiaries of our senior secured credit facilities and our existing second lien notes. The Notes also will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including outstanding borrowings under our senior secured credit facilities and 6 5⁄8% senior secured notes due 2018.

The Indenture will not limit the amount of other indebtedness that we may incur.

Payment of Interest

The Notes will bear interest from the earlier of the date of issuance and the date that the Company receives some or all of the proceeds from the Rights Offering from the Subscription Agent, at the annual rate of 8%. Interest on the Notes will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2015, to the persons in whose names the Notes are registered at the close of business on the immediately preceding June 1 and December 1, respectively. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, any date of repurchase or redemption or the maturity date of the Notes is not a trading day, then payment of principal and interest will be made on the next succeeding trading day. No interest will accrue on the amount so payable for the period from such interest payment date, repurchase date, redemption date or maturity date, as the case may be, to the date payment is made. The term “trading day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

Payments of principal, premium, if any, and interest to holders of book-entry interests in global notes are expected to be made in accordance with the procedures of DTC and its participants in effect from time to time. See “—Book-entry; Delivery and Form.”

Optional Redemption

The Notes are not subject to redemption except as provided in this “—Optional Redemption” section. At any time, and from time to time, prior to the maturity date of the Notes, we may redeem the Notes in whole or in part, at our option, at a redemption price equal to the greater of:

1.	100% of the principal amount of the Notes to be redeemed; and

2.	the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but not including, the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

“Comparable Treasury Issue” means the United States Treasury security or securities selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average (as determined by the Quotation Agent) of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all such Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average (as determined by the Quotation Agent) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third trading day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed (or, in the case of book-entry interests, transmitted electronically) at least 30 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture as described under “—Defeasance and Discharge Prior to Maturity” and “—Satisfaction and Discharge,” respectively. Notice of redemption may, at our option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. Prior to any redemption date, we are required to deposit with the paying agent money sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including, the redemption date, on the Notes to be redeemed on such redemption date. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the trustee by lot or another method in accordance with DTC procedures.

Waiver of Covenants

The indenture will provide that the holders of a majority in principal amount of the outstanding Notes may waive compliance with certain covenants or conditions set forth in the Indenture.

Consolidation, Merger or Sale of Assets

The Indenture will provide that the Issuer will not consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:

1.	Sears Holdings shall be the continuing entity, or the resulting, surviving or transferee Person (the “Successor”) shall be a Person organized and existing under the laws of the United States of America or any State or jurisdiction thereof and the Successor (if not the Issuer) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of Sears Holdings under the Notes and the Indenture;

2.	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

3.	if the Issuer is not the Successor, the Issuer or the Successor shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture (if any) comply with the Indenture and that such supplemental indenture constitutes the legal valid and binding obligation of the Successor subject to customary exceptions;

provided, this covenant shall not apply to a sale, lease or conveyance of all or substantially all of the properties or assets of the Issuer to a subsidiary of the Issuer. The Successor will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture. The Issuer shall be relieved of all obligations and covenants under the Notes and the Indenture, provided that in the case of a lease of all or substantially all of the Issuer’s properties or assets, the Issuer will not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes.

The covenants contained in the Indenture and the Notes would not necessarily afford holders of the Notes protection in the event of a highly leveraged or other transaction involving Sears Holdings that may adversely affect such holders, including by increasing the amount of Sears Holdings’ indebtedness outstanding at such time or otherwise affecting Sears Holdings’ capital structure or credit ratings on the Notes.

Events of Default, Notice and Waiver

The indenture defines an event of default as any one of the following events:

1.	default in the payment of any interest upon the Notes when the same becomes due and payable, and continuance of such default for a period of 30 days;

2.	default in payment of principal of (or premium, if any, on) the Notes at maturity, except any maturity occurring by reason of a call for redemption;

3.	default in the performance, or breach, of any other covenant contained in the indenture for the benefit of the holders of the Notes and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by holders of at least 25% in principal amount of the Notes then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”; or

4.	certain events of bankruptcy, insolvency and reorganization with respect to Sears Holdings.

The indenture includes a covenant that Sears Holdings will deliver to the trustee, within 120 days after the end of Sears Holdings’ fiscal year a statement of an officer regarding compliance with the indenture.

If an event of default (other than an event of default specified in clause (4) above) occurs and is continuing then, and in every such case, the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and all accrued and unpaid interest, if any, on the outstanding Notes to be immediately due and payable, by a notice in writing to us (and to the trustee if given by holders of Notes), and upon any such declaration such principal, together with accrued and unpaid interest, if any, thereon, shall become immediately due and payable. If an event of default specified in clause (4) above occurs and is continuing then, and in every such case, the principal of and all accrued and unpaid interest, if any, on the outstanding Notes shall automatically, and without declaration or other action on the part of the trustee or any holder of Notes, become immediately due and payable.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the Notes, by written notice to us and the trustee, may rescind and annul, as to the Notes, such declaration and its consequences if: (1) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest on all of the Notes, the principal of (and premium, if any, on) the Notes which has become due otherwise than by such declaration of acceleration, and interest thereon after the date such principal became due at the rate or rates specified by the terms of the indenture or the Notes, to the extent that payment of such interest is legally enforceable, interest upon overdue interest at the rate or rates specified by the terms of the indenture or the Notes, and all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and (2) all events of default, other than the non-payment of the principal of the Notes which has become due solely by such acceleration, have been cured or waived.

The indenture will provide that the trustee will give holders of Notes notice of default as and to the extent provided by the TIA, which provides that notice of default must be given within 90 days after the occurrence of such default; provided that, except in the case of default in the payment of principal of (or premium, if any, on) or interest, if any, on the Notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an event of default.

The holders of a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive, as to the Notes, any past default under the indenture and its consequences, except a default not theretofore cured (1) in the payment of the principal of (or premium, if any, on) or interest, if any, on the Notes, or (2) in respect of a covenant or provision of the indenture which as described under “—Modification of the Indenture or Supplemental Indenture” below cannot be modified or amended without the consent of each holder of outstanding Notes.

The indenture will provide that the holders of a majority in outstanding principal amount of the Notes have the right, subject to certain exceptions, on behalf of the holders of the Notes, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

The trustee is required to exercise in the case of an event of default such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The indenture will provide that the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of Notes, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

1.	such holder has previously given written notice to the trustee of a continuing event of default;

2.	the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

3.	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

4.	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

5.	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Modification of the Indenture or Supplemental Indenture

Except as provided in the next two succeeding paragraphs, we and the trustee, with the consent of the holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange for the Notes), may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the Notes.

Without the consent of each holder of Notes that are affected, an amendment may not (with respect to any Notes held by a non-consenting holder):

1.	change the stated maturity of the Notes or reduce the principal payable at stated maturity or which could be declared due and payable prior thereto or change any redemption price thereof as described under “—Optional Redemption”;

2.	reduce the rate of interest payable on the Notes;

3.	reduce the percentage in principal amount of the Notes, the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided in the indenture;

4.	change any place or the currency of payment of principal of (or premium, if any) or interest, if any, on any note;

5.	impair the right to institute suit for the enforcement of any payment on or with respect to any note on or after the stated maturity thereof (or, in the case of redemption under “—Optional Redemption,” on or after the redemption date); or

6.	modify any of the provisions of this paragraph or the percentage set forth in the immediately preceding paragraph, in the section of the indenture relating to a waiver of past defaults or in the section of the indenture relating to a waiver of certain covenants as described under “Waiver of Covenants” above, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in references to the trustee and concomitant changes in this paragraph or the immediately preceding paragraph or the deletion of this proviso, in accordance with the requirements for appointing a successor trustee.

Without the consent of the holders of the Notes, we and the trustee, at any time and from time to time, may enter into one or more supplement indentures for any of the following purposes:

1.	to evidence the succession of another Person to Sears Holdings, and the assumption by any such successor of the covenants and obligations of Sears Holdings in the indenture and in the Notes;

2.	to add to the covenants of Sears Holdings, for the benefit of the holders of the Notes or to surrender any right or power conferred upon Sears Holdings in the indenture;

3.	to add one or more guarantees for the benefit of Holders of the Notes or to evidence the release of any such guarantee to the extent provided for by the terms thereof;

4.	to add collateral security with respect to the Notes or any guarantee thereof;

5.	to cure any ambiguity, to correct or supplement any provision in the indenture or the Notes which may be inconsistent with any other provision in the indenture or the Notes, or to make any other provisions with respect to matters or questions arising under the indenture or the Notes which shall not be inconsistent with the provisions of the indenture or the Notes, provided that such action shall not adversely affect the interest of any of the holders of the Notes in any material respect;

6.	to modify, eliminate or add to the provisions of the indenture or the Notes to such extent as shall be necessary to effect or maintain the qualification of the indenture under the TIA, or under any similar Federal statute enacted, and to add to the indenture such other provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA or any corresponding provision in any similar Federal statute enacted in the future;

7.	to provide for the issuance under the indenture of securities in the form only of an entry or entries in the securities register (including all appropriate notification and publication and other provisions), and to provide for exchangeability of such securities with the securities of the same series issued under the indenture;

8.	to set forth the forms or terms (including, without limitation, additional covenants and changes in or eliminations of covenants previously set forth in the indenture) of any one or more series of debt securities not previously issued;

9.	to change or eliminate any of the covenants or other provisions of the indenture in respect of one or more series of debt securities, other than the Notes;

10.	to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or

11.	to comply with the rules of any applicable securities depository.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. It shall not be necessary for holders of Notes to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such holders shall approve the substance thereof.

Defeasance and Discharge Prior to Maturity

We may elect, at any time, to fully discharge all or any specified portion of our obligations, and we will be deemed to have paid and discharged the entire indebtedness represented by the Notes or, at our option, any specified payment obligation and to have satisfied all our other obligations under the Notes and the indenture insofar as the Notes are concerned (and the trustee, at the expense of Sears Holdings, shall execute instruments as reasonably requested by Sears Holdings acknowledging the same) (“Defeasance”), subject to the following which will survive until otherwise terminated or discharged under the indenture:

1.	the rights of holders of outstanding Notes to receive, solely from the trust fund referred to below, payments in respect of all or any defeased portion of the principal of and any premium and/or interest on the Notes when payments are due;

2.	our obligations concerning issuing temporary notes, registration of transfer of notes, the replacement of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

3.	the rights and immunities of the trustee under the indenture; and

4.	the Defeasance provisions of the indenture.

In order to exercise Defeasance:

1.	Sears Holdings shall have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, (A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the trustee to pay and discharge, all or any specific portion of the principal of and any premium and interest on the Notes on the respective interest payment date and/or stated maturities, in accordance with the terms of the indenture and the Notes;

2.	Sears Holdings shall have advised the trustee in writing of the payment or payments of the Notes to which such deposit is to be applied;

3.	such Defeasance shall not cause the trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of the TIA);

4.	such Defeasance shall not result in the trust arising from any such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under such Act or exempt from registration thereunder;

5.	Sears Holdings shall have paid or caused to be paid all other sums payable by us under the indenture; and

6.	Sears Holdings shall have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the Defeasance have been complied with.

Such Defeasance shall be effective on and after the date that the conditions set forth in clauses 1. through 6. above are satisfied.

For U.S. income tax purposes, it is likely that any such Defeasance will be treated as a taxable exchange of the Notes for interests in the trust. In that event, a holder will recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Notes and the value of the holder’s interest in such trust; and thereafter will be required to include in income a share of the income, gain and loss of the trust. Purchasers of the Notes should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Satisfaction and Discharge

The indenture will cease to be of further effect (except as to any surviving rights of registration of transfer of Notes expressly provided for therein, any rights to receive payments of interest on the Notes, and the rights and immunities of the trustee), and the trustee, on demand of and at our expense, will execute instruments as reasonably requested by us acknowledging satisfaction and discharge of the indenture, when:

1.	either:

a.	all Notes that have been authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Notes for whose payment money has been either deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust or paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the trustee for cancellation; or

b.	all Notes that have not been so delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of the notice of redemption by the trustee in the name, and at the expense, of us, and we have deposited or caused to be deposited with the trustee, as trust funds in trust for this purpose, (A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the trustee to pay and discharge, the entire indebtedness on the Notes not delivered to the trustee for cancellation, for principal, premium, if any, and accrued and unpaid interest, if any, to, but not including, the date of such deposit (in the case of Notes that have become due and payable) or maturity or redemption, as the case may be; provided that, with respect to any redemption pursuant to “—Optional Redemption,” the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Treasury Rate as of the third business date preceding the date of such deposit with the trustee;

2.	we have paid or caused to be paid all other sums payable by us under the indenture; and

3.	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge have been complied with.

Upon compliance with the foregoing, the trustee shall execute such instrument(s) as reasonably requested by us acknowledging the satisfaction and discharge of all of our obligations under the Notes, subject to such provisions that shall survive pursuant to terms of the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of ours or any successor entity, as such, will have any liability for any of our obligations under the Notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Outstanding Amounts

In determining whether the holders of the requisite principal amount of the Notes have given or made any request, demand, authorization, direction, notice, consent or waiver or performed any other action under the Indenture, Notes owned by the Issuer or any affiliate of the Issuer shall be disregarded and deemed not to be outstanding.

Forms and Denominations

The Notes will be issued as permanent global securities in the name of a nominee of DTC, in uncertificated book entry form or in physical form. Notes issued as permanent global securities in the name of a nominee of DTC will be available only in book-entry form except in certain limited circumstances. See “Book-Entry; Delivery and Form.”

Concerning the Trustee

If the trustee becomes a creditor of ours, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Governing Law

The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We are offering an aggregate of 21,999,296 Warrants (CUSIP Number 812350 155), which we refer to as the “Warrants.” The following description is a summary of the material provisions of the Warrant Agreement (as defined below). It does not restate the agreement in its entirety. We urge you to read carefully the Warrant Agreement because it, and not this description, defines your rights as a holder of the Warrants. A form of the Warrant Agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. Certain defined terms used in this description but not defined in this prospectus supplement have the meanings assigned to them in the Warrant Agreement. The registered holder of a Warrant will be treated as the owner of it for all purposes. Only registered holders will have rights under the Warrant Agreement. In this section, when we refer to the “Company,” “Sears,” “we,” “our,” or “us,” we are referring to Sears Holdings Corporation and none of its subsidiaries.

General

Each Warrant, when exercised, will entitle the holder thereof to purchase one share of our Common Stock at an exercise price of $28.41 per share under the terms of the Warrant Agreement (as defined below). The exercise price and the number of shares of Common Stock issuable upon exercise of a Warrant are both subject to adjustment in certain cases. See “—Adjustments” below.

The Warrants may be exercised at any time on or after the date of issuance. Unless earlier exercised, the Warrants will expire on December 15, 2019.

The Warrants will be issued pursuant to a warrant agreement between us and the Warrant Agent (the “Warrant Agreement”). The Warrants are subject to the terms of the Warrant Agreement and may only be exercised or transferred in accordance with the terms thereof. You should read the Warrant Agreement for a more complete discussion of the terms of the Warrants. We cannot assure you that a market will develop for the Warrants. See “—Transferability of Warrants” below.

Beneficial owners of our Common Stock whose shares are held in “street name” will have their Warrants credited to the account of their broker, dealer, custodian bank or other nominee, and record holders of our Common Stock who acquire Warrants in their own name will have their Warrants credited in book-entry directly to them. The Company will determine the date for the delivery of the Warrants being issued in the Rights Offering following the expiration of the Subscription Period and will announce the anticipated delivery date of the Warrants at a later date. Warrants recorded directly in book-entry form may be exchanged for a beneficial interest in a Global Warrant Certificate at any time by instructions to the Warrant Agent in the form specified in the Unit Warrant.

Exercise

In order to exercise all or any of the Warrants, the holder thereof is required to deliver to the Warrant Agent a notice of election attached to the Warrant Agreement and pay the amount of the full exercise price for each share of Common Stock. The exercise price may be paid in either (i) cash or (ii) Notes (with a principal amount of $500 or any whole multiple thereof) which shall be valued at their aggregate principal amount, plus accrued and unpaid interest, if any (other than any interest with respect to which a record date for the payment of such interest has occurred), in each case unless we do not maintain an effective registration statement. See “—Maintenance of Registration Statement” below. If a holder desires to exercise Warrants that are held in global form and/or pay for the exercise of any Warrants with Notes that are held in global form (in each case as described below under “—Book-Entry; Delivery and Form”), (A) such holder’s ability to pay the exercise price of the Warrants in Notes is subject to DTC’s applicable procedures and (B) such holder must (1) notify the Warrant Agent of its intention to do so and (2) effect, or arrange for, the transfer of such Warrants and/or Notes, as applicable, to the Warrant Agent via DTC’s DWAC system.

No Fractional Warrants

No fractional Warrants will be delivered by us upon the exercise of a Right. If the exercise of a Right would result in the delivery of a fractional Warrant, the number of Warrants will be rounded down to the nearest whole number.

Maintenance of Registration Statement

We have agreed to use our commercially reasonable efforts to keep a registration statement effective covering the issuance of the Common Stock issuable upon the exercise of the Warrants. If the registration statement ceases to be effective for any reason at the time of exercise of any Warrants, holders will be able to exercise their Warrants only on a net share settlement basis in return for no consideration other than the Warrants themselves pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9).

No Rights as Stockholders

The holders of unexercised Warrants are not entitled to any of the rights to which the holders of our outstanding shares of Common Stock are entitled and, as such, are not entitled to receive notice of, or to vote at, any meeting, to consent, to receive notice of any other proceedings of the Company or to exercise any other rights whatsoever as our stockholders.

Transferability of Warrants

The Warrants will, subject to any applicable federal, state, or foreign securities law restrictions, be transferable, and we have applied to list the Warrants for trading on the NASDAQ Global Select Market. We cannot provide you with any assurances as to the liquidity of or the trading market for the Warrants.

Adjustments

Pursuant to the terms of the Warrants, the number of shares of our Common Stock issuable upon exercise of each Warrant, referred to as the “warrant shares,” and the warrant exercise price will be adjusted upon occurrence of certain events as follows:

•	In the case of stock splits, subdivisions, reclassifications or combinations of Common Stock. If we declare and pay a dividend or make a distribution on our Common Stock in shares of our Common Stock, subdivide or reclassify the outstanding shares of our Common Stock into a greater number of shares, or combine or reclassify the outstanding shares of our Common Stock into a smaller number of shares, then the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a Warrant after such date will be entitled to purchase the number of shares of our Common Stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such Warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

•

In the case of other distributions. If we fix a record date for making a distribution to all holders of our Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our Common Stock and other dividends or distributions referred to in the preceding bullet point), then the exercise price in effect prior to such record date will be reduced immediately thereafter or at such later date as our board of directors may determine for purposes of determination of the fair market value of the distribution (but in any event not later than 10 business days after the first date on which our Common Stock trades regular way on the principal national securities exchange on which our Common Stock is listed or admitted to trading without the right to receive such distribution) to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our Common Stock on the last trading day preceding the first date on which our Common Stock trades regular way on the principal national securities exchange on which our Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our Common Stock divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares issuable upon exercise of a Warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

•	In the case of a pro rata repurchase of Common Stock. A “pro rata repurchase” is defined as any purchase of shares of our Common Stock by us or any of our affiliates pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our Common Stock. If we effect a pro rata repurchase of our Common Stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of our Common Stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our Common Stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our Common Stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our Common Stock so repurchased and (ii) the market price per share of our Common Stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to the adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a Warrant will be made pursuant to this adjustment provision. The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer that is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

•	Business combinations. In case of any merger, consolidation, statutory share exchange, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or similar transaction that requires the approval of the Company’s stockholders (collectively, a “Business Combination”), the right of a holder of a Warrant to receive shares of Common Stock upon exercise of a Warrant shall be converted into the right to exercise such Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination) upon exercise of such Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon closing of such Business Combination or reclassification.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular quarterly cash dividend on shares of our Common Stock out of surplus or net profits legally available.

“market price” means, with respect to a particular security, on any date of determination, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the NASDAQ Global Select Market or if not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by us for that purpose. “Market Price” will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the market price per share of Common Stock will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by us for this purpose; provided that if any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination; and further provided that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the closing price for conversion of such currency into U.S. dollars quoted by Bloomberg on such exercise date. For the purposes of determining the market price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on the NASDAQ Global Select Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Warrant Amendment

The consent of the holders of a majority of the then outstanding Warrants will be required for any amendment or supplement of the Warrant Agreement, except that the Company may, without the consent of the holders of the Warrants, make any changes or corrections in the Warrant Agreement that are required to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision therein or to add to the covenants and agreements of the Company for the benefit of the holders, or surrender any rights or power reserved to or conferred upon the Company in the Warrant Agreement or the Unit Warrants; provided that, any such changes or corrections do not adversely affect the interests of Holders of then outstanding Warrants in any material respect as determined by the Company. Any amendment pursuant to which the exercise price would be increased, the number of shares of Common Stock issuable upon exercise of the Warrants would be decreased, the expiration date would be made to occur sooner or any adverse change would be made to the adjustment provisions of the Warrant Agreement (in each case, other than pursuant to adjustments provided for in the Warrant Agreement), however, will require the consent of each holder of the Warrants affected.

Warrant Agent

Computershare Inc. and Computershare Trust Company, N.A., collectively, will be the Warrant Agent.

Governing Law

The Warrant Agreement and the Warrants will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The descriptions set forth below of the common stock and preferred stock (as hereinafter described) constitute brief summaries of certain provisions of Sears’s Restated Certificate of Incorporation, as amended, referred to in this section as its “Charter,” and its Amended and Restated By-Laws, as amended, referred to in this section as its “Bylaws,” and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Information Incorporated by Reference” for information on how to obtain copies of these documents. In this section, when we refer to the “Company,” “Sears,” “we,” “our,” or “us,” we are referring to Sears Holdings Corporation and none of its subsidiaries.

Sears’s authorized capital stock consisted of 500,000,000 shares of common stock of $.01 par value per share, of which 106,482,832 shares were issued and outstanding as of the date of this prospectus supplement, and 20,000,000 shares of preferred stock of $.01 par value per share, of which no shares were issued and outstanding as of the date of this prospectus supplement. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote.

Common Stock

Holders of Sears common stock are entitled to receive dividends when, as and if declared by Sears’ board of directors out of funds legally available for payment, subject to the rights of holders of Sears preferred stock.

Each holder of Sears common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock if and when issued and subject to applicable law, all voting rights are vested in the holders of shares of Sears common stock. Holders of shares of Sears common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Sears, the holders of Sears common stock will be entitled to share equally in any of the assets available for distribution after Sears has paid in full all of its debts and after the holders of all series of Sears’ outstanding preferred stock have received their liquidation preferences in full.

The issued and outstanding shares of Sears common stock are fully paid and nonassessable. Holders of shares of Sears common stock are not entitled to preemptive rights. Shares of Sears common stock are not convertible into shares of any other class of capital stock. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except for any stockholder approval required by the NASDAQ.

Computershare Inc. is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes our Board, without further stockholder action and upon the affirmative vote of 66 2/3% of the directors then in office, to provide for the issuance of up to 20,000,000 shares of preferred stock in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of each series.

The particular terms of any series of preferred stock that we offer will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock. The summary in this prospectus supplement is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

Each prospectus supplement may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that such prospectus supplement covers.

Dividend Rights. The preferred stock will be preferred, to the extent of the preference to which such preferred stock is entitled, over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock, to the extent of the preference to which such preferred stock is entitled, will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods (unless otherwise set forth in the applicable prospectus supplement). We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.

Rights upon Liquidation. The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.

Conversion, Redemption or Exchange Rights. Except as indicated in the applicable prospectus supplement, the shares of a series of preferred stock will not be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security.

Voting Rights. Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

Our directors are elected annually. Our Bylaws provide that each director is elected by the affirmative vote of a plurality of the votes cast with respect to that director’s election. Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. Our Charter and Bylaws do not prohibit stockholder actions taken by written consent.

Stockholder Proposals and Nominations

Our Bylaws provide that in order for a stockholder to nominate candidates for election to our board of directors at any annual or any special stockholders’ meeting at which the board of directors has determined that directors will be elected, timely written notice must be given to our corporate secretary before the meeting. Similarly, in order for a stockholder to propose business to be brought before any annual stockholders’ meeting, timely written notice must be given to our corporate secretary before the annual meeting. To be timely, notice in writing of stockholder nominations or proposals to be made at annual stockholders meetings must be delivered to our corporate secretary not later than 90 days in advance of the meeting. However, if the meeting is not held within eight days of the date set forth in the Bylaws and if less than 100 days’ notice or public disclosure of the date of the meeting is given to stockholders, then such notice by a stockholder must not be later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given to stockholders. For proposals to be made at special meetings to be timely notice in writing must be delivered to our corporate secretary not later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given to stockholders. A stockholder’s notice to us for the proposal of business to be brought before annual or special meetings must set forth the name and address of the stockholder, a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business. A notice to us for the nomination of candidates for election of directors must set forth the name and address of the stockholder, the name, age and business address of each nominee proposed in the notice, such other information concerning each nominee as must be disclosed in proxy solicitations, and written consent of each nominee to serve as a director if so elected. In addition, our Bylaws provide that only the Board can call special meetings of stockholders. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders.

Delaware Law

Under certain circumstances, Section 203 of the General Corporation Law of the State of Delaware limits the ability of an interested stockholder (defined as a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of the applicable corporation’s common stock) to effect various business combinations with a publicly held Delaware corporation for a three-year period following the time that such stockholder becomes an interested stockholder. Under our Charter, Section 203 does not apply to us.

Certain Effects of Authorized But Unissued Stock

Our authorized but unissued shares of common stock and preferred stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

The issuance of preferred stock could have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount available for distribution to holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.

We plan to issue additional shares of common stock in connection with our employee benefit plans.

Limitations on Directors’ Liability

Our Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company, and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Charter provides that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

BOOK-ENTRY; DELIVERY AND FORM

DTC has advised us that it is:

1.	a limited purpose trust company organized under the laws of the State of New York;

2.	a member of the Federal Reserve System;

3.	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

4.	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, which may include banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. Once the global security is deposited with DTC, DTC will credit, on its book-entry registration and transfer system, the Notes represented by such global security to the accounts of participants. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global security for all purposes under the Indenture and the Notes. An owner of a beneficial interest in a global security will be able to transfer that interest only in accordance with the applicable procedures of DTC and the provisions of the Indenture. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Notes

The Notes will be issued in registered form only and will be (i) represented by one or more permanent global certificates deposited with the trustee as custodian for DTC or (ii) for record holders of Common Stock, either (A) represented by one or more certificates in the name under which each such record holders holds our Common Stock or (B) in uncertificated book-entry form, record of which will be maintained by the Notes registrar.

Each global certificate will be deposited with the trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC. You will hold your beneficial interests in the global certificate directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC.

Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have Notes represented by the global security registered in your name and will not be considered to be the owner or holder of any Notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments in respect of the Notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. We expect that DTC or its nominee, upon receipt of any payment of dividends or distributions, if any, will credit participants’ accounts in amounts proportionate to their respective beneficial interests in the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any Note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the Notes as to which such participant or participants has or have given such direction.

If DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency (and in either such case we fail to appoint a successor depositary) and we do not appoint a successor depository within 90 days, the Notes represented by the global security will be transferred to each beneficial holder thereof in definitive form.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee have or will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

The Notes registrar will register the transfer or exchange of Notes held in book-entry form when presented with written instruction, executed by the holder of the Notes or his or her authorized attorney, in a form reasonably satisfactory to the Notes registrar as provided in the Indenture.

Warrants

The Warrants will be issued in registered form only and will be (i) represented by one or more permanent global certificates deposited with the Warrant Agent as custodian for DTC or (ii) for record holders of Common Stock, in uncertificated book-entry form, record of which will be maintained by the Warrant Agent.

The global Warrant will be deposited with the Warrant Agent as custodian for DTC and registered in the name of DTC or nominee of DTC. You will hold your beneficial interests in the global warrant directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have Warrants represented by the global security registered in your name and will not be considered to be the owner or holder of any Warrants under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make adjustments as described in “—Adjustments” above pursuant to the terms of the Warrant Agreement, on the Warrants represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. We expect that DTC or its nominee, upon receipt of a certificate describing any adjustment in exercise price or number shares, will credit participants’ accounts in amounts proportionate to their respective beneficial interests in the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any Warrant or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

DTC has advised us that it will take any action permitted to be taken by a holder of Warrants only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the Warrants as to which such participant or participants has or have given such direction.

If DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency (and in either such case we fail to appoint a successor depositary) and we do not appoint a successor depository within 90 days, the Warrants represented by the global security will be transferred to each beneficial holder thereof in definitive form.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Warrant Agent have or will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

The Warrant Agent will register the transfer or exchange of Warrants held in book-entry form when presented with written instruction, executed by the holder of Warrants or his authorized attorney, in a form reasonably satisfactory to the Warrant Agent as provided in the Warrant Agreement.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The principal terms of our material indebtedness are described below.

Domestic Credit Agreement

On April 8, 2011, Sears Roebuck Acceptance Corp., Kmart Corporation (together with SRAC, the “Borrowers”) and Sears Holdings entered into an amended credit agreement (the “Domestic Credit Agreement”). The Domestic Credit Agreement provides for a $3.275 billion asset-based revolving credit facility (the “Revolving Facility”) with a $1.5 billion letter of credit sub-limit. On October 2, 2013, Sears Holdings and the Borrowers entered into a First Amendment (the “Amendment”) to the Domestic Credit Agreement with a syndicate of lenders. Pursuant to the Amendment, the Borrowers borrowed $1.0 billion under a senior secured term loan facility (the “Term Loan”).

Advances under the Revolving Facility bear interest at a rate equal to, at the election of the Borrowers, either the London Interbank Offered Rate (“LIBOR”) or a base rate, in either case plus an applicable margin. The Revolving Facility’s interest rates for LIBOR-based borrowings vary based on leverage in the range of LIBOR plus 2.0% to 2.5%. Interest rates for base rate-based borrowings vary based on leverage in the range of the applicable base rate plus 1.0% to 1.5%. Commitment fees are in a range of 0.375% to 0.625% based on usage. The Revolving Facility is in place as a funding source for general corporate purposes and is secured by a first lien on our domestic inventory and credit card and pharmacy receivables, and is subject to a borrowing base formula to determine availability. The Domestic Credit Agreement permits aggregate second lien indebtedness of up to $2.0 billion, of which $1.2 billion in second lien notes were outstanding at August 2, 2014, resulting in $760 million of permitted second lien indebtedness, subject to limitations imposed by a borrowing base requirement under the indenture that governs the Secured Notes (as defined below). The Revolving Facility is expected to expire in April 2016.

The Term Loan bears interest at a rate equal to, at the election of the Borrowers, either LIBOR (subject to a 1.00% LIBOR floor) or a base rate, plus an applicable margin for LIBOR loans of 4.50% and for base rate loans of 3.50%. Beginning February 2, 2014, the Borrowers are required to repay the Term Loan in quarterly installments of $2.5 million, with the remainder of the Term Loan maturing June 30, 2018. Beginning with the fiscal year ending on or about January 31, 2015, the Borrowers are also required to make certain mandatory repayments of the Term Loan from excess cash flow (as defined in the Domestic Credit Agreement). The Term Loan may be prepaid in whole or part without penalty. The Term Loan is secured by the same collateral as the Revolving Facility on a pari passu basis with the Revolving Facility, and is guaranteed by the same subsidiaries of Sears Holdings that guarantee the Revolving Facility.

The Domestic Credit Agreement limits our ability to make restricted payments, including dividends and share repurchases, subject to specified exceptions. These include exceptions that require that projected availability under the Revolving Facility, is at least 15% and an exception that requires that the restricted payment is funded from cash on hand or from the proceeds of certain dividends or asset sales and not from borrowings under the credit facility. The Domestic Credit Agreement also imposes various other requirements, which take effect if availability falls below designated thresholds, including a cash dominion requirement and a requirement that the fixed charge ratio at the last day of any quarter be not less than 1.0 to 1.0. If availability were to fall below 10%, Sears Holdings would not comply with the springing fixed charge coverage ratio covenant, and the lenders under our Domestic Credit Agreement could demand immediate payment in full of all amounts outstanding and terminate their obligations thereunder.

Senior Secured Notes

In October 2010, Sears Holdings sold $1.0 billion aggregate principal amount of senior secured notes (the “Secured Notes”), which bear interest at 6 5/8% per annum and mature on October 15, 2018. Concurrent with the closing of the sale of the Secured Notes, the Company sold $250 million aggregate principal amount of Secured

Notes to the Company’s domestic pension plan in a private placement, of which approximately $110 million remains in the domestic pension plan. The Secured Notes are guaranteed by certain subsidiaries of the Company and are secured by a security interest in certain assets consisting primarily of domestic inventory and credit card receivables. The lien that secures the Secured Notes is junior in priority to the lien on such assets that secures obligations under the Domestic Credit Agreement, as well as certain other first priority lien obligations. The Company used the net proceeds of this offering to repay borrowings outstanding under a previous domestic credit agreement on the settlement date and to fund the working capital requirements of our retail businesses, capital expenditures and for general corporate purposes. The indenture under which the Secured Notes were issued contains restrictive covenants that, among other things, (1) limit the ability of Sears Holdings and certain of its domestic subsidiaries to create liens and enter into sale and leaseback transactions and (2) limit the ability of Sears Holdings to consolidate with or merge into, or sell other than for cash or lease all or substantially all of its assets to, another person. The indenture also provides for certain events of default, which, if any were to occur, would permit or require the principal and accrued and unpaid interest on all the then outstanding Secured Notes to be due and payable immediately. Generally, Sears Holdings is required to offer to repurchase all outstanding Secured Notes at a purchase price equal to 101% of the principal amount upon the occurrence of certain change of control triggering events. Moreover, if the borrowing base (as calculated pursuant to the indenture) falls below the principal amount of the Secured Notes plus the principal amount of any other indebtedness for borrowed money that is secured by liens on the collateral for the Secured Notes on the last day of any two consecutive fiscal quarters, it could trigger an obligation to repurchase notes in an amount equal to such deficiency. Sears Holdings may call the Secured Notes at a premium based on the “Treasury Rate” as defined in the indenture, plus 50 basis points.

Secured Short-Term Loan

On September 15, 2014, Sears Holdings, through Sears, Roebuck and Co., Sears Development Co., and Kmart Corporation (the “Short-Term Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into a $400 million secured short-term loan (the “Real Estate Loan”) with JPP II, LLC and JPP, LLC (together, the “Lender”), entities affiliated with ESL Investments, Inc. The Company is using the proceeds of the Real Estate Loan for general corporate purposes.

The Real Estate Loan is scheduled to mature on December 31, 2014, but as long as there is no event of default, the maturity date can be extended to February 28, 2015 at the discretion of Sears Holdings upon the payment of an extension fee equal to 0.5% of the principal amount. The Real Estate Loan has an annual base interest rate of 5%.

The Real Estate Loan is guaranteed by Sears Holdings and is secured by a first priority lien on certain identified real properties owned by the Short-Term Borrowers. In certain circumstances, the Lender may exercise its reasonable determination to substitute one or more of the properties with substitute properties. The Real Estate Loan includes customary representations and covenants, including with respect to the condition and maintenance of the real property collateral.

The Real Estate Loan has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lender may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights it might have under any of the Real Estate Loan documents (including against the collateral), and instead of the base interest rate, the Short-Term Borrowers will be required to pay a default rate equal to the greater of (i) 2.5% in excess of the base interest rate and (ii) the prime rate plus 1%. The Real Estate Loan may be prepaid in whole or in part, without penalty or premium.

Unsecured Commercial Paper

Sears Holdings borrows through the commercial paper markets from time to time.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following are the material United States federal income tax consequences relating to (i) the issuance of the Rights and (ii) the ownership and sale or other disposition of Notes, Warrants and our Common Stock. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Department of Treasury regulations (the “Treasury Regulations”) thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and conclusions reached in the following summary, and there can be no assurance that the IRS will agree with our statements and conclusions. This summary applies only to persons who hold the Rights, Notes, Warrants or our Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment ) and who acquire the Notes, Warrants or our Common Stock pursuant to the exercise of Rights or Warrants acquired pursuant to the exercise of Rights.

This summary does not discuss all aspects of federal income taxation that may be relevant to holders in light of their special circumstances or to holders subject to special tax rules, such as financial institutions, insurance companies, tax-exempt entities, regulated investment companies, real estate investment trusts, entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who hold the Rights, Notes, Warrants or our Common Stock through a partnership or other passthrough entity, persons subject to alternative minimum tax, persons holding the Notes, Warrants or our Common Stock as a part of a hedge, straddle, conversion, constructive sale or other integrated transaction, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, persons who own, have owned or are deemed to own (directly, indirectly or constructively), 5% or more of our common stock (by vote or value), “controlled foreign corporations,” or “passive foreign investment companies.” This summary also does not discuss any tax consequences arising under the United States federal estate and gift tax laws or the laws of any state, local, foreign, or other taxing jurisdiction, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

As used herein, the term “U.S. Holder” means a beneficial owner of the Rights, Notes, Warrants, or our Common Stock, as the case may be, that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

In the case of an entity treated as a partnership for U.S. federal income tax purposes that receives the Rights or that holds the Notes, Warrants or our Common Stock, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. A holder of the Rights, Notes, Warrants or our Common Stock that is a partnership or a partner in such partnership should consult its tax advisors about the U.S. federal income tax consequences of acquiring, holding, exercising and disposing of the Rights, Notes, Warrants or our Common Stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of Rights, Notes, Warrants or our Common Stock, that is not a U.S. Holder.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE RECEIPT, SALE, EXERCISE, AND EXPIRATION OF THE SUBSCRIPTION RIGHTS AND THE OWNERSHIP AND DISPOSOTION OF THE WARRANTS, NOTES AND SHARES OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Treatment of the Receipt, Exercise, Sale and Expiration of the Rights

Receipt and Exercise of the Rights

The tax treatment of the receipt of the Rights is subject to uncertainty, and alternative characterizations could apply.

Under one alternative, the receipt of a Right by a holder pursuant to this Rights Offering will not be treated as a taxable distribution with respect to such holder’s Common Stock in the Company for U.S. federal income tax purposes. Pursuant to this alternative, a holder that exercises a Right could be treated as purchasing a Unit for cash in an amount equal to the Subscription Price. If such treatment applies, the holder would have a tax basis in a Note and Warrant equal to the amount of the Subscription Price allocated to each (see below under “Issue Price of a Note and Warrant”) and a holding period in a Note and Warrant beginning the day after the exercise. A holder’s tax basis in the Warrant would be increased by the amount of any tax basis in the shares of our Common Stock allocated to the Rights, as described below under “—Sale of the Rights.” While not free from doubt, we intend to take the position that a holder exercising a Right has purchased a Unit in exchange for the Subscription Price. Although we believe that this is the proper characterization of the receipt and exercise of a Right, there may be alternative characterizations of the issuance of the Rights. Unless specifically stated to the contrary, the discussion below assumes that this alternative describes the proper characterization of the receipt and exercise of a Right.

Under another alternative, the receipt of a Right by a holder pursuant to this Rights Offering could be treated as a taxable distribution (in the amount of the fair market value of such Subscription Right other than to the extent attributable to the right to purchase the Warrant) with respect to such holder’s Common Stock in the Company for U.S. federal income tax purposes, subject to the rules discussed below under “Taxation of the Warrants—Ownership of Common Stock—Distributions” and “Tax Consequences to Non-U.S. Holders—Distributions.”

Holders are urged to consult their tax advisors regarding the proper federal income tax treatment of the Rights.

Sale of the Rights

Upon the sale of the Rights, a U.S. Holder generally should recognize short-term capital gain or loss equal to the difference between the amount realized on such sale and the U.S. Holder’s adjusted tax basis in the Right sold. A holder should generally have a zero adjusted tax basis in a Right so long as the fair market value of the Rights is less than 15% of the value of such holder’s shares of our Common Stock at the time of the distribution, unless such holder elects to allocate its basis in the shares of our Common Stock as described in the next sentence. If the fair market value of the Rights is 15% or more of the value of a holder’s shares of our Common Stock at the time of the distribution, or if a holder makes the election described in the previous sentence, then such holder’s basis in its share of our Common Stock will be allocated between such share of our Common Stock and the Rights in proportion to the fair market values of each. Holders should consult their tax advisors regarding the making of such election.

The sale of the Rights by a Non-U.S. Holder should not subject to U.S. federal income tax, except to the extent any of the exceptions described under “Tax Consequences to Non-U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes, Warrants or our Common Stock” apply.

Expiration of the Rights

No federal income tax consequences should result to a holder if a Right expires without being exercised by such holder.

Issue Price of a Note and a Warrant

The issue price of a Note depends on the issue price of a Unit. A Unit consisting of a Note and a Warrant received upon exercise of a Right should be considered an investment unit under the Treasury Regulations. The issue price of an investment unit is generally determined in the same manner as the issue price of a debt instrument. We intend to treat the issue price of the investment units based on the fair market value of the investment units on the issue date of such investment units. The issue price of the Unit would then be allocated between the Note and the Warrant that comprise the Unit based on their relative fair market values. For this reason, we anticipate that the issue price of the Note is likely to be less than the face amount of such Note. The Company’s determination of the issue price of the Notes and the allocation of the Subscription Price (see below) will be made available to holders following the Subscription Period. An issuer’s allocation of the issue price of an investment unit is binding on all holders of the investment unit unless a holder explicitly discloses a different allocation on a timely filed income tax return for the taxable year that includes the acquisition date of the investment unit.

The Subscription Price will likely differ from the fair market value of a Unit. For purposes of determining tax basis in a Note and a Warrant, we intend to allocate Subscription Price to the Note in an amount equal to the fair market value of the Note. The remaining Subscription Price would then be allocated to the Warrant.

Holders should consult their tax advisors regarding the determination of the issue price of the Units and the Notes, and the allocation of the Subscription Price for purposes of tax basis.

Tax Consequences to U.S. Holders

Interest and OID on the Notes

The Notes will have OID equal to the excess, if any, of a Note’s stated redemption price at maturity over its issue price. A Note’s stated redemption price at maturity is the sum of all payments provided by the terms of the Note, other than qualified stated interest. Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Additionally, the issue price of a Note is likely to be less that the face amount of such Note. See “Issue Price of a Note and a Warrant,” above. For these reasons, it is likely that the Notes will be issued with OID for U.S. federal income tax purposes.

A U.S. Holder is required to include any OID in respect of a Note in income on a constant yield to maturity basis over the term of the Note and in advance of the receipt of cash payments attributable to such income. The amount of OID includible in income by a U.S. Holder of Notes is the sum of the daily portions of OID with respect to the Note for each day during the taxable year or portion thereof in which such U.S. Holder holds such Note (“accrued OID”). A daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID that accrued in such period. The accrual period of a Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID allocable to any accrual period is the product of the Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period. The adjusted issue price of a Note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period and reduced by any cash payments received on the Note (other than any cash payments received as a pro rata prepayment as described below).

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a Note , U.S. Holders will recognize capital gain or loss equal to the difference between (1) the sum of cash plus the fair market value of all other property received on the disposition and (2) the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note will, in general, be the issue price of such Note to such U.S. Holder, increased by any previously accrued OID and reduced by any cash payments received on the Note The capital gain or loss is long-term capital gain or loss if, at the time of the disposition, the U.S. Holder has held the Note for more than one year.

Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, is subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Taxation of the Warrants

Basis and Holding Period

The tax basis of each Warrant acquired through exercise of a Right will equal its pro rata (based on the relative values of the Note and Warrants acquired) portion of the issue price of the Unit, as described above, increased by the amount of any tax basis in the shares of our Common Stock allocated to the Rights, as described above under “—Tax Treatment of the Receipt, Exercise, Sale and Expiration of the Rights—Sale of the Rights.” The holding period of a Warrant will generally begin at the time the Unit is purchased.

Exercise of Warrants

No gain or loss will be recognized by a holder of a Warrant upon the exercise of the Warrant.

The holding period of Common Stock acquired by a holder upon exercise of a Warrant will begin upon the exercise of the Warrant. The tax basis of Common Stock acquired upon the exercise of a Warrant will be equal to the sum of the tax basis of the Warrant and the exercise price paid for such share of Common Stock.

Sale or Exchange

Upon the sale or taxable exchange of a Warrant, the holder will recognize capital gain or loss equal to the difference between the amount realized from such sale or exchange and the holder’s adjusted tax basis in the Warrant. The resulting capital gain or loss will be long-term capital gain or loss if a U.S. Holder has held the Warrants for more than one year. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, is subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Expiration of Warrants

A holder who allows a Warrant to expire without being exercised will be treated as having disposed of the Warrant in a taxable exchange on the date of expiration. Accordingly, such a holder will recognize loss equal to the holder’s tax basis in the Warrant. The loss recognized upon expiration of the Warrant will be a capital loss and long-term capital loss if a U.S. Holder has held the Warrants for more than one year.

Deemed Dividends

A U.S. Holder of a Warrant in certain circumstances may be treated as having received a deemed distribution from us, which may result in the inclusion of ordinary dividend income. Such a deemed distribution could occur if we make certain adjustments, or fail to make certain adjustments, to the number of shares of Common Stock underlying the Warrant to be issued upon the exercise of a Warrant or to the exercise price. Any deemed distribution will be taxable as a dividend, return of capital or capital gain to the extent thereof as described below under “—Ownership of Common Stock—Distributions.” Generally, a U.S. Holder’s adjusted tax basis in a Warrant will be increased to the extent any such deemed distribution is treated as a dividend. U.S. Holders should consult their tax advisors on the impact a deemed distribution may have on their holding period in the Warrants.

Ownership of Common Stock

Distributions

A U.S. Holder that receives a distribution, including a deemed distribution, with respect to our Common Stock will be required to include the amount of such distribution in gross income as a dividend to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Stock and thereafter as a gain from the sale or exchange of such Common Stock (see “Sale or Other Taxable Disposition,” below).

Sale or Other Taxable Disposition

A U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of Common Stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the Common Stock at the time of the disposition. Any such capital gain or loss will be long-term capital gain or loss if the Common Stock has been held by the U.S. Holder for more than one year. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, is subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

We are required to furnish to the U.S. Holders of the Notes, Warrants or our Common Stock, other than exempt holders, and to the IRS, information with respect to the payments of interest (including any OID) on the Notes and dividends on our Common Stock.

A U.S. Holder may be subject to backup withholding with respect to the payments of interest (including any OID) on the Notes, dividends on our Common Stock, or with respect to proceeds received from a disposition of the Notes, our Common Stock or the Warrants. Certain U.S. Holders generally are not subject to backup withholding. Each U.S. Holder is subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder (1) fails to furnish the holder’s taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (2) furnishes an incorrect TIN; (3) is notified by the IRS that such U.S. Holder has failed to report properly payments of interest or dividends; or (4) fails to certify, under penalties of perjury, that such U.S. Holder has furnished a correct TIN and that the IRS has not notified such U.S. Holder that such U.S. Holder is subject to backup withholding. A U.S. Holder is entitled to credit any amounts withheld under the backup withholding rules against such U.S. Holder’s federal income tax liability which may entitle such U.S. Holder to a refund provided that the required information is furnished to the IRS in a timely manner.

Tax Consequences to Non-U.S. Holders

Interest and OID on the Notes

Subject to the discussions below regarding effectively connected income, backup withholding and FATCA, payments of interest (including any OID) on the Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a ‘‘controlled foreign corporation’’ with respect to which we are a ‘‘related person’’ within the meaning of the Code; and

•	Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In addition, for this exemption from U.S. federal withholding tax to apply, a Non-U.S. Holder must provide the applicable withholding agent with a properly completed and executed Form W-8BEN or W-8BEN-E, or other appropriate documentation, as provided for in Treasury regulations, certifying that it is not a U.S. person. If the Non-U.S. Holder holds the Notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent. Such holder’s agent will then be required to provide such documentation to the applicable withholding agent.

If a Non-U.S. Holder does not satisfy the above requirements, payments of interest on the Notes that is not effectively connected income (as discussed below) to such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%. Such Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the Notes is exempt from or subject to a reduced rate of U.S. federal withholding tax, provided that a properly completed and executed Form W-8BEN or W-8BEN-E claiming the exemption from or reduction in withholding is furnished to the applicable withholding agent and any other applicable procedures are complied with.

If interest recognized on a Note is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States, then such interest will not be subject to the U.S. federal withholding tax discussed above if, in the case of interest, the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed Form W-8ECI. Such interest, however, will generally be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such holder qualifies for a lower rate under an applicable income tax treaty.

Distributions

In general, any distributions we make to a Non-U.S. Holder with respect to shares of our Common Stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the Non-U.S. Holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the Non-U.S. Holder’s shares of our Common Stock and, to the extent it exceeds the adjusted basis in the Non-U.S. Holder’s shares of our Common Stock, as gain from the sale or exchange of such shares, subject to the rules discussed below under “—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes, Warrants or our Common Stock.”

Dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a Non-U.S. Holder generally will not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements.

Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes, Warrants or our Common Stock

Any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of the Notes, Warrants or our Common Stock is not subject to U.S. federal income tax unless:

•	the gain is effectively connected with the holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder); or

•	the holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.

If a Non-U.S. Holder’s gain is described in the first bullet point above, the Non-U.S. Holder will be subject to U.S. federal income tax on the net gain derived from the sale. If the Non-U.S. Holder is a corporation, then the holder may also be required to pay a branch profits tax at a 30% rate (or a lower rate as may be prescribed under an applicable United States income tax treaty). If the Non-U.S. holder is an individual described in the second bullet point above, the holder will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States.

Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules. In addition, each Non-U.S. Holder is urged to consult the holder’s tax advisor regarding the tax consequences of the acquisition, ownership and disposition of the Rights, Notes, Warrants or our Common Stock.

Backup Withholding and Information Reporting

Under certain circumstances, information reporting and/or backup withholding may apply to a Non-U.S. Holder, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or IRS Form W-8BEN-E) or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the Non-U.S. Holder on a timely basis to the IRS.

FATCA

Under legislation enacted in 2010, referred to as FATCA, withholding tax at a rate of 30% applies on U.S.-source interest and dividends and, beginning after December 31, 2016, on sales or redemption proceeds paid to (i) “foreign financial institutions” (as defined for this purpose) unless such institutions are located in a jurisdiction that has entered into an intergovernmental agreement with the United States, the institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exemptions or (ii) a foreign entity that is not a financial institution, unless such entity is located in a jurisdiction that has entered into an intergovernmental agreement with the United States, such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity (as defined for this purpose) or meets other exemptions. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing a U.S. federal income tax return (which may entail a significant administrative burden). Prospective investors should consult their tax advisers regarding the effects of FATCA.

PLAN OF DISTRIBUTION

As discussed elsewhere in this prospectus supplement, we are distributing in the Rights Offering transferable Rights at no charge to the holders as of 5:00 p.m., New York City time, on the record date of our outstanding shares of Common Stock. We are distributing one (1) Right for every 85.1872 outstanding shares of Common Stock, except that holders of Sears Holdings’ restricted stock that is unvested as of the record date are expected to receive cash awards in lieu of Rights. No fractional Rights are being distributed. Each Right will entitle the holder thereof to purchase, at the holder’s election at the Subscription Price, one (1) Unit, consisting of (a) a Note in the original principal amount of $500, and (b) 17.5994 Warrants, with each Warrant entitling the holder thereof to purchase one share of our Common Stock. We will not issue fractional Warrants. The total number of Warrants to be issued to any subscribing holder will be rounded down to the nearest whole number.

Computershare Inc. and Computershare Trust Company, N.A., collectively, is acting as the Subscription Agent for the Rights Offering under an agreement with us. On or about October 31, 2014, the Subscription Agent will distribute via first class mail copies of this prospectus supplement and the rights certificate to the registered holders as of 5:00 p.m., New York City time, on the record date of our outstanding stock (as indicated above) and DTC participants (as defined under “Book-Entry; Delivery and Form”). It is our expectation that holders of record will forward a copy of this prospectus supplement and the related subscription information and forms to those beneficial owners in adequate time to permit beneficial holders to deliver to such holders of record instructions as to the investment decisions made by the beneficial owners.

If your Rights are held in “street name” through a broker, dealer, custodian bank or other nominee, then you should deliver the forms specified by your broker, dealer, custodian bank or other nominee and payment of the aggregate Subscription Price to that record holder in accordance with their instructions. If, as of the record date, you were the record holder of shares of our Common Stock, you must properly complete your rights certificate and deliver it, along with the full Subscription Price (without any deductions for bank charges or similar fees), to the Subscription Agent before the expiration of the Subscription Period at 5:00 p.m., New York City time, on November 18, 2014. If you use the mail, we recommend that you use insured, registered mail, postage prepaid, return receipt requested. You or, if applicable, your broker, dealer, custodian bank or other nominee are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of the aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent and clearance of payment before the expiration of the Subscription Period at 5:00 p.m., New York City time, on November 18, 2014, unless such date is extended by us. For further information, see “The Rights Offering—Procedures for Exercising Rights.”

All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of Rights, must be delivered to Computershare Inc. as follows:

By first class mail:	By overnight courier:

Computershare Inc. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Computershare Inc. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please call Georgeson Inc., our Information Agent, by calling 866-695-6078 (toll free) or emailing SearsNotesandWarrantsOffer@georgeson.com.

You are responsible for all bank or similar fees and charges related to payment by personal check. If your payment is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty. If your payment is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest, following the expiration of the Subscription Period. You will not receive interest on any payments refunded to you under the Rights Offering. For further information, see “The Rights Offering—Payment Methods.” We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful. If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time, on November 18, 2014.

We have agreed to pay the Subscription Agent and the Information Agent customary fees plus certain expenses in connection with the Rights Offering. Except as described herein, we have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Rights. Except as described herein, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering. We have not entered into any agreements regarding stabilization activities with respect to our securities.

We estimate that our total expenses in connection with the Rights Offering will be approximately $3.95 million.

This prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Rights, Units, Notes and Warrants, and the Common Stock issuable upon exercise of the Warrants nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from securityholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights.

We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any Notes and Warrants you may elect to purchase by exercise of your subscription privilege in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights you will not be able to participate in the Rights Offering. We will determine the date for the delivery of the Notes and the Warrants being issued in the Rights Offering following the expiration of the Subscription Period and will announce the anticipated delivery date of the Notes and the Warrants at a later date. The Warrants and Notes may be delivered on a day that is in excess of three trading days following the expiration of the Subscription Period in the Rights Offering. By exercising your Rights, you are expressly agreeing to settle more than three trading days after the expiration of the Subscription Period under the terms of the rights certificate. Warrants issued in book-entry form directly may be exchanged for a beneficial interest in a Global Warrant Certificate at any time by instructions to the Warrant Agent in the form specified in the Unit Warrant.

LEGAL MATTERS

The validity of the Notes and Warrants issuable upon exercise of the Rights, and the validity of the Common Stock issuable upon the exercise of the Warrants, and certain other matters will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

PROSPECTUS

Sears Holdings Corporation

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

UNITS

RIGHTS

Sears Holdings Corporation (“Sears”) may offer from time to time to sell, in one or more series, any combination of the securities described in this prospectus, as well as units that include any of these securities. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. Sears’s common stock trades on the NASDAQ Stock Market (the “NASDAQ”) under the symbol “SHLD.” On October 17, 2014, the last reported sale price of the shares of our common stock on the NASDAQ was $28.41.

Each time we or selling securityholders offer securities using this prospectus, a supplement to this prospectus will provide specific terms and offering prices. The prospectus supplements may also add, update or change the information in this prospectus and will also describe the specific manner the securities will be offered. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.

We or any selling securityholder named in a prospectus supplement may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The principal executive offices of Sears are located at 3333 Beverly Road, Hoffman Estates, IL 60179, and our telephone number at that location is (847) 286-2500.

We discuss risk factors relating to our Company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 30, 2014.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that Sears filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, an indeterminate amount of any combination of its securities described in this prospectus may be sold in one or more offerings from time to time. This prospectus provides you with a general description of the securities offered, which is not meant to be a complete description of each security. Each time that securities are offered, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and if in a secondary offering, the identification of any selling securityholder. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of Sears for a specific offering of securities, together with additional information described under “Where You Can Find More Information” on page 2 of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any such prospectus supplement or other offering material. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus, any prospectus supplement and any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge on the Internet at the SEC’s EDGAR website at www.sec.gov.

Unless indicated otherwise, as used in this prospectus, the terms “Sears,” “we,” “us,” “our,” “ourselves” or the “Company” refer to Sears Holdings Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available without charge on the Internet at the SEC’s EDGAR website at www.sec.gov or from our website at www.searsholdings.com. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.

Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the NASDAQ, 165 Broadway, New York, New York 10006. Information about us is also available at our website at www.searsholdings.com. Our website and the information contained on it are not part of this prospectus.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC by us. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Sears’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, filed with the SEC on March 18, 2014;

•	Sears’s Definitive Proxy Statement for Sears’s 2014 Annual Meeting of Stockholders, filed with the SEC on March 19, 2014;

•	Sears’s Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2014, filed with the SEC on May 22, 2014;

•	Sears’s Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2014, filed with the SEC on August 21, 2014;

•	Sears’s Current Reports on Form 8-K filed with the SEC on February 27, 2014 (except for Item 2.02 and Exhibit 99.1), March 17, 2014, April 3, 2014, April 8, 2014 (except as revised on October 20, 2014), May 2, 2014, May 7, 2014, September 15, 2014, October 2, 2014, October 7, 2014, October 10, 2014, October 15, 2014, October 16, 2014 and October 20, 2014; and

•	Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until we sell all of the securities being registered by the registration statement of which this prospectus forms a part.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, IL 60179

Telephone: (847) 286-2500

Attention: Public Affairs

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated herein by reference, may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “forecast,” “is likely to” and similar expressions or future or conditional verbs such as “will,” “may” and “could” are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement our integrated retail strategy to transform our business; our ability to successfully manage our inventory levels; initiatives to improve our liquidity through inventory management and other actions; competitive conditions in the retail and related services industries; worldwide economic conditions and business uncertainty, including the availability of consumer and commercial credit, changes in consumer confidence and spending, the impact of rising fuel prices, and changes in vendor relationships; vendors’ lack of willingness to provide acceptable payment terms or otherwise restricting financing to purchase inventory or services; possible limits on our access to our domestic credit facility, which is subject to a borrowing base limitation and a springing fixed charge coverage ratio covenant, capital markets and other financing sources, including additional second lien financings, with respect to which we do not have commitments from lenders; our ability to successfully achieve our plans to generate liquidity through potential transactions or otherwise; potential liabilities in connection with the separation of Lands’ End, Inc.; our extensive reliance on computer systems, including legacy systems, to implement our integrated retail strategy, process transactions, summarize results, maintain customer, member, associate and Company data, and otherwise manage our business, which may be subject to disruptions or security breaches; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; our dependence on sources outside the United States for significant amounts of our merchandise; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business and the transfer of significant internal historical knowledge to such parties; impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other associates; our ability to protect or preserve the image of our brands; the outcome of pending and/or future legal proceedings, including product liability and qui tam claims and proceedings with respect to which the parties have reached a preliminary settlement; and the timing and amount of required pension plan funding.

While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

THE COMPANY

Sears Holdings Corporation is the parent company of Kmart Holding Corporation (“Kmart”) and Sears, Roebuck and Co. (“Roebuck”). Sears was formed as a Delaware corporation in 2004 in connection with the merger of Kmart and Roebuck on March 24, 2005. Sears Holdings Corporation has no independent assets or operations, other than its interests in its subsidiaries. Common stock of Sears is publicly traded under the symbol “SHLD” on the NASDAQ.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. No shares of our preferred stock were outstanding during the periods indicated in the table below. Therefore, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods indicated in the table below.

	26 Weeks Ended 8/2/14	52 Weeks Ended 2/1/14	53 Weeks Ended 2/2/13	52 Weeks Ended 1/28/12	52 Weeks Ended 1/29/11	52 Weeks Ended 1/30/10
Ratio of earnings to fixed charges(1)	(1.69)x	(1.44)x	(1.13)x	(2.48)x	1.30x	1.81x

(1)	Total available income/loss from continuing operations (before income taxes and capitalized interest, but after preferred stock dividend) was not sufficient to cover combined fixed charges and preferred stock for the 26 weeks ended August 2, 2014, the 52 weeks ended February 1, 2014, the 53 weeks ended February 2, 2013, and the 52 weeks ended January 28, 2012 by $1.0 billion, $1.2 billion, $1.1 billion and $1.8 billion, respectively.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, units and subscription rights that may be offered and sold from time to time pursuant to this registration statement. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

In this section entitled “Description of Capital Stock,” when we refer to the “Company,” “Sears,” “we,” “our,” or “us,” we are referring to Sears Holdings Corporation and none of its subsidiaries. Sears’s authorized capital stock consisted of 500,000,000 shares of common stock of $.01 par value per share, of which 106,484,024 shares were issued and outstanding as of October 17, 2014, and 20,000,000 shares of preferred stock of $.01 par value per share, of which no shares were issued and outstanding as of the date hereof. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote. The descriptions set forth below of the common stock and preferred stock (as hereinafter described) constitute brief summaries of certain provisions of Sears’s Restated Certificate of Incorporation, as amended, referred to in this section as its “Charter,” and its Amended and Restated By-Laws, as amended, referred to in this section as its “Bylaws,” and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain copies of these documents.

Common Stock

Holders of Sears common stock are entitled to receive dividends when, as and if declared by Sears’s board of directors out of funds legally available for payment, subject to the rights of holders of Sears preferred stock.

Each holder of Sears common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock if and when issued and subject to applicable law, all voting rights are vested in the holders of shares of Sears common stock. Holders of shares of Sears common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Sears, the holders of Sears common stock will be entitled to share equally in any of the assets available for distribution after Sears has paid in full all of its debts and after the holders of all series of Sears’s outstanding preferred stock have received their liquidation preferences in full.

The issued and outstanding shares of Sears common stock are fully paid and nonassessable. Holders of shares of Sears common stock are not entitled to preemptive rights. Shares of Sears common stock are not convertible into shares of any other class of capital stock. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except for any stockholder approval required by the NASDAQ.

Computershare is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes our Board, without further stockholder action and upon the affirmative vote of 66 2⁄3% of the directors then in office, to provide for the issuance of up to 20,000,000 shares of preferred stock in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of each series.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

Each prospectus supplement may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that such prospectus supplement covers.

Dividend Rights. The preferred stock will be preferred, to the extent of the preference to which such preferred stock is entitled, over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock, to the extent of the preference to which such preferred stock is entitled, will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods (unless otherwise set forth in the applicable prospectus supplement). We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.

Rights upon Liquidation. The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.

Conversion, Redemption or Exchange Rights. Except as indicated in the applicable prospectus supplement, the shares of a series of preferred stock will not be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security.

Voting Rights. Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

Our directors are elected annually. Our Bylaws provide that each director is elected by the affirmative vote of a plurality of the votes cast with respect to that director’s election. Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. Our Charter and Bylaws do not prohibit stockholder actions taken by written consent.

Stockholder Proposals and Nominations

Our Bylaws provide that in order for a stockholder to nominate candidates for election to our board of directors at any annual or any special stockholders’ meeting at which the board of directors has determined that directors will be elected, timely written notice must be given to our corporate secretary before the meeting. Similarly, in order for a stockholder to propose business to be brought before any annual stockholders’ meeting, timely written notice must be given to our corporate secretary before the annual meeting. To be timely, notice in writing of stockholder nominations or proposals to be made at annual stockholders meetings must be delivered to our corporate secretary not later than 90 days in advance of the meeting. However, if the meeting is not held within eight days of the date set forth in the Bylaws and if less than 100 days’ notice or public disclosure of the date of the meeting is given to stockholders, then such notice by a stockholder must not be later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given to stockholders. For proposals to be made at special meetings to be timely, notice in writing must be delivered to our corporate secretary not later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given to stockholders.

A stockholder’s notice to us for the proposal of business to be brought before annual or special meetings must set forth the name and address of the stockholder, a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business. A notice to us for the nomination of candidates for election of directors must set forth the name and address of the stockholder, the name, age and business address of each nominee proposed in the notice, such other information concerning each nominee as must be disclosed in proxy solicitations, and written consent of each nominee to serve as a director if so elected. In addition, our Bylaws provide that only the Board can call special meetings of stockholders. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders.

Delaware Law

Under certain circumstances, Section 203 of the General Corporation Law of the State of Delaware limits the ability of an interested stockholder (defined as a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of the applicable corporation’s common stock) to effect various business combinations with a publicly held Delaware corporation for a three-year period following the time that such stockholder becomes an interested stockholder. Under our Charter, Section 203 does not apply to us.

Certain Effects of Authorized But Unissued Stock

Our authorized but unissued shares of common stock and preferred stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

The issuance of preferred stock could have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount available for distribution to holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.

We plan to issue additional shares of common stock in connection with our employee benefit plans.

Limitations on Directors’ Liability

Our Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company, and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Charter provides that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

DESCRIPTION OF DEPOSITARY SHARES

In this section entitled “Description of Depositary Shares,” when we refer to the “Company,” “we,” “our,” or “us,” we are referring to Sears Holdings Corporation and none of its subsidiaries. The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the Deposit Agreement and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. You should read these documents as they, and not this description, define the rights of holders of depositary shares. Forms of these documents will be filed with the SEC by means of a post-effective amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.

General

If the Company elects to offer fractional interests in shares of preferred stock, it will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever the Company redeems shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

Amendments

The Company and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

The Company may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF DEBT SECURITIES

In this section entitled “Description of Debt Securities,” when we refer to the “Company,” “Sears,” “we,” “our,” or “us,” we are referring to Sears Holdings Corporation and none of its subsidiaries. As used in this “Description of Debt Securities” section of the prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that Sears may issue from time to time. Sears may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible or non-convertible. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in one or more series under an indenture to be entered into between Sears and Wilmington Trust, National Association, as trustee, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable indenture supplement or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable indenture supplement or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Sears expects most debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The debt securities and the indentures under which the debt securities are issued will be governed by and construed in accordance with the law of the State of New York.

We anticipate appointing Wilmington Trust, National Association as the trustee under the indentures under which any of the debt securities would be issued. We anticipate that the respective trustee under the indentures with respect to any series of debt securities will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to such debt securities. Wilmington Trust, National Association is currently the trustee under our existing indenture, dated as of October 12, 2010, by and between Sears, certain of our subsidiaries party thereto as guarantors and Wilmington Trust, National Association (as successor to Wells Fargo Bank, National Association), as trustee, having become the trustee through the execution of an Instrument of Resignation, Appointment, and Acceptance, dated as of June 25, 2014, by and among Sears Holdings Corporation, Wilmington Trust, National Association, and Wells Fargo Bank, National Association. Wilmington Trust, National Association and its affiliates may in the future provide trustee, custodial and other services to Sears and its subsidiaries in the ordinary course of their respective businesses. There may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities under an indenture, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the applicable indenture.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•	any optional redemption provisions, which would allow the Company to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate the Company to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at the election of the Company or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

DESCRIPTION OF WARRANTS

General

Sears may issue stock warrants for the purchase of preferred stock or common stock or debt warrants for the purchase of debt securities.

The warrants will be issued under warrant agreements to be entered into between Sears and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant will be filed as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Stock Warrants

General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which, and the manner in which, such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	call provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	information relating to any preferred stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash or other securities such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

Debt Warrants

General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which, and the manner in which, such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The Company may issue stock purchase contracts, representing contracts obligating holders to purchase from Sears, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, consisting of a stock purchase contract and either debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Sears may issue units consisting of our common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts or any combination of such securities. The applicable prospectus supplement will describe the terms of any units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such units will be issued.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, Sears may issue rights to purchase the securities offered in this prospectus to its existing stockholders, and such rights may or may not be issued for consideration. If applicable, the applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

PLAN OF DISTRIBUTION

Sears and/or or the selling securityholders, if applicable, may sell the securities being offered hereby in one or more of the following ways (or in any combination) from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

Sears may also distribute the subscription rights directly to its stockholders.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions, or commissions.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of securities offered under this prospectus may be “underwriters” as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

Sears and/or or the selling securityholders, if applicable, may have agreements with the underwriters, dealers, and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those liabilities.

If the applicable prospectus supplement indicates, Sears and/or or the selling securityholders, if applicable, may authorize dealers or agents to solicit offers by certain institutions to purchase debt securities pursuant to contracts that provide for payment and delivery on a future date. Sears and/or or the selling securityholders, if applicable, must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

An institutional purchaser’s obligation under the contract will be subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.

In general, the securities, other than common stock, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the issued securities or any other securities the prices of which may be used to determine payments on the securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus and any prospectus supplement through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus and any prospectus supplement. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder, will be identified in a prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereunder.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wachtell, Lipton, Rosen & Katz. Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Sears Holding Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and includes an explanatory paragraph referring to the completed spin-off of Orchard Supply Hardware Stores Corporation during 2011 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

SEARS HOLDINGS CORPORATION

Transferable Rights to Purchase 1,250,000 Units of

$625 Million Aggregate Principal Amount of 8% Senior Unsecured Notes Due 2019 and

Warrants to Purchase 21,999,296 Shares of Common Stock

Issuable Upon Exercise of Rights to Subscribe for Such Units

PROSPECTUS SUPPLEMENT

October 30, 2014